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Filed pursuant to Rule 424(b)(5)
Registration No. 333-225370

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, Dated September 17, 2018

Preliminary Prospectus Supplement (To Prospectus Dated June 1, 2018)

$300,000,000

American Depositary Shares
Representing                   Ordinary Shares

$              Per ADS

We are offering $300,000,000 of American Depositary Shares, or the ADSs. Each ADS represents one ordinary share with a nominal value of €0.10 per share.

The ADSs are listed on the Nasdaq Global Select Market under the symbol "ARGX." On September 14, 2018, the last reported sale price of the ADSs was $93.78 per ADS.

Our ordinary shares are listed on Euronext Brussels under the symbol "ARGX." On September 14, 2018, the last reported sale price of our ordinary shares on Euronext Brussels was €81.80 per share, equivalent to a price of $95.62 per share, based on an exchange rate of $1.1689 to €1.00.

Investing in the ADSs involves risk. See "Risk Factors" beginning on page S-15.

We are an "emerging growth company" under the applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements for this prospectus and future filings. See "Prospectus Summary—Implications of Being an Emerging Growth Company."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to argenx SE	$	$

(1)
We refer you to "Underwriters" beginning on page S-103 of this prospectus supplement for additional information regarding total underwriter compensation.

We intend the grant the underwriters an option to purchase up to an additional $45,000,000 of ADSs at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement. See "Underwriters" for more information.

The underwriters expect to deliver the ADSs against payment on or about September      , 2018.

Joint Book-Running Managers

MORGAN STANLEY	COWEN	EVERCORE ISI

Co-Managers

KEMPEN	NOMURA

The date of this prospectus supplement is                  , 2018.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act utilizing a "shelf" registration process.

        This prospectus supplement adds to and updates information contained in and incorporated by reference into the accompanying prospectus dated June 1, 2018 relating to our ordinary shares and ADSs. Neither we nor the underwriters have authorized any person to provide you with information different from that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf or to which we may have referred you in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. This prospectus supplement and the accompanying prospectus are not an offer to sell, nor are they seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in, or incorporated by reference into this prospectus supplement or the accompanying prospectus speaks only as of the date of the prospectus supplement or the accompanying prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or of any sale of the securities offered hereby. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        This prospectus supplement and the accompanying prospectus contain or incorporate by reference market data and industry forecasts that were obtained from third parties and industry publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus supplement and the accompanying prospectus is generally reliable, such information is inherently imprecise.

        No action is being taken in any jurisdiction outside the United States to permit a public offering of the ADSs or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of the prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

        The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        We own various trademark registrations and applications, and unregistered trademarks, including SIMPLE Antibody™, NHance®, ABDEG™ and our corporate logo and are authorized to use POTELLIGENT® by Kyowa Hakko Kirin Co. Ltd. We have a U.S. trademark registration for the arGEN-X name and a European Community Trademark for the stylized arGEN-X name. The name is also the subject of a number of domain name registrations. All other trade names, trademarks and service marks of other companies appearing in this prospectus supplement and the accompanying prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus supplement or the accompanying prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies' trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

        Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, the words "argenx," "ARGX," "we," "us," "our," "the company," "our company" or similar references refer to argenx SE and its consolidated subsidiaries.

        Unless otherwise indicated, all references to "U.S. dollars," "USD," "dollars," "US$" and "$" in this prospectus supplement are to the lawful currency of the United States of America and references to "Euro," "EUR," and "€" are to the lawful currency of the Netherlands.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management's beliefs and assumptions and on information currently available to our management. All statements other than present and historical facts and conditions contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, the words "anticipate," "believe," "can," "could," "estimate," "expect," "intend," "is designed to," "may," "might," "will," "plan," "potential," "predict," "objective," "should," or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

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  the initiation, timing, progress and results of clinical trials of our product candidates, including statements regarding when results of the trials will be made public;

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  the potential attributes and benefits of our product candidates and their competitive position with respect to other alternative treatments;

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  our ability to advance product candidates into, and successfully complete, clinical trials;

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  our plans related to the commercialization of our product candidates, if approved;

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  the anticipated pricing and reimbursement of our product candidates, if approved;

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  our regulatory strategy and the timing or likelihood of regulatory filings and approvals for any product candidates;

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  our ability to establish sales, marketing and distribution capabilities for any of our product candidates that achieve regulatory approval;

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  our ability to establish and maintain manufacturing arrangements for our product candidates;

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  the scope and duration of protection we are able to establish and maintain for intellectual property rights covering our product candidates, platform and technology;

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  our plans regarding, and consequences of, our restructuring and potential redomiciliation;

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  our estimates regarding expenses, future revenues, capital requirements and our needs for additional financing;

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  the rate and degree of market acceptance of our product candidates, if approved;

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  the potential benefits of our current collaborations;

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  our plans and ability to enter into collaborations for additional programs or product candidates;

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  the impact of government laws and regulations on our business;

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  our expectations regarding the use of proceeds from this offering; and

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  other risks and uncertainties, including those listed under the section titled "Risk Factors" in this prospectus supplement and the accompanying prospectus, and under the section titled "Item 3.D.—Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2017.

        You should refer to the section titled "Risk Factors" in this prospectus supplement and the accompanying prospectus, and the section titled "Item 3.D.—Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2017 for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

        You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

        Information regarding market and industry statistics contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, is included based on information available to us that we believe is accurate. Forecasts and other forward looking information obtained from this available information is subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in the prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein. It may not contain all of the information that you should consider in making your investment decision. Before investing in the ADSs, you should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any related free writing prospectus carefully for a more complete understanding of our business and this offering, including our consolidated financial statements, and the sections entitled "Risk Factors" and "Operating and Financial Review and Prospects" incorporated by reference in this prospectus supplement and the accompanying prospectus.

 COMPANY OVERVIEW

        We are a clinical-stage biotechnology company developing a deep pipeline of differentiated antibody-based therapies for the treatment of severe autoimmune diseases and cancer. Utilizing our suite of technologies, we are focused on developing product candidates with the potential to be either first-in-class against novel targets or best-in-class against known, but complex, targets in order to treat diseases with a significant unmet medical need. Our SIMPLE Antibody Platform, based on the powerful llama immune system, allows us to exploit novel and complex targets, and our three antibody Fc engineering technologies are designed to enable us to expand the therapeutic index of our product candidates. Together with our antibody discovery and development expertise, this suite of technologies has enabled our pipeline of eight product candidates. Two of our product candidates are in Phase 2 and Phase 3 trials for multiple indications, one of which has achieved clinical proof-of-concept in two indications and is in Phase 3 clinical development for the first indication.

        The following table summarizes key information on our product candidate portfolio as of the date of this prospectus supplement:

        In September 2018, we announced chronic inflammatory demyelinating polyneuropathy, or CIDP, as the fourth potential indication for efgartigimod. We intend to initiate a Phase 2 proof-of-concept trial of efgartigimod (IV) in CIDP in the first half of 2019.

Overview of Chronic Inflammatory Demyelinating Polyneuropathy

        CIDP is a chronic autoimmune disorder of peripheral nerves and nerve roots caused by an autoimmune-mediated destruction of the myelin sheath, or myelin producing cells, insulating the axon of the nerves and enabling speed of signal transduction. The cause of CIDP is unknown, but abnormalities in both cellular and humoral immunity have been shown. CIDP is a chronic and progressive disease: onset and progression occur over at least eight weeks in contrast with the more acute Guillain-Barré-syndrome. Demyelination and axonal damage in CIDP lead to loss of sensory and/or motor neuron function, which can lead to weakness, sensory loss, imbalance and/or pain. CIDP affects approximately 16,000 patients in the United States.

Limitations of Current CIDP Treatments

        Most CIDP patients require treatment and intravenous immunoglobulin, or IVIg, is the preferred first-line therapy. Glucocorticoids and plasma exchange are used to a lesser extent as they are either limited by side effects upon chronic use, in the case of glucocorticoids, or invasiveness of the procedure and access, which is restricted to specialized centers in case of plasma exchange. Alternative immunosuppressant agents are typically reserved for patients ineligible for or refractory to IVIg, glucocorticoids or plasma exchange.

        While IVIg therapy can usually control CIDP, most patients require repeated treatments every two to six weeks for many years. This is due to the fact that IVIg monotherapy does not usually lead to long-term remission. IVIg introduces high levels of exogenously added IgG antibodies to the blood stream that compete with the patient's auto-antibodies for various pathways, including the FcRn-dependent antibody recycling pathway, thereby lowering the impact of the auto-antibodies. IVIg treatment for CIDP requires intravenous dosing of up to 2 g/kg per day of IVIg and is associated with many of the adverse events seen with IVIg treatment of other autoimmune diseases, such as MG. Both IVIg and plasmapheresis, when used to treat CIDP, carry a high cost burden on the healthcare system as they do when used to treat myasthenia gravis, or MG, or ITP. CIDP is the largest indication for IV/SC Ig in the United States.

Phase 2 Clinical Trial in ITP

        We recently completed a randomized, double-blind, placebo-controlled Phase 2 clinical trial to evaluate the safety, efficacy and pharmacokinetics of efgartigimod in 38 adult primary ITP patients, who have platelet counts lower than 30x109/L while being on a stable dose of standard-of-care treatments consisting of corticosteroids, permitted immunosuppressants or thrombopoietin receptor agonists, or after having undergone a splenectomy or while being monitored under a "watch & wait" approach. We conducted the clinical trial at 19 clinical centers across eight countries in the European Union. Patients were randomly assigned to three arms of 12 or 13 patients for the placebo or efgartigimod arms, respectively. All patients in this clinical trial on a drug standard-of-care treatment were to continue to receive their stable dose of standard-of-care treatment as per the protocol. One treatment arm received 5 mg/kg efgartigimod, the second arm received 10 mg/kg efgartigimod and the third arm received placebo. Dosing took place in a three-week period, which included four weekly doses of efgartigimid or placebo. Patient follow-up continued for 21 weeks after treatment. Patients from all three cohorts were eligible to enroll in a one-year open-label extension study at the 10mg/kg dose of efgartigimod, subject to meeting enrollment criteria, including platelet counts lower than 30x109/L.

        The primary objectives of this Phase 2 clinical trial were to evaluate safety and tolerability of efgartigimod with primary endpoints evaluating the incidence and severity of adverse events and serious adverse events, and evaluating vital signs, electrocardiogram and laboratory assessments. Secondary objectives included evaluation of efficacy, based on platelet count, use of rescue treatment and bleeding events, pharmacokinetics, pharmacodynamics, and immunogenicity.

        We announced topline data from this Phase 2 clinical trial in September 2018.

        Primary endpoint analysis showed efgartigimod was well-tolerated in all patients, with most adverse events observed characterized as mild and not deemed to be drug-related. The majority of non-bleeding treatment emergent adverse events, or TEAEs, observed were considered as mild (i.e., Grade 1). No non-bleeding TEAEs Grade 3 or higher were reported. No clinically significant laboratory, vital signs or electrocardiogram findings were observed. No deaths or TEAEs leading to discontinuation of treatment were reported during the trial. There was one non-study drug related SAE (acute bronchitis, requiring hospitalization) during the main study portion of the Phase 2 trial. The observed tolerability profile was consistent with the Phase 1 healthy volunteer trial as well as our Phase 2 clinical trial in MG.

        In total, during the 24 week treatment and follow-up period, 23 (60.5%) patients reported at least one non-bleeding TEAE, and all non-bleeding TEAEs were considered mild or moderate by the investigator. Eleven patients experienced a moderate adverse event. Two patients in the 10 mg/kg arm reported experiencing vomiting during the clinical trial, of which one mild event was deemed temporally related to efgartigimod. We observed only one clinically significant increase in C-reactive protein in the clinical trial linked to the case of acute bronchitis. We did not observe clinically significant decreases in white blood cell counts.

        Only five non-bleeding TEAEs were deemed to be drug-related by the investigator, of which four were recorded in two patients in the placebo group. For efgartigimod, only one non bleeding TEAE was deemed related, namely vomiting in 7.7% of patients observed at the 10 mg/kg dose. Four cases of infection were observed, namely: cystitis in two patients receiving efgartigimod at 5 mg/kg and 10 mg/kg respectively; acute bronchitis in one patient receiving efgartigimod at 10 mg/kg; and pneumonia in one patient receiving 10 mg/kg efgartigimod. All events were deemed unrelated by the investigator. Three patients in the 10 mg/kg efgartigimod group received rescue therapy during the main study due to lack of efficacy at the discretion of the investigator, two of which therefore did not complete dosing.

        All non-bleeding TEAEs reported, as well as non-bleeding TEAEs deemed to be drug-related by the investigator in at least two patients, are summarized in Table 1.

        The frequency of bleeding related events, as defined in the protocol, was evaluated separately. This was done due to the nature of the disease, as low platelet levels in ITP patients may induce bleeding events in a proportion of patients, and signs and symptoms vary widely. Twenty-eight bleeding events were reported in 12 patients (31.6%) across the treatment cohorts. Five patients (38.5%) in each the efgartigimod 5 mg/kg arm and 10 mg/kg arm, experienced at least one bleeding TEAE, compared to two (16.7%) in the placebo cohort. Bleeding was measured according to the SMOG Index of the ITP-BAT scale, a bleeding scale specific for ITP. Severity is graded from 0 to 4. No grade 4 bleeding events were observed in the study. Grade 2 and 3 events were observed, including events recorded on the day of rescue, in six patients (23.1%) in the efgartigimod arms, compared to one patient (8.3%) in the placebo arm. Our analysis of this data regarding bleeding related events is ongoing, but, to date, no bleeding events were considered related to the study drug. Further analysis of this data includes the relation with each patient's bleeding history and demographics of the patients, and the relation with response to efgartigimod. We expect to report our conclusions in our full data release in December 2018.

 Table 1. Overview of TEAEs and drug-related TEAEs reported in at least two patients in efgartigimod Phase 2 Clinical Trial in ITP

Number of patients
(Non bleeding) TEAEs reported in at least two patients	Placebo (n=12)	Efgartigimod 5mg/kg (n=13)	Efgartigimod 10mg/kg (n=13)
Most common TEAEs
Headache	2 (16.7)%	1 (7.7)%	—
Hypertension	1 (8.3)%	—	2 (15.4)%
Vomiting	—	—	2 (15.4)%
Cystitis	—	1 (7.7)%	1 (7.7)%
Rash	—	1 (7.7)%	1 (7.7)%
Productive Cough	1 (8.3)%	1 (7.7)%	—
TEAEs deemed related to study intervention (any grade)
Headache	1 (8.3)%	—	—
Vomiting	—	—	1 (7.7)%
Pubic pain*	1 (8.3)%	—	—
Vaginal discharge*	1 (8.3)%	—	—
Amenorrhoea*	1 (8.3)%	—	—

*
Observed in the same patient

        The secondary endpoint measures relating to efficacy showed efgartigimod treatment was associated with a strong clinical improvement over placebo as measured by increases in platelet counts. Patients in the treatment arms showed increases in their platelet counts.

Figure 1: Platelet levels for all patients per dosing group. Dotted lines represent measurements during the open label extension (treatment groups vs. placebo)

        The proportion of increases in platelet counts at different thresholds were as follows: 73% and 54% of patients in the efgartigimod 5mg/kg and 10 mg/kg dosing arms, respectively, achieved an increase of their platelet counts to ≥ 30.10^9/L and ≥ 50.10^9/L at least one time, respectively, compared to 58% and 50% in the placebo group.

        In each of the 5mg/kg and 10 mg/kg dosing arms, 46% of efgartigimod patients achieved platelet counts of ≥ 50x10^9/L on two or more occasions compared to 25% in the placebo arm. Based on analysis of the first dosing cycle, 58% of patients in the open label extension, which was open to patients from all dose cohorts, receiving 10 mg/kg efgartigimod reached platelet response of ≥ 50x10^9/L during two or more visits.

        Increasing differentiation was observed between the two efgartigimod treatment groups versus placebo with increasing platelet count thresholds as shown in Figure 2 showing both durability and depth of platelet count increases by efgartigimod:

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  38% of patients in the efgartigimod arms exceeded 50x10^9/L more than 10 cumulative days compared to 0% in the placebo arm, which was clinically meaningful and statistically significant (p=0.03).

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  42% of patients in the efgartigimod arms exceeded 100x10^9/L compared to 8% in the placebo group.

        Platelet counts reaching 50x10^9/L started as early as week 1 through week 10, consistent with disease heterogeneity. Duration of platelets exceeding 50x10^9/L ranged from one to 20 weeks. Both onset and duration varied on a patient-by-patient basis.

Figure 2: Post-hoc analysis of increasing thresholds of efficacy

        Analysis of the pharmacokinetic and pharmacodynamic endpoints was generally consistent with the findings from the Phase 1 clinical trial as well as the MG Phase 2 clinical trial.

        In line with findings in the Phase 1 healthy volunteer trial and MG Phase 2 clinical trial, positive anti-drug antibody, or ADA, titers were detected in a number of patients. In this Phase 2 clinical trial, positive post-dosing ADA titers were detected in 9 out of 26 patients receiving efgartigimod and in 2 out of 12 patients receiving placebo. Positive post-dose ADA titers had no apparent effect on efgartigimod pharmacokinetics or pharmacodynamics in the main study.

 RISKS ASSOCIATED WITH OUR BUSINESS

        Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the "Risk Factors" section of this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein and under "Item 3.D.—Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2017. These risks include, but are not limited to, the following:

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  We are a clinical-stage biopharmaceutical company and have incurred significant losses since our inception. We expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

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  We may need substantial additional funding in order to complete the development and commercialization of our product candidates.

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  The results of preclinical studies and early-stage clinical trials of our product candidates may not be predictive of the results of later-stage clinical trials. Initial success in our ongoing clinical trials may not be indicative of results obtained when these trials are completed or in later stage trials.

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  Interim topline and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

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  Our product candidates may have serious adverse, undesirable or unacceptable side effects, which may delay or prevent marketing approval.

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  The regulatory approval processes of the U.S. Food and Drug Administration, the European Medicines Agency and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if we are ultimately unable to obtain regulatory approval for our product candidates, our business will be substantially harmed.

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  We rely and will continue to rely significantly on collaborative partners regarding the development of some of our research programs and product candidates.

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  We rely on patents and other intellectual property rights to protect our product candidates and our suite of technologies—our SIMPLE Antibody Platform, NHance and ABDEG—the enforcement, defense and maintenance of which may be challenging and costly. Failure to enforce or protect these rights adequately could harm our ability to compete and impair our business.

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  We have never commercialized a product candidate before and may lack the necessary expertise, personnel and resources to successfully commercialize our products on our own or together with suitable collaboration partners.

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  We are a Dutch European public company with limited liability, and shareholders of our company may have different and in some cases more limited shareholder rights than shareholders of a U.S. corporation.

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  If we are classified as a passive foreign investment company in any taxable year, it may result in adverse U.S. federal income tax consequences to U.S. holders of the ADSs.

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  As foreign private issuer, we are exempt from a number of rules under the U.S. securities laws and Nasdaq Stock Market corporate governance rules and are permitted to file less information with the SEC than U.S. companies, which may limit the information available to holders of the ADSs.

 CORPORATE INFORMATION

        Our legal and commercial name is argenx SE. We were incorporated under the laws of the Netherlands on April 25, 2008 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid). On May 28, 2014, we converted to a Dutch public company with limited liability (naamloze vennootschap). On April 26, 2017, we converted to a Dutch European public company with limited liability (Societas Europaea or SE). Our official seat is in Rotterdam, the Netherlands, and our registered office is at Willemstraat 5, 4811 AH, Breda, the Netherlands. We are registered with the trade register of the Dutch Chamber of Commerce under number 24435214. Our telephone number is +32 9 310 34 00. Our website address is http://www.argenx.com. The information on, or that can be accessed through, our website does not constitute part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only. The registered agent for service of process in the United States is C T Corporation System, with an address at 111 8th Avenue, New York, NY 10011.

        Our ordinary shares represented by ADSs have been listed on the Nasdaq Global Select Market under the symbol "ARGX" since May 18, 2017. Our ordinary shares have been trading on Euronext Brussels under the symbol "ARGX" since July 2014.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

        We qualify as an "emerging growth company" as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

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  not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002;

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  the ability to include only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced disclosure in management's discussion and analysis of financial condition and results of operations in the registration statement for the offering of which this prospectus forms a part; and

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  to the extent that we no longer qualify as a foreign private issuer, (1) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and (2) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

        We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of (1) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (2) the date we qualify as a "large accelerated filer," with at least $700 million of equity securities held by non-affiliates; (3) the issuance, in any three-year period, by our company of more than $1.07 billion in non-convertible debt securities; and (4) the last day of 2022. We may choose to take advantage of some but not all of these exemptions. For example, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. Given that we currently report and expect to continue to report under International Financial Reporting Standards as issued by the International Accounting Standards Board, or IASB, we have irrevocably elected not to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB. We have taken advantage of reduced reporting requirements in this prospectus supplement and the accompanying prospectus. Accordingly, the information contained herein and therein may be different than the information you receive from other public companies in which you hold equity securities. We currently expect that we will cease to be an emerging growth company on December 31, 2018.

IMPLICATIONS OF BEING A FOREIGN PRIVATE ISSUER

        We are considered a "foreign private issuer." In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares or the ADSs. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, although we reported and intend to continue to report our results of operations voluntarily on a quarterly basis. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

        We may take advantage of these exemptions until such time as we are no longer foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents, (2) more than 50% of our assets are located in the United States or (3) our business is administered principally in the United States.

        We have taken advantage of certain reduced reporting and other requirements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

THE OFFERING

ADSs offered by argenx	$300,000,000 of ADSs
Option to Purchase Additional ADSs	We intend to grant the underwriters an option to purchase up to an additional $45,000,000 of ADSs within 30 days of the date of this prospectus supplement.
American Depositary Shares

The ADSs being sold pursuant to this prospectus supplement represent ordinary shares of argenx SE. Each ADS represents one ordinary share with a nominal value of €0.10 per share. As an ADS holder, we will not treat you as one of our shareholders. The depositary bank, The Bank of New York Mellon, will be the registered holder of the ordinary shares underlying your ADSs. You will have ADS holder rights as provided in the deposit agreement. To better understand the terms of the ADSs, you should carefully read the section in this prospectus supplement titled "Description of American Depositary Shares" and the section in the accompanying prospectus titled "Description of Securities," which is incorporated by reference into this prospectus supplement, and the deposit agreement referred to therein.

Investors in the ADSs will be able to trade our securities and receive distributions on them to the extent described in the section in this prospectus supplement titled "Description of American Depositary Shares" and the section in the accompanying prospectus titled "Description of Securities."

Depositary bank	The Bank of New York Mellon
Ordinary shares to be outstanding immediately following this offering	ordinary shares (or if the underwriters' option to purchase additional ADSs is exercised in full).
Use of proceeds

We estimate that the net proceeds from this offering will be approximately $                    (€                    ) million (or approximately $                     (€                    ) million if the underwriters exercise their option to purchase additional ADSs in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with cash, cash equivalents and current financial assets on hand, to fund research and development efforts for our product candidates, to advance late stage clinical development and begin pre-commercial activities of efgartigimod in certain indications, for our other current and future research and development activities and to progress technology development, to expand our corporate infrastructure and for working capital and other general corporate purposes. See "Use of Proceeds" for a more complete description of the intended use of proceeds from this offering.

Risk Factors

See "Risk Factors" beginning on page S-15 and the other information included in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 20-F for the year ended December 31, 2017 and the other documents incorporated by reference herein and therein, for a discussion of risks you should carefully consider before deciding to invest in the ADSs.

Nasdaq trading symbol	"ARGX"
Euronext Brussels trading symbol	"ARGX"

        The number of ordinary shares to be outstanding after this offering is based on 32,450,775 of our ordinary shares outstanding as of June 30, 2018, but excludes 2,743,995 ordinary shares issuable upon the exercise of stock options outstanding as of June 30, 2018 at a weighted average exercise price of €16.52 per share.

        Except as otherwise noted, all information in this prospectus supplement assumes:

  •
  no exercise by the underwriters of their option to purchase additional ADSs; and

  •
  no exercise of the outstanding stock options described above.

RISK FACTORS

        Investing in the ADSs involves a high degree of risk. Before making a decision to invest in the ADSs, in addition to the other information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, you should carefully consider the risks described under "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2017, as updated by the risks described under "Risk Factors" in the accompanying prospectus and as further updated by the risks described below, as well as in other documents that we subsequently file with the SEC that are incorporated by reference into this prospectus supplement. See also "Where You Can Find More Information."

Risks Related to this Offering and the ADSs

The price of the ADSs may be volatile and may fluctuate due to factors beyond our control. An active public trading market may not be sustained following this offering, and you may not be able to resell the ADSs at or above the public offering price.

        If you purchase ADSs in this offering, you may not be able to resell those ADSs at or above the public offering price. The trading price of the ADSs and the ordinary shares has fluctuated, and is likely to continue to fluctuate, substantially. The trading price of those securities depends on a number of factors, including those described in this "Risk Factors" section, many of which are beyond our control and may not be related to our operating performance. In addition, although the ADSs are listed on the Nasdaq Global Select Market and our ordinary shares are listed on Euronext Brussels, we cannot assure you that a trading market for those securities will be maintained.

        Since the ADSs were sold at our initial U.S. public offering in May 2017 at a price of $17.00 per ADS, the price per ADS has ranged as low as $17.33 and as high as $103.00 through September 14, 2018. During this same period, ordinary share prices have ranged from as low as €15.48 to as high as €88.60. The market price of the ADSs may fluctuate significantly due to a variety of factors, many of which are beyond our control, including:

  •
  positive or negative results of testing and clinical trials by us, strategic partners or competitors;

  •
  delays in entering into strategic relationships with respect to development or commercialization of our product candidates or entry into strategic relationships on terms that are not deemed to be favorable to us;

  •
  technological innovations or commercial product introductions by us or competitors;

  •
  changes in government regulations;

  •
  developments concerning proprietary rights, including patents and litigation matters;

  •
  public concern relating to the commercial value or safety of any of our product candidates;

  •
  financing or other corporate transactions;

  •
  publication of research reports or comments by securities or industry analysts;

  •
  general market conditions in the pharmaceutical industry or in the economy as a whole;

  •
  price and volume fluctuations attributable to inconsistent trading volume levels of the ADSs and/or ordinary shares; or

  •
  other events and factors, many of which are beyond our control.

        These and other market and industry factors may cause the market price and demand for the ADSs and ordinary shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their ADSs or ordinary shares and may otherwise negatively affect the liquidity of the ADSs and ordinary shares. In addition, the stock market in general, and biopharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies.

We will continue to incur, increased costs as a result of operating as a U.S.-listed public company, and our board of directors will be required to devote substantial time to new compliance initiatives and corporate governance practices.

        As a public company, and particularly after we no longer qualify as an emerging growth company, we will continue to incur significant legal, accounting and other expenses that we did not incur as a public company listed on Euronext Brussels. We are a Dutch European public company with limited liability (Societas Europaea or SE). If our potential redomiciliation is completed, we will be a Belgian European public company with limited liability (Societas Europaea or SE). The Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq Stock Market, or Nasdaq, and other applicable securities rules and regulations impose various requirements on non-U.S. reporting public companies, including the establishment and maintenance of effective disclosure and financial controls and corporate governance practices. Our board of directors and other personnel are and will continue to be required to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance, which in turn could make it more difficult for us to attract and retain qualified members of our board of directors.

        However, these rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

        Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, we are required to furnish a report by our board of directors on our internal control over financial reporting. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. We currently expect that we will cease to be an emerging growth company on December 31, 2018. To achieve compliance with Section 404 within the prescribed period, we are engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, there is a risk that we will not be able to conclude, within the prescribed timeframe or at all, that our internal control over financial reporting is effective as required by Section 404. If we identify one or more material weaknesses, it could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

Future sales, or the possibility of future sales, of a substantial number of our securities could adversely affect the price of ADSs and ordinary shares.

        Sales of a substantial number of ADSs or ordinary shares in the public market, or the perception that these sales might occur, could depress the market price of ADSs and ordinary shares and could impair our ability to raise capital through the sale of additional equity securities. We are also unable to predict the effect that such sales may have on the prevailing market price of ADSs and ordinary shares.

Provisions of our Articles of Association or Dutch corporate law, or, following our potential redomiciliation, our Belgian Articles of Association or Belgian corporate law, might deter acquisition bids for us that might be considered favorable and prevent or frustrate any attempt to replace or remove the then board of directors.

        Provisions of our Articles of Association may make it more difficult for a third party to acquire control of us or effect a change in our board of directors. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive. These provisions include a requirement that certain matters, including an amendment of our Articles of Association, may only be brought to our shareholders for a vote upon a proposal by our board of directors. We face a compliance burden from an organizational and regulatory perspective as a European public company with limited liability under Dutch law with our shares listed on Euronext Brussels and with the majority of our operations in Belgium. Accordingly, depending on the entry into force of major changes to Belgian corporate law, we may seek shareholder approval for our potential redomiciliation from the Netherlands to Belgium. If we complete our redomiciliation, Belgian corporate law will allow for various protective measures. In addition, several provisions of Belgian corporate law and certain other provisions of Belgian law, such as obligations to disclose significant shareholdings and merger control regulations, may apply to us following completion of our redomiciliation and may make an unsolicited tender offer, merger, change in management or other change in control of our company more difficult. These provisions could discourage potential takeover attempts that other shareholders may consider to be in their best interest and could adversely affect the market price of our securities. These provisions may also have the effect of depriving ADS holders of the opportunity to sell their ADSs at a premium. In addition, the board of directors of Belgian companies may in certain instances, and subject to prior authorization by the shareholders, deter or frustrate public takeover bids through dilutive issuances of equity securities (pursuant to the authorized capital) or through share buy-backs. Although the authorization of the board of directors to increase a company's share capital through contributions in kind or in cash with restriction or limitation of the preferential subscription right of the existing shareholders is suspended upon the notification to the company by the FSMA of a public takeover bid on the securities of the company, the company's shareholders at the General Meeting can, under certain conditions, expressly authorize the board of directors to increase the capital of the company by issuing shares in an amount of not more than 10% of the existing shares of the company at the time of such a public takeover bid. If Belgian corporate law is amended, these and/or other provisions may have a similar effect.

If you purchase ADSs in this offering, you will suffer immediate dilution of your investment.

        The public offering price of the ADSs is substantially higher than the as adjusted net tangible book value per ADS/ordinary share after this offering. Therefore, if you purchase ADSs in this offering, you will pay a price per ADS that substantially exceeds our as adjusted net tangible book value per ADS/ordinary share after this offering. Based on the public offering price of $            per ADS, you will experience immediate dilution of $            per ADS/ordinary share, representing the difference between our as adjusted net tangible book value per ADS/ordinary share after giving effect to this offering and the public offering price per ADS in this offering. See "Dilution." To the extent outstanding options are exercised, you will incur further dilution.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

        We will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the ADSs. Our failure to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of the ADSs to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Fluctuations in exchange rates may increase the risk of holding ADSs and ordinary shares.

        Due to the international scope of our operations, our assets, earnings and cash flows are influenced by movements in exchange rates of several currencies, particularly the euro, U.S. dollar, British pound and Swiss franc. Our functional currency is the euro, and the majority of our operating expenses are paid in euros, but we also receive payments from our main business partners AbbVie and Shire in U.S. dollars, and we regularly acquire services, consumables and materials in U.S. dollars, Swiss francs and British pounds. Further, potential future revenue may be derived from abroad, particularly from the United States. As a result, our business and the price of the ADSs and ordinary shares may be affected by fluctuations in foreign exchange rates between the euro and these other currencies, which may also have a significant impact on our reported results of operations and cash flows from period to period. Currently, we do not have any exchange rate hedging arrangements in place.

        Moreover, because our ordinary shares currently trade on Euronext Brussels in euros, and the ADSs will trade on the Nasdaq Global Select Market in U.S. dollars, fluctuations in the exchange rate between the U.S. dollar and the euro may result in temporary differences between the value of the ADSs and the value of our ordinary shares, which may result in heavy trading by investors seeking to exploit such differences.

        In order to finance the growth of our activities in the United States, notably with the opening of our U.S. office in October 2017, we have invested in U.S. dollar denominated cash deposit accounts and in current financial assets with a significant portion of the proceeds from our initial U.S. public offering completed in May 2017. Depending on the exchange rate fluctuations of the U.S. dollar, this may result in unrealized exchange rate losses which may impact negatively the reporting of our cash, cash equivalents and current financial assets at reporting dates when translating to euros these U.S. denominated cash deposits accounts and current financial assets. In addition, as a result of fluctuations in the exchange rate between the U.S. dollar and the euro, the U.S. dollar equivalent of the proceeds that a holder of the ADSs would receive upon the sale on Euronext Brussels of any ordinary shares withdrawn from the depositary and the U.S. dollar equivalent of any cash dividends paid in euros on our ordinary shares represented by the ADSs could also decline.

Holders of ADSs are not treated as holders of our ordinary shares.

        By participating in this offering you will become a holder of ADSs with underlying ordinary shares in a Dutch European public company with limited liability (Societas Europaea or SE). Holders of ADSs are not treated as holders of our ordinary shares, unless they withdraw the ordinary shares underlying their ADSs in accordance with the deposit agreement and applicable laws and regulations. The depositary is the holder of the ordinary shares underlying the ADSs. Holders of ADSs therefore do not have any rights as holders of our ordinary shares, other than the rights that they have pursuant to the deposit agreement. See "Description of American Depositary Shares."

Holders of ADSs may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares.

        ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or governmental body, or under any provision of the deposit agreement, or for any other reason, subject to the right of ADS holders to cancel their ADSs and withdraw the underlying ordinary shares. Temporary delays in the cancellation of your ADSs and withdrawal of the underlying ordinary shares may arise because the depositary has closed its transfer books or we have closed our transfer books, the transfer of ordinary shares is blocked to permit voting at a shareholders' meeting or we are paying a dividend on our ordinary shares. In addition, ADS holders may not be able to cancel their ADSs and withdraw the underlying ordinary shares when they owe money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities. See "Description of American Depositary Shares—Your Right to Receive the Shares Underlying Your ADSs."

You will not have the same voting rights as the holders of our ordinary shares and may not receive voting materials in time to be able to exercise your right to vote.

        Except as described in this prospectus supplement, the accompanying prospectus and the deposit agreement, holders of the ADSs will not be able to exercise voting rights attaching to the ordinary shares represented by the ADSs. Under the terms of the deposit agreement, holders of the ADSs may instruct the depositary to vote the ordinary shares underlying their ADSs. Otherwise, holders of ADSs will not be able to exercise their right to vote unless they withdraw the ordinary shares underlying their ADSs to vote them in person or by proxy in accordance with applicable laws and regulations and our Articles of Association. Even so, ADS holders may not know about a meeting far enough in advance to withdraw those ordinary shares. If we ask for the instructions of holders of the ADSs, the depositary, upon timely notice from us, will notify ADS holders of the upcoming vote and arrange to deliver our voting materials to them. Upon our request, the depositary will mail to holders a shareholder meeting notice that contains, among other things, a statement as to the manner in which voting instructions may be given. We cannot guarantee that ADS holders will receive the voting materials in time to ensure that they can instruct the depositary to vote the ordinary shares underlying their ADSs. A shareholder is only entitled to participate in, and vote at, the meeting of shareholders, provided that its shares are recorded in its name at midnight (Central European Time) at the end of the twenty-eighth day preceding the date of the meeting of shareholders. In addition, the depositary's liability to ADS holders for failing to execute voting instructions or for the manner of executing voting instructions is limited by the deposit agreement. As a result, holders of ADSs may not be able to exercise their right to give voting instructions or to vote in person or by proxy and they may not have any recourse against the depositary or us if their ordinary shares are not voted as they have requested or if their shares cannot be voted.

We do not expect to pay cash dividends in the foreseeable future.

        We have not paid any cash dividends since our incorporation. Even if future operations lead to significant levels of distributable profits, we currently intend that any earnings will be reinvested in our business and that cash dividends will not be paid until we have an established revenue stream to support continuing cash dividends. In addition, payment of any future dividends to shareholders would be subject to shareholder approval at our General Meeting, upon proposal of the board of directors, which proposal would be subject to the approval of the majority of the non-executive directors after taking into account various factors including our business prospects, cash requirements, financial performance and new product development. In addition, payment of future cash dividends may be made only if our shareholders' equity exceeds the sum of our paid-in and called-up share capital plus the reserves required to be maintained by Dutch law or by our Articles of Association. If we complete our potential redomiciliation, under Belgian corporate law, we may pay dividends only up to an amount equal to the excess of our shareholders' equity over the sum of (i) paid-up or called-up share capital, and (ii) reserves not available for distribution pursuant to law or our Belgian Articles of Association, based on the most recent statutory audited financial statements, prepared in accordance with the generally accepted accounting principles in Belgium, or Belgian GAAP. In addition, under Belgian law, prior to distributing dividends, we must allocate an amount of 5% of our annual net profit on an unconsolidated basis to a legal reserve in our unconsolidated financial statements until such reserve equals 10% of our share capital. If Belgian corporate law is amended, these and/or other provisions may contain similar restrictions. Accordingly, investors cannot rely on cash dividend income from ADSs and any returns on an investment in the ADSs will likely depend entirely upon any future appreciation in the price of the ADSs.

Holders of our ordinary shares outside the Netherlands, or, if we complete our potential redomiciliation, Belgium, and ADS holders, may not be able to exercise preemptive rights or preferential subscription rights, respectively.

        In the event of an increase in our share capital, holders of our ordinary shares are generally entitled under Dutch law to full preemptive rights, unless these rights are excluded either by a resolution of the shareholders at the General Meeting, or by a resolution of the board of directors (if the board of directors has been designated by the shareholders at the General Meeting for this purpose). See "Description of Share Capital—Preemptive Rights." If we complete our potential redomiciliation to Belgium, in the event of a share capital increase for cash by way of the issue of new shares, or in the event of an issue of convertible bonds or warrants, all our shareholders will generally have a preferential subscription right unless these rights are restricted or cancelled either by a resolution of the shareholders at the General Meeting or by a resolution of our board of directors in Belgium, or our Belgian Board, (if the Belgian Board has been authorized by the shareholders at the General Meeting for this purpose). If Belgian corporate law is amended, these and/or similar provisions may contain similar rights. However, making preemptive rights available to holders of ordinary shares or ADSs representing ordinary shares also requires compliance with applicable securities laws in the jurisdictions where holders of those securities are located, which we may be unable or unwilling to do. In particular, holders of ordinary shares or ADSs located in the United States would not be able to participate in a preemptive rights offering unless we registered the securities to which the rights relate under the Securities Act or an exemption from the registration requirements of that Act is available. In addition, ADS holders would not be able to participate in a preemptive rights offering unless we made arrangements with the depositary to extend that offering to ADS holders, which we are not required to do.

We are a Dutch European public company with limited liability (Societas Europaea or SE). If we complete our potential redomiciliation, we will be a Belgian European public company with limited liability (Societas Europaea or SE). The rights of our shareholders may be different from the rights of shareholders in companies governed by the laws of U.S. jurisdictions.

        We are a Dutch European public company with limited liability (Societas Europaea or SE). If we complete our potential redomiciliation, we will be a Belgian European public company with limited liability (Societas Europaea or SE). Our corporate affairs are, or will be, governed by our Articles of Association and by the laws governing companies incorporated in the Netherlands, and if we complete our redomiciliation, by our Belgian Articles of Association and by the laws governing companies incorporated in Belgium, respectively. The rights of shareholders and the responsibilities of members of our board of directors or if our redomiciliation is completed our Belgian Board may be different from the rights and obligations of shareholders in companies governed by the laws of U.S. jurisdictions. In the performance of its duties, our board of directors is required by Dutch law to, and the Belgian Board may under Belgian law, consider the interests of our company, our shareholders, our employees and other stakeholders, in all cases with due observation of the principles of reasonableness and fairness. It is possible that some of these parties will have interests that are different from, or in addition to, your interests as a shareholder. See "Description of Share Capital—Comparison of Dutch Corporate Law, our Articles of Association and Board By-Laws and U.S. Corporate Law."

We are not obligated to, and do not comply with, all the best practice provisions of the Dutch Corporate Governance Code, and we do not expect to comply with all principles and provisions of the Belgian Corporate Governance Code if we complete our potential redomiciliation, which may affect your rights as a shareholder.

        As a Dutch European public company with limited liability (Societas Europaea or SE), we are subject to the Dutch Corporate Governance Code dated December 8, 2016, which is in force as of the financial year starting on or after January 1, 2017, or the DCGC. The DCGC contains both principles and best practice provisions for board of directors, management boards, supervisory boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. The DCGC applies to all Dutch companies listed on a regulated market, including Euronext Brussels. The principles and best practice provisions apply to our board of directors (in relation to role and composition, conflicts of interest and independency requirements, board committees and remuneration), shareholders and the General Meeting (for example, regarding anti-takeover protection and our obligations to provide information to our shareholders) and financial reporting (such as external auditor and internal audit requirements). We do not comply with all the best practice provisions of the DCGC. As a Dutch company, we are required to disclose in our annual report, filed in the Netherlands, whether we comply with the provisions of the DCGC. If we do not comply with the provisions of the DCGC (for example, because of a conflicting Nasdaq requirement or otherwise), we must list the reasons for any deviation from the DCGC in our annual report. See "Description of Share Capital—Comparison of Dutch Corporate Law, our Articles of Association and Board By-Laws and U.S. Corporate Law—Dutch Corporate Governance Code."

        If we complete our redomiciliation, as a Belgian European public company with limited liability (Societas Europaea or SE), we will be subject to the Belgian Corporate Governance Code of March 12, 2009, or the Belgian Corporate Governance Code. The Belgian Corporate Governance Code contains principles, provisions and guidelines for the management and control of companies. The Belgian Corporate Governance Code applies to all Belgian companies listed on a regulated market, including Euronext Brussels. If we complete our redomiciliation, the principles, provisions and guidelines will apply to the Belgian Board (in relation to role and composition, conflicts of interest and independency requirements, board committees and remuneration), our executive management (in relation to role and composition, conflicts of interest and remuneration) and shareholders and the General Meeting (for example, regarding their role and our obligations to provide information to our shareholders). We do not expect to comply with all the provisions and guidelines of the Belgian Corporate Governance Code. If we complete our redomiciliation, under the Belgian Corporate Governance Code, as a Belgian company, we will be required to include a corporate governance statement in our annual report describing whether we comply with all provisions of the Belgian Corporate Governance Code. If we do not comply with the provisions of the Belgian Corporate Governance Code (for example, because of a conflicting Nasdaq requirement or otherwise), we must explain our reasons for any deviation from the Belgian Corporate Governance Code in this corporate governance statement. If the Belgian Corporate Governance Code is replaced, these and/or other provisions will apply.

        This may affect your rights as a shareholder and you may not have the same level of protection as a shareholder in another Dutch or Belgian European public company with limited liability (Societas Europaea or SE) listed on a regulated market that fully complies with the DCGC or, respectively, the Belgian Corporate Governance Code, as applicable.

Claims of U.S. civil liabilities may not be enforceable against us.

        We are incorporated under the laws of the Netherlands. If we complete our potential redomiciliation, we will be incorporated under the laws of Belgium. Substantially all of our assets are located outside the United States. The majority of the members of our board of directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

        The United States currently does not have a treaty with either the Netherlands or Belgium providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands or Belgium. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Such party may submit to the Dutch court the final judgment rendered by the U.S. court. If and to the extent that the Dutch court finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed, the court of the Netherlands will, in principle, give binding effect to the judgment of the U.S. court, unless such judgment contravenes principles of public policy of the Netherlands. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering).

        In order to obtain a judgment for the payment of money based on civil liability which is enforceable in Belgium, the judgment must be recognized and be declared enforceable by a Belgian court pursuant to the relevant provisions of the 2004 Belgian Code of Private International Law, or the PIL Code. Recognition or enforcement does not imply a review of the merits of the case and is irrespective of any reciprocity requirement. A U.S. judgment will, however, not be recognized or declared enforceable in Belgium if it infringes upon one or more of the grounds for refusal which are listed in article 25 of the PIL Code. In addition to recognition or enforcement, a judgment by a federal or state court in the United States against us may also serve as evidence in a similar action in a Belgian court if it meets the conditions required for the authenticity of judgments according to the law of the state where it was rendered. In addition, with regard to enforcements by legal proceedings in Belgium (including the recognition of foreign court decisions in Belgium), a registration tax at the rate of 3% of the amount of the judgment is payable by the debtor, if the sum of money which the debtor is ordered to pay by a Belgian court, or by a foreign court judgment that is either (i) automatically enforceable and registered in Belgium, or (ii) rendered enforceable by a Belgian court, exceeds €12,500. The debtors are liable for the payment of the registration tax, in the proportion determined by the decision ordering payment or liquidation or determining priority for creditors made or established against them. The debtors are jointly and severally liable in the event that they are ordered to pay jointly and severally. A stamp duty is payable for each original copy of an enforcement judgment rendered by a Belgian court, with a maximum of €1,450.

        Based on the lack of a treaty as described above, U.S. investors may not be able to enforce against us or members of our board of directors or certain experts named herein who are residents of the Netherlands or Belgium or countries other than the United States any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities laws.

We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.

        We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers. However, we are subject to Dutch laws and regulations, and if we complete our potential redomiciliation, Belgian laws and regulations, with regard to such matters and intend to furnish quarterly unaudited financial information to the SEC on Form 6-K.

As a foreign private issuer and as permitted by the listing requirements of Nasdaq, we rely on certain home country governance practices rather than the corporate governance requirements of Nasdaq.

        We qualify as a foreign private issuer. As a result, in accordance with the listing requirements of Nasdaq, we rely on home country governance requirements and certain exemptions thereunder rather than relying on the corporate governance requirements of Nasdaq. In accordance with Dutch law and generally accepted business practices, our Articles of Association do not provide quorum requirements generally applicable to General Meetings. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock. Although we must provide shareholders with an agenda and other relevant documents for the General Meeting, Dutch law does not have a regulatory regime for the solicitation of proxies and the solicitation of proxies is not a generally accepted business practice in the Netherlands, thus our practice will vary from the requirement of Nasdaq Listing Rule 5620(b). In addition, we have opted out of certain Dutch shareholder approval requirements for the issuance of securities in connection with certain events such as the acquisition of stock or assets of another company, the establishment of or amendments to equity-based compensation plans for employees, a change of control of us and certain private placements. To this extent, our practice varies from the requirements of Nasdaq Rule 5635, which generally requires an issuer to obtain shareholder approval for the issuance of securities in connection with such events. For an overview of our corporate governance principles, see "Description of Share Capital—Comparison of Dutch Corporate Law, our Articles of Association and Board By-Laws and U.S. Corporate Law—Corporate Governance." In addition, if we complete our potential redomiciliation, these and other variations from the corporate governance requirements of Nasdaq may exist. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to these Nasdaq requirements.

We may lose our foreign private issuer status which would then require us to comply with the Exchange Act's domestic reporting regime and cause us to incur significant legal, accounting and other expenses.

        We are a foreign private issuer, and therefore we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers. We may no longer be a foreign private issuer as of June 30, 2019 (the end of our second fiscal quarter in the fiscal year after this offering), which would require us to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic issuers as of January 1, 2020. In order to maintain our current status as a foreign private issuer, either (a) a majority of our ordinary shares must be either directly or indirectly owned of record by non-residents of the United States or (b)(i) a majority of our executive officers or directors may not be U.S. citizens or residents, (ii) more than 50% of our assets cannot be located in the United States and (iii) our business must be administered principally outside the United States. As of June 30, 2018, we believe at least 50% of our outstanding ordinary shares were held by U.S. residents (assuming that all our ordinary shares represented by ADSs were held by residents of the United States). If we lost this status, we would be required to comply with the Exchange Act reporting and other requirements applicable to U.S. domestic issuers, which are more detailed and extensive than the requirements for foreign private issuers. We may also be required to make changes in our corporate governance practices in accordance with various SEC and Nasdaq rules. The regulatory and compliance costs to us under U.S. securities laws if we are required to comply with the reporting requirements applicable to a U.S. domestic issuer may be significantly higher than the cost we would incur as a foreign private issuer. As a result, we expect that a loss of foreign private issuer status would increase our legal and financial compliance costs and would make some activities highly time consuming and costly. We also expect that if we were required to comply with the rules and regulations applicable to U.S. domestic issuers, it would make it more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to "emerging growth companies" will make the ADSs less attractive to investors.

        We are an "emerging growth company," as defined in the U.S. Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we continue to be an "emerging growth company," we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including not being required to comply with the auditor attestation requirements of Section 404, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As an "emerging growth company," we are required to report only two years of financial results and selected financial data compared to three and five years, respectively, for comparable data reported by other public companies. We may take advantage of these exemptions until we are no longer an "emerging growth company." We could be an "emerging growth company" for up to the last day of the fiscal year ending after the fifth anniversary of our initial U.S. public offering, although circumstances could cause us to lose that status earlier, including if the aggregate market value of our ordinary shares held by non-affiliates exceeds $700 million as of any June 30 (the end of our second fiscal quarter) before that time, in which case we would no longer be an "emerging growth company" as of the following December 31 (our fiscal year-end). We currently expect that we will cease to be an emerging growth company on December 31, 2018. We cannot predict if investors will find the ADSs less attractive because we may rely on these exemptions. If some investors find the ADSs less attractive as a result, there may be a less active trading market for the ADSs and the price of the ADSs may be more volatile.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of the ADSs.

        Effective internal controls over financial reporting are necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, are designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing by us conducted in connection with Section 404, or any subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of the ADSs.

        Our management is required to assess the effectiveness of our internal controls and procedures annually. However, for as long as we are an "emerging growth company" under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal controls over financial reporting pursuant to Section 404. We currently expect that we will cease to be an emerging growth company on December 31, 2018. We anticipate being first required to issue management's annual report on internal control over financial reporting and to have our independent registered public accounting firm attest to the effectiveness of our internal controls over financial reporting, pursuant to Section 404, in connection with issuing our consolidated financial statements as of and for the year ending December 31, 2018. An independent assessment of the effectiveness of our internal controls could detect problems that our management's assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

If securities or industry analysts cease coverage of us, or publish inaccurate or unfavorable research about our business, the price of the ADSs and our trading volume could decline.

        The trading market for the ADSs will depend in part on the research and reports that securities or industry analysts publish about us or our business. If no or too few securities or industry analysts cover us, the trading price for the ADSs would likely be negatively affected. If one or more of the analysts who cover us downgrade the ADSs or publish inaccurate or unfavorable research about our business, the price of the ADSs would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for the ADSs could decrease, which might cause the price of the ADSs and trading volume to decline.

We do not anticipate being treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the current taxable year, but this conclusion is a factual determination that is made annually and thus may be subject to change. If we were to qualify as a PFIC, this could result in adverse U.S. tax consequences to certain U.S. holders.

        Generally, if, for any taxable year, at least 75% of our gross income is passive income, or at least 50% of the value of our assets is attributable to assets that produce passive income or are held for the production of passive income, including cash, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. For purposes of these tests, passive income includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. Our status as a PFIC depends on the composition of our income and the composition and value of our assets (for which purpose the total value of our assets may be determined in part by the market value of our ordinary shares and the ADSs, which are subject to change) from time to time. If we are characterized as a PFIC, U.S. holders of ADSs may suffer adverse tax consequences, including having gains realized on the sale of ADSs treated as ordinary income, rather than capital gain, the loss of the preferential rate applicable to dividends received on ADSs by individuals who are U.S. holders, and having interest charges apply to distributions by us and the proceeds of sales of ADSs. See "Taxation—Certain Material U.S. Federal Income Tax Considerations to U.S. Holders—Passive Foreign Investment Company Considerations."

        Based upon the expected value of our assets, including any goodwill, and the expected composition of our income and assets, we do not anticipate being treated as a PFIC with respect to the current taxable year. However, our status as a PFIC is a fact-intensive determination made on an annual basis, and we cannot provide any assurances regarding our PFIC status for the current, prior or future taxable years.

USE OF PROCEEDS

        We estimate that we will receive net proceeds from this offering of approximately $            million (or approximately $             million if the underwriters exercise their option to purchase additional ADSs in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        The principal purposes of this offering are to increase our financial flexibility to advance our clinical pipeline. We currently expect to use the net proceeds from this offering as follows:

  •
  to advance the late stage clinical development of efgartigimod for the treatment of gMG and begin pre-commercial activities in MG;

  •
  to advance the late stage clinical development of efgartigimod for the treatment of ITP, launch a pivotal trial, advance to a regulatory submission and begin pre-commercial activities in ITP;

  •
  to scale our GMP manufacturing and process development of efgartigimod;

  •
  to expand applications of the subcutaneous formulation of efgartigimod and to start a Phase 2 clinical trial in ITP;

  •
  to start a Phase 2 clinical trial for efgartigimod in CIDP;

  •
  to advance pre-clinical and clinical development of ARGX-117 for the treatment of severe autoimmune diseases, including submission of an IND package and completion of a Phase 1 clinical trial in healthy volunteers for a subcutaneous formulation; and

  •
  to fund expansion of our corporate infrastructure and to fund other current and future research and development activities and technology development and for working capital and other general corporate purposes.

        This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. We may also use a portion of the net proceeds to in-license, acquire, or invest in additional businesses, technologies, products or assets. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering or the amounts that we will actually spend on the uses set forth above. Predicting the costs necessary to develop antibody candidates can be difficult. The amounts and timing of our actual expenditures and the extent of clinical development may vary significantly depending on numerous factors, including the progress, timing and completion of our development efforts and preparation of our commercial infrastructure, the status of and results from preclinical studies and any ongoing clinical trials or clinical trials we may commence in the future, the time and costs involved in obtaining regulatory approval for our product candidates as well as maintaining our existing collaborations and any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

        Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term interest-bearing obligations and certificates of deposit.

 EXCHANGE RATES

        The euro is our functional currency and the currency in which we report our financial results. The following table sets forth, for each period indicated, the low and high exchange rates of U.S. dollars per euro, the exchange rate at the end of such period and the average of such exchange rates on the last day of each month during such period, based on the noon buying rate of the Federal Reserve Bank of New York for the euro. As used in this document, the term "noon buying rate" refers to the rate of exchange for the euro, expressed in U.S. dollars per euro, as certified by the Federal Reserve Bank of New York for customs purposes. The exchange rates set forth below demonstrate trends in exchange rates, but the actual exchange rates used throughout this prospectus supplement may vary.

	Year ended December 31,
	2017	2016	2015	2014	2013
High	1.2041	1.1516	1.2015	1.3927	1.3816
Low	1.0416	1.0375	1.0524	1.2101	1.2774
Rate at end of period	1.2022	1.0552	1.0859	1.2101	1.3779
Average rate per period	1.1301	1.1072	1.1096	1.3297	1.3281

        The following table sets forth, for each of the last six months, the low and high exchange rates for euros expressed in U.S. dollars and the exchange rate at the end of the month based on the noon buying rate as described above.

	March 2018	April 2018	May 2018	June 2018	July 2018	August 2018
High	1.2440	1.2384	1.2000	1.1815	1.1744	1.1720
Low	1.2216	1.2074	1.1551	1.1577	1.1604	1.1332
Rate at end of period	1.2320	1.2074	1.1670	1.1677	1.1706	1.1596

        On September 14, 2018, the last closing buying rate of the European Central Bank for the euro was €1.00 = US$1.1689. Unless otherwise indicated, currency translations in this prospectus supplement reflect this exchange rate.

 MARKET INFORMATION

        The ADSs have been listed on the Nasdaq Global Select Market under the symbol "ARGX" since May 18, 2017. Prior to that date, there was no public trading market for the ADSs. Our ordinary shares have been trading on Euronext Brussels under the symbol "ARGX" since July 2014. Prior to that date, there was no public trading market for the ADSs or our ordinary shares. Our initial U.S. public offering in May 2017 was priced at $17.00 per ADS.

        The following tables set forth for the periods indicated the reported high and low sale prices per ADS in U.S. dollars and per ordinary share on Euronext Brussels in euros.

Nasdaq

Period	High	Low
Annual:
2017 (beginning May 18, 2017)	$69.27	$17.33
Quarterly:
Second Quarter 2017 (beginning May 18, 2017)	$25.00	$17.33
Third Quarter 2017	$22.61	$19.36
Fourth Quarter 2017	$69.27	$22.21
First Quarter 2018	$87.00	$55.50
Second Quarter 2018	$103.00	$72.72
Third Quarter 2018 (through September 14, 2018)	$97.70	$82.62
Month ended:
March 2018	$86.08	$75.49
April 2018	$90.20	$72.72
May 2018	$99.99	$85.14
June 2018	$103.00	$82.41
July 2018	$97.70	$82.62
August 2018	$96.60	$82.70
September 2018 (through September 14, 2018)	$96.44	$86.54

 Euronext Brussels

Period	High	Low
Annual:
2014 (beginning July 10, 2014)	€8.75	€6.23
2015	€14.27	€7.40
2016	€15.99	€9.23
2017	€57.48	€14.75
Quarterly:
First Quarter 2016	€11.58	€9.23
Second Quarter 2016	€12.34	€10.15
Third Quarter 2016	€15.38	€11.56
Fourth Quarter 2016	€15.99	€12.50
First Quarter 2017	€16.80	€14.75
Second Quarter 2017	€19.85	€15.15
Third Quarter 2017	€18.88	€16.75
Fourth Quarter 2017	€57.48	€18.50
First Quarter 2018	€70.50	€48.80
Second Quarter 2018	€88.60	€58.50
Third Quarter 2018 (through September 14, 2018)	€83.40	€71.10
Month ended:
March 2018	€69.80	€62.00
April 2018	€74.70	€58.50
May 2018	€84.30	€69.80
June 2018	€88.60	€71.10
July 2018	€83.40	€71.10
August 2018	€81.10	€72.80
September 2018 (through September 14, 2018)	€83.00	€74.70

        On September 14, 2018, the last reported sale price of the ADSs on the Nasdaq Global Select Market was $93.78 per ADS, and the last reported sale price of the ordinary shares on Euronext Brussels was €81.80 per share.

 DIVIDEND POLICY

        We have never paid or declared any cash dividends, and we do not anticipate paying any cash dividends in the foreseeable future. All of the ordinary shares represented by the ADSs offered by this prospectus supplement and the accompanying prospectus will have the same dividend rights as all of our outstanding ordinary shares. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

        Under Dutch law, a Dutch European public company with limited liability (Societas Europaea or SE) may only pay dividends if the shareholders' equity (eigen vermogen) exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law or our Articles of Association. Subject to such restrictions, any future determination to pay dividends would be at the discretion of the shareholders at our General Meeting.

        If we complete our potential redomiciliation, under Belgian law, a Belgian European public company with limited liability (Societas Europaea or SE) may pay dividends only up to an amount equal to the excess of the shareholders' equity over the sum of (i) paid-up or called-up share capital, and (ii) reserves not available for distribution pursuant to law or the Belgian Articles of Association, based on the most recent statutory audited financial statements, prepared in accordance with Belgian GAAP. Under Belgian law, prior to distributing dividends, we must allocate an amount of 5% of our annual net profit on an unconsolidated basis to a legal reserve in our unconsolidated financial statements until such reserve equals 10% of our share capital. Subject to such restrictions, any future determination to pay dividends would be at the discretion of the shareholders at our General Meeting. If Belgian corporate law is amended, these and/or other provisions may contain similar restrictions. See "Taxation—Belgian Tax Consequences Prior to Our Redomiciliation" and "Taxation—Belgian Tax Consequences Upon Completion of Our Redomiciliation."

 CAPITALIZATION

        The following table sets forth our cash, cash equivalents and current financial assets as of June 30, 2018 on:

  •
  an actual basis; and

  •
  an as adjusted basis to reflect the sale by us of            ADSs in this offering at the public offering price of $            per ADS, after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the option to purchase additional ADSs by the underwriters.

        You should read this table together with our consolidated financial statements and related notes, as well as the sections titled "Selected Financial Data" and "Operating Results" in our Annual Report on Form 20-F for the year ended December 31, 2017 and the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

	June 30, 2018
	Actual	As adjusted
	(Euro in thousands)
Cash, cash equivalents and current financial assets	€338,851	€

Equity:
Share capital	3,245
Share premiums	432,166
Accumulated losses	(123,039)
Other reserves	20,588

Total equity	332,960
Total capitalization	€332,960

        The number of ordinary shares that will be outstanding after this offering is based on 32,450,775 ordinary shares outstanding as of June 30, 2018 and excludes 2,743,995 ordinary shares issuable upon the exercise of stock options outstanding as of June 30, 2018, at a weighted average exercise price of €16.52 ($19.31) per share.

DILUTION

        If you invest in the ADSs in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per ADS paid by purchasers of the ADSs and the as adjusted net tangible book value per ADS/ordinary share after this offering. Our net tangible book value as of June 30, 2018 was €333.0 ($389.2) million, or €10.26 ($11.99) per ADS/ordinary share. Net tangible book value per ADS/ordinary share is determined by dividing (1) our total assets less our intangible assets and our total liabilities by (2) the number of ordinary shares outstanding as of June 30, 2018, or 32,450,775 ordinary shares.

        After giving effect to our sale of ADSs in this offering at the public offering price of $                per ADS, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2018 would have been €                 ($                ) million, or €                ($                ) per ADS/ordinary share. This amount represents an immediate increase in net tangible book value of €                 ($                ) per ADS/ordinary share, to our existing shareholders and an immediate dilution in net tangible book value of €                ($                ) per ADS to new investors.

        The following table illustrates this dilution on a per ADS basis:

Public offering price per ADS			$
Historical net tangible book value per ADS/ordinary share as of June 30, 2018		$11.99
Increase in net tangible book value per ADS/ordinary share attributable to new investors participating in this offering	$

As adjusted net tangible book value per ADS/ordinary share after this offering			$

Dilution per ADS to new investors participating in this offering			$

        If the underwriters exercise their option to purchase additional ADSs in full, the as adjusted net tangible book value per ADS/ordinary share after this offering as of June 30, 2018 would be €                ($                ) per ADS, the increase in the as adjusted net tangible book value to existing shareholders would be €                ($                ) per ADS/ordinary share, and the dilution to new investors participating in this offering would be €                ($                ) per ADS.

        The tables and calculations above are based on the number of ordinary shares outstanding as of June 30, 2018, and excludes 2,743,995 ordinary shares issuable upon the exercise of stock options outstanding as of June 30, 2018, at a weighted average exercise price of €16.52 ($19.31) per share.

 DESCRIPTION OF SHARE CAPITAL

        The following description is a summary of certain information relating to our share capital, certain provisions of our articles of association and Dutch law. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in the accompanying prospectus and the documents incorporated herein and therein by reference, including our most recent Annual Report on 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference herein, together with our articles of association, a copy of which has been incorporated by reference into this prospectus supplement and the accompanying prospectus. Please see the section of this prospectus supplement entitled "Where You Can Find More Information."

        The following description includes comparisons of certain provisions of our articles of association and Dutch law applicable to us and the Delaware General Corporation Law, or the DGCL, the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Dutch law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Dutch law, and they are not intended to be a complete discussion of the respective rights.

General

        We were incorporated on April 25, 2008, as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. On May 28, 2014, we converted into a public company with limited liability (naamloze vennootschap) under Dutch law pursuant to a notarial deed of conversion and amendment. On April 26, 2017, we converted into a Dutch European public company with limited liability (Societas Europaea or SE) pursuant to a notarial deed of conversion and amendment, which notarial deed was executed on the same date.

        We are registered with the trade register of the Dutch Chamber of Commerce under number 24435214. Our corporate seat is in Rotterdam, the Netherlands, and our registered office is at Willemstraat 5, 4811 AH, Breda, the Netherlands.

        Our ordinary shares are listed on Euronext Brussels under ISIN Code NL0010832176 under the symbol "ARGX." The ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol "ARGX."

        Under Dutch law, a company's authorized share capital sets out the maximum amount and number of shares that it may issue without amending its articles of association.

        Our Articles of Association provide for an authorized share capital in the amount of €4.5 million divided into 45 million shares, each with a nominal value of €0.10. All issued and outstanding shares have been fully paid up and the shares are held in dematerialized form. Our share capital consists of ordinary shares, each with a nominal value of €0.10. Our shares are not separated into classes. As of June 30, 2018, our issued and paid-up share capital amounted to €3,245,077.50 represented by 32,450,775 ordinary shares with a nominal value of €0.10, each representing an identical fraction of our share capital. As of September 1, 2018, our issued and paid-up share capital amounted to €3,245,354.40 represented by 32,453,544 ordinary shares with a nominal value of €0.10, each representing an identical fraction of our share capital. As of June 30, 2018 and September 1, 2018, neither we nor any of our subsidiaries held any of our own shares.

Stock Options

        In addition to the shares already outstanding, we have granted options, which upon exercise will lead to an increase in the number of our outstanding shares. A total of 2,743,995 options (where each option entitles the holder to subscribe for one new ordinary share) were outstanding and granted as of June 30, 2018. A total of 2,741,226 options (where each option entitles the holder to subscribe for one new ordinary share) were outstanding and granted as of September 1, 2018. Apart from the options and argenx Employee Stock Option Plan, we do not currently have other stock options, options to purchase securities, convertible securities or other rights to subscribe for or purchase securities outstanding. For option information through December 31, 2017, see the section titled "Item 6.B.—Compensation" in our Annual Report on Form 20-F incorporated by reference herein. For option information beginning on January 1, 2018, see the table below.

Plan	Offer date	Exercise price (€)	Number of options granted	Number of options exercised	Number of options voided	Number of options still outstanding	Exercisable from	Expiry date
Total as of January 1, 2018			3,384,451	441,359	80,876	2,862,216
Granted	June 28, 2018	80.82	178,900				June 29, 2019(1)	2023/2028(2)
Exercised				270,134
Forfeited					26,987
Total as of June 30, 2018			3,563,351	711,493	107,863	2,743,995
Exercised				2,769
Forfeited
Total as of September 1, 2018			3,563,351	714,262	107,863	2,743,995

(1)
This date applies to the options not subject to Belgian taxation. The options subject to Belgian taxation are exercisable from January 1, 2022.

(2)
The beneficiary can choose between a contractual term of five or ten years.

History of Share Capital

        Prior to our initial public offering on Euronext Brussels in July 2014, all shares have been converted into ordinary shares.

Number of shares outstanding on January 1, 2015	15,705,112
Exercise of options on September 1, 2015	97,655
Number of shares outstanding on December 31, 2015	15,802,767
Subscription funds advised by subsidiaries of Federated Investors, Inc. on January 20, 2016	1,480,420
Exercise of options on February 15, 2016	2,200
Exercise of options on March 16, 2016	10,000
Exercise of options on April 21, 2016	10,000
Exercise of options on May 27, 2016	33,092
Subscription by certain institutional investors on June 1, 2016	2,703,000
Exercise of options on September 26, 2016	70,000
Exercise of options on October 17, 2016	15,000
Number of shares outstanding on December 31, 2016	20,126,479
Initial U.S. public offering (Nasdaq) on May 17, 2017	5,865,000
Over-allotment option exercised by underwriters on May 19, 2017	879,750
Exercise of options on August 24, 2017	5,000
Exercise of options on September 1, 2017	15,000
Exercise of options on October 2, 2017	1,400
Exercise of options on November 7, 2017	950
Exercise of options on November 14, 2017	4,260
Exercise of options on November 15, 2017	40,750
Exercise of options on November 21, 2017	53,092
Exercise of options on November 23, 2017	7,730
Exercise of options on December 4, 2017	65,380
Follow-on U.S. public offering (Nasdaq) on December 13, 2017	4,440,000
Over-allotment option exercised by underwriters on December 14, 2017	666,000
Exercise of options on December 18, 2017	9,850
Number of shares outstanding on December 31, 2017	32,180,641
Exercise of Options in January 2018	111,727
Exercise of Options in March 2018	113,075
Exercise of Options in April 2018	34,039
Exercise of Options in May 2018	5,900
Exercise of Options in June 2018	5,393
Number of shares outstanding on June 30, 2018	32,450,775
Exercise of Options in July 2018	469
Exercise of Options in August 2018	2,300
Number of shares outstanding on September 1, 2018	32,453,544

New Shares Created During 2015

        As a result of the exercise of options under the argenx Employee Stock Option Plan, 97,655 new shares were created in September 2015.

New Shares Created During 2016

        In January 2016, funds advised by subsidiaries of Federated Investors, Inc. (U.S.) subscribed to 1,480,420 new shares. In June 2016, certain institutional investors subscribed to 2,703,000 new shares.

        As a result of the exercise of options under the argenx Employee Stock Option Plan, 2,200 new shares were created in February 2016, 10,000 in March 2016, 10,000 in April 2016, 33,092 in May 2016, 70,000 in September 2016 and 15,000 in October 2016.

New Shares Created During 2017

        Through December 31, 2017, a total of 6,744,750 ordinary shares (including the over-allotted shares pursuant to which the underwriters' over-allotment option was exercised) were offered in our initial U.S. public offering and a total of 5,106,000 ordinary shares (including the over-allotted shares pursuant to which the underwriters' over-allotment option was exercised) were offered in our follow-on U.S. public offering.

        As a result of the exercise of options under the argenx Employee Stock Option Plan, 5,000 new shares were created in August 2017, 15,000 in September 2017, 1,400 in October 2017, 106,782 in November 2017 and 75,230 in December 2017.

New Shares Created During 2018

        As a result of the exercise of options under the argenx Employee Stock Option Plan, 111,727 new shares were created in January 2018, 113,075 in March 2018, 34,039 in April 2018, 5,900 in May 2018, 5,393 in June 2018, 469 in July 2018 and 2,300 in August 2018.

Issue of Shares

        The Articles of Association provide that shares may be issued or rights to subscribe for our shares may be granted pursuant to a resolution of the shareholders at the General Meeting, or alternatively, by our board of directors if so designated by the shareholders at the General Meeting. A resolution of the shareholders at the General Meeting to issue shares, to grant rights to subscribe for shares or to designate our board of directors as the corporate body of the company authorized to do so can only take place at the proposal of our board of directors with the consent of the majority of the non-executive directors. Shares may be issued or rights to subscribe for shares may be granted by resolution of our board of directors, if and insofar as our board of directors is designated to do so by the shareholders at the General Meeting. Designation by resolution of the shareholders at the General Meeting cannot be withdrawn unless determined otherwise at the time of designation. The scope and duration of our board of directors' authority to issue shares or grant rights to subscribe for shares (such as granting stock options or issuing convertible bonds) is determined by a resolution of the shareholders at the General Meeting and relates, at the most, to all unissued shares in the company's authorized capital at the relevant time. The duration of this authority may not exceed a period of five years. Designation of our board of directors as the body authorized to issue shares or grant rights to subscribe for shares may be extended by a resolution of the shareholders at the General Meeting for a period not exceeding five years in each case. The number of shares that may be issued is determined at the time of designation.

        No shareholders' resolution or board of directors resolution is required to issue shares pursuant to the exercise of a previously granted right to subscribe for shares. A resolution of our board of directors to issue shares and to grant rights to subscribe for shares can only be taken with the consent of the majority of the non-executive directors.

        On May 8, 2018, the shareholders at the General Meeting renewed the designation of our board of directors as the corporate body competent to grant option rights to subscribe for shares under the argenx Employee Stock Option Plan and to limit or exclude preemption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months.

        On May 8, 2018, the shareholders at the General Meeting renewed the authorization to our board of directors to issue shares and grant rights to subscribe for shares and to limit or exclude preemption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months. In its resolution, the shareholders at the General Meeting restricted the competency of our board of directors under this second authorization as regards the issue of shares and the grant of rights to subscribe for shares to a maximum of 20% of our total issued and outstanding share capital as at the day of that meeting. As of the date hereof, no use has been made of this authorization, so that the full amount still is available to issue new shares. The primary purpose of this authorization is to allow the board of directors the general flexibility to issue additional shares as and when the need may arise or an opportunity would present itself, including to issue shares and grant rights to subscribe for shares and to limit or exclude preemption rights of shareholders for such shares for the purpose of the admission to listing and trading of new ordinary shares on Nasdaq. While there is no current intention to benefit any specific person with this second authorization to restrict the preemption rights of the existing shareholders, when using this authorization the board will be able to restrict the preemption rights in whole or in part, including for the benefit of specific persons.

Preemptive Rights

        Dutch law and the Articles of Association give shareholders preemptive rights to subscribe on a pro rata basis for any issue of new shares or, upon a grant of rights, to subscribe for shares. Holders of shares have no preemptive rights upon (1) the issue of shares against a payment in kind (being a contribution other than in cash); (2) the issue of shares to our employees or the employees of a member of our group; and (3) the issue of shares to persons exercising a previously granted right to subscribe for shares.

        A shareholder may exercise preemptive rights during a period of at least two weeks from the date of the announcement of the issue of shares. Pursuant to the Articles of Association, the shareholders at the General Meeting may restrict or exclude the preemptive rights of shareholders. A resolution of the shareholders at the General Meeting to restrict or exclude the preemptive rights or to designate our board of directors as our body authorized to do so, may only be adopted on the proposal of our board of directors with the consent of the majority of the non-executive directors. A resolution of the shareholders at the General Meeting to exclude or restrict preemptive rights, or to authorize our board of directors to exclude or restrict preemptive rights, requires a majority of at least two-thirds of the votes cast, if less than 50% of our issued and outstanding share capital is present or represented at the General Meeting.

        With respect to an issuance of shares pursuant to a resolution of our board of directors, the preemptive rights of shareholders may be restricted or excluded by resolution of our board of directors if and insofar as our board of directors is designated to do so by the shareholders at the General Meeting. A resolution of our board of directors to restrict or exclude preemptive rights can only be taken with the consent of the majority of the non-executive directors.

        The designation of our board of directors as the body competent to restrict or exclude the preemptive rights may be extended by a resolution of the shareholders at the General Meeting for a period not exceeding five years in each case. Designation by resolution of the shareholders at the General Meeting cannot be withdrawn unless determined otherwise at the time of designation. On May 8, 2018, the shareholders at the General Meeting renewed the designation of our board of directors as the corporate body competent to grant option rights to subscribe for shares under the argenx Employee Stock Option Plan and to limit or exclude preemption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months. On May 8, 2018, the shareholders at the General Meeting renewed the designation of our board of directors as the corporate body competent to issue additional shares and grant rights to subscribe for shares and to limit or exclude preemption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months. In its resolution, the shareholders at the General Meeting restricted the competency of our board of directors under this second authorization as regards the issue of shares and the grant of rights to subscribe for shares to a maximum of 20% of our total issued and outstanding share capital as at the day of that meeting. The purpose of this authorization is to allow the board of directors the general flexibility to issue additional shares as and when the need may arise or an opportunity would present itself, including to issue shares and grant rights to subscribe for shares and to limit or exclude preemption rights of shareholders for such shares for the purpose of the admission to listing and trading of new ordinary shares on Nasdaq. While there is no current intention to benefit any specific person with this authorization to restrict the preemption rights of the existing shareholders, when using this authorization the board will be able to restrict the preemption rights in whole or in part, including for the benefit of specific persons. The board's ability to restrict the preemption rights in whole or in part could be used as a potential anti-takeover measure.

        Under the DGCL, stockholders of a Delaware corporation have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation's certificate of incorporation.

Acquisition of Shares by the Company

        We may not subscribe for our own shares on issue. We may acquire fully paid-up shares at any time for no consideration or, if:

  •
  our shareholders' equity less the payment required to make the acquisition, does not fall below the sum of called-up and paid-in share capital and any statutory reserves;

  •
  we and our subsidiaries would thereafter not hold shares or hold a pledge over shares with an aggregate nominal value exceeding 50% of our issued share capital; and

  •
  our board of directors has been authorized thereto by the shareholders at the General Meeting.

        As part of the authorization, the shareholders at the General Meeting must specify the number of shares that may be repurchased, the manner in which the shares may be acquired and the price range within which the shares may be acquired. A resolution of our board of directors to repurchase shares can only be taken with the consent of the majority of the non-executive directors.

        Shares held by us in our own share capital do not carry a right to any distribution. Furthermore, no voting rights may be exercised for any of the shares held by us or our subsidiaries unless such shares a are subject to the right of usufruct or to a pledge in favor of a person other than us or its subsidiaries and the voting rights were vested in the pledgee or usufructuary before us or its subsidiaries acquired such shares. Neither we nor our subsidiaries may exercise voting rights in respect of shares for which we or our subsidiaries have a right of usufruct or a pledge.

Reduction of Share Capital

        The shareholders at the General Meeting may, upon a proposal of our board of directors with the consent of the majority of the non-executive directors, resolve to reduce the issued share capital by cancelling shares or by amending the Articles of Association to reduce the nominal value of the shares. Only shares held by us or shares for which we hold the depositary receipts may be cancelled. A resolution of the shareholders at the General Meeting to reduce the number of shares must designate the shares to which the resolution applies and must lay down rules for the implementation of the resolution. A resolution to reduce the issued share capital requires a majority of at least two-thirds of the votes cast, if less than 50% of our issued and outstanding share capital is present or represented at the General Meeting.

Articles of Association and Dutch Law

        When we refer to our Articles of Association in this prospectus supplement and the accompanying prospectus, we refer to our Articles of Association as they are in force at the date hereof.

        Set forth below is a summary of relevant information concerning our share capital and material provisions of our Articles of Association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.

Amendment of Articles of Association

        The shareholders at the General Meeting may resolve to amend the Articles of Association, at the proposal of our board of directors, with the consent of the majority of the non-executive directors. A resolution by the shareholders at the General Meeting to amend the Articles of Association requires a simple majority of the votes cast in a meeting in which at least half of our issued and outstanding capital is present or represented, or at least two-thirds of the votes cast, if less than half of our issued and outstanding capital is present or represented at that meeting.

        Changing the rights of any of the shareholders will require the Articles of Association to be amended.

Company's Shareholders' Register

        Subject to Dutch law, we must keep our shareholders' register accurate and up-to-date. Our board of directors keeps our shareholders' register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) in shares belonging to another or a pledge in respect of such shares.

Corporate Objectives

        Our corporate objectives are: (a) to exploit, including all activities relating to research, development, production, marketing and commercial exploitation; biological, chemical or other products, processes and technologies in the life sciences sector in general, and more specifically in the diagnostic, pharmaceutical, medical, cosmetic, chemical and agricultural sector; (b) to design and develop instruments which may be used in medical diagnosis and affiliated areas; (c) the worldwide distribution of, sale of and rendering services relating to our products and subsidiaries directly to customers as well as through third parties; (d) to incorporate, to participate in any way whatsoever, to manage, to supervise, to operate and to promote enterprises, businesses and companies; (e) to render advice and services to businesses and companies with which we form a group and to third parties; (f) to finance businesses and companies; (g) to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into agreements in connection with the aforementioned; (h) to render guarantees, to bind us and to pledge our assets for obligations of the companies and enterprises with which we form a group and on behalf of third parties; (i) to obtain, alienate, manage and exploit registered property and items of property in general; (j) to trade in currencies, securities and items of property in general; (k) to develop and trade in patents, trademarks, licenses, know-how and other industrial property rights; and (l) to perform any and all activities of industrial, financial or commercial nature, as well as everything pertaining the foregoing, relating thereto or conductive thereto, all in the widest sense of the word.

Limitation on Liability and Indemnification Matters

        Under Dutch law, our board of directors and certain other officers may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to our company and to third parties for infringement of the Articles of Association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Directors and certain other officers are insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers. In addition, our Articles of Association provide for indemnification of our directors, including reimbursement for reasonable legal fees and damages or fines based on acts or failures to act in their duties. No indemnification shall be given to a member of our board of directors if a Dutch court has established, without possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, suit, claim, action or legal proceedings resulted from either an improper performance of his or her duties as a director or an officer of our company or an unlawful or illegal act, and only to the extent that his or her financial losses, damages and expenses are covered by an insurance and the insurer has settled these financial losses, damages and expenses (or has indicated that it would do so). Furthermore, such indemnification will generally not be available in instances of willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct unless Dutch law provides otherwise.

Shareholders' Meetings and Consents

General Meeting

        General meetings of shareholders are held at the place where the company has its official seat or at Schiphol Airport (municipality of Haarlemmermeer), the Netherlands. The annual General Meeting shall be held on the second Tuesday of the month of May on the hour and at the place mentioned in the convening notice. If such a date is not a business day, the annual General Meeting shall be held the first following business day. Additional extraordinary General Meetings may also be held whenever considered appropriate by our board of directors. Pursuant to Dutch law, one or more shareholders and others entitled to attend a General Meeting, who jointly represent at least one-tenth of the issued capital, may request our board of directors to convene a General Meeting. If our board of directors has not taken the steps necessary to ensure that a General Meeting will be held within the relevant statutory period after the request, the requesting persons may, at his/her/their request, be authorized by court in preliminary relief proceedings to convene a General Meeting. The court shall disallow the application if it does not appear that the applicants have previously requested our board of directors to convene a General Meeting and our board of directors has not taken the necessary steps so that the General Meeting could be held within six weeks after the request.

        General meetings of shareholders can be convened by a notice, which shall include an agenda stating the items to be discussed, including for the annual General Meeting, among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of our board of directors, including the filling of any vacancies in our board of directors. In addition, the agenda shall include such items as have been included therein by our board. The agenda shall also include such items requested by one or more shareholders, and others entitled to attend General Meetings, representing at least 3% of the issued share capital. Requests must be made in writing and received by our board of directors at least 60 days before the day of the convocation of the meeting. No resolutions shall be adopted on items other than those which have been included in the agenda. In accordance with the Dutch Corporate Governance Code, or DCGC, a shareholder may include an item on the agenda only after consulting our board of directors in that respect. If one or more shareholders intends to request that an item be put on the agenda that may result in a change in the company's strategy, our board of directors may invoke a response time of a maximum of 180 days until the day of the General Meeting.

        The General Meeting is presided over by the chairperson or, if he is absent, by the vice chairperson of the board of directors. If the chairperson and the vice chairperson are absent, the non-executive directors present at the meeting shall appoint one of them to be chairperson. Board members may attend a General Meeting. In these meetings, they have an advisory vote. The chairperson of the meeting may decide at its discretion to admit other persons to the meeting.

        The external auditor of the company shall attend the General Meeting in which the annual accounts are discussed.

        In connection with our General Meetings, ADS holders will not be treated as our shareholders and will not have shareholder rights. See "Description of American Depositary Shares."

Admission and Registration

        All shareholders, and each usufructuary and pledgee to whom the right to vote on our shares accrues, are entitled, in person or represented by a proxy authorized in writing, to attend and address the General Meeting and exercise voting rights pro rata to their shareholding. Shareholders may exercise their rights if they are the holders of our shares on the record date as required by Dutch law, which is currently the 28th day before the day of the General Meeting, and they or their proxy have notified us of their intention to attend the General Meeting in writing or by any other electronic means that can be reproduced on paper ultimately at a date set for that purpose by our board of directors which date may not be earlier than the seventh day prior to the General Meeting, specifying such person's name and the number of shares for which such person may exercise the voting rights and/or meeting rights at such General Meeting. The convocation notice shall state the record date and the manner in which the persons entitled to attend the General Meeting may register and exercise their rights.

Quorum and Voting Requirements

        Each ordinary share confers the right on the holder to cast one vote at the General Meeting. Shareholders may vote by proxy. The voting rights attached to any shares held by us are suspended as long as they are held in treasury. Nonetheless, the holders of a right of usufruct (vruchtgebruik) in shares belonging to another and the holders of a right of pledge in respect of ordinary shares held by us are not excluded from any right they may have to vote on such ordinary shares, if the right of usufruct (vruchtgebruik) or the right of pledge was granted prior to the time such ordinary share was acquired by us. We may not cast votes in respect of a share in respect of which there is a right of usufruct (vruchtgebruik) or a right of pledge. Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a General Meeting.

        In accordance with Dutch law and generally accepted business practices, our Articles of Association do not provide quorum requirements generally applicable to the General Meeting. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock. Decisions of the General Meeting are taken by an absolute majority of votes cast, except where Dutch law or the Articles of Association provide for a qualified majority or unanimity.

Board Members

Election of Board Members

        Under our Articles of Association, our directors are appointed by the shareholders at the General Meeting upon proposal by our board of directors.

Duties and Liabilities of Directors

        Under Dutch law, our board of directors is collectively responsible for our general affairs. Pursuant to our Articles of Association, our board of directors shall divide its duties among its members, with our day-to-day management entrusted to the executive directors. The non-executive directors supervise the management of the executive directors and the general affairs of our company and the business connected with it and provide the executive directors with advice. In addition, both the executive directors and the non-executive directors must perform such duties as are assigned to them pursuant to the Articles of Association. The division of tasks within our board of directors is determined (and amended, if necessary)

by our board of directors. Each director has a duty to properly perform the duties assigned to him or her and to act in our corporate interest. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees and other stakeholders.

Dividends and Other Distributions

Amount Available for Distribution

        Pursuant to Dutch law and the Articles of Association, the distribution of profits will take place following the adoption of our annual accounts, from which we will determine whether such distribution is permitted. We may only make distributions to the shareholders, whether from profits or from its freely distributable reserves, only insofar as its shareholders' equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

        The shareholders at the General Meeting may determine which part of our profits will be added to the reserves in consideration of our reserves and dividends policy. The remaining part of the profits after the addition to the reserves will be at the disposal of the shareholders at the General Meeting. Distributions of dividends will be made pro rata to the nominal value of each share.

        Subject to Dutch law and the Articles of Association, our board of directors, with the consent of the majority of the non-executive directors, may resolve to distribute an interim dividend if it determines such interim dividend to be justified by our profits. For this purpose, our board of directors must prepare an interim statement of assets and liabilities. Such interim statement shall show our financial position not earlier than on the first day of the third month before the month in which the resolution to make the interim distribution is announced. An interim dividend can only be paid if (a) an interim statement of assets and liabilities is drawn up showing that the funds available for distribution are sufficient, and (b) our shareholders' equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

        Our board of directors, with the consent of the majority of the non-executive directors, may resolve that we make distributions to shareholders from one or more of our freely distributable reserves, other than by way of profit distribution, subject to the due observance of our policy on reserves and dividends. Any such distributions will be made pro rata to the nominal value of each share.

        Dividends and other distributions shall be made payable not later than the date determined by our board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

        We do not anticipate paying any cash dividends for the foreseeable future.

Exchange Controls

        Pursuant to Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company.

        Pursuant to Dutch law, there are no exchange controls applicable to our import or export of capital, including the availability of cash and cash equivalents to us as a Dutch company.

Annual Accounts and Semi-Annual Accounts

        Our financial year is the calendar year. Within four months after the end of our financial year, our board of directors must prepare the annual accounts. It must make them available for inspection by the shareholders at our office. The annual accounts must be accompanied by an auditors' statement, an annual report, a report by our board of directors and certain other information required under Dutch law

(Section 2 Title 9 of the DCC). The annual accounts, the annual report, the other information required under Dutch law (Section 2 Title 9 of the DCC) and the auditors' statement must be made available to shareholders for review from the day of the notice convening the annual General Meeting. All members of our board of directors must sign the annual accounts and if a member does not sign, the reasons for this must be stated. The annual accounts must be adopted by the General Meeting. Within two months after the end of the first six months of the financial year, our board of directors must prepare semi-annual accounts and make them publicly available. If the semi-annual accounts are audited or reviewed, the independent auditor's report must be made publicly available together with the semi-annual accounts.

Dissolution and Liquidation

        argenx SE may only be dissolved by a resolution of the shareholders at a General Meeting upon a proposal made by our board of directors with the consent of the majority of the non-executive directors. If a resolution to dissolve argenx SE is to be put to the shareholders at a General Meeting, this must in all cases be stated in the notice convening the General Meeting. If the shareholders at a General Meeting resolve to dissolve argenx SE, the members of our board of directors will be charged with the liquidation of the business of argenx SE. During liquidation, the provisions of the Articles of Association will remain in force as far as possible.

        A resolution by the shareholders at a General Meeting to dissolve argenx SE requires a two-thirds majority of the votes cast if less than half the issued and outstanding share capital is represented at the meeting.

        Any surplus remaining after settlement of all debts and liquidation costs will be distributed to the shareholders in proportion to the nominal value of their shareholdings.

Public Offer

        In accordance with Directive 2004/25/EC, each European Union member state should ensure the protection of minority shareholders by obliging any person that acquires control of a company to make an offer to all the holders of that company's voting securities for all their holdings at an equitable price.

        The Directive 2004/25/EC applies to all companies governed by the laws of a European Union member state of which all or some voting securities are admitted to trading on a regulated market in one or more European Union member states. The laws of the European Union member state in which a company has its registered office will determine the percentage of voting rights that is regarded as conferring control over that company.

        In accordance with Section 5:70 of the Dutch Financial Supervision Act (Wet op het financieel toezicht), or the DFSA, any person—whether acting alone or in concert with others—who, directly or indirectly, acquires a controlling interest in a company will be obliged to launch a mandatory public offer for all our outstanding shares. A controlling interest is deemed to exist if a (legal) person is able to exercise, alone or acting in concert, at least 30% of the voting rights in the General Meeting. An exception is made for, amongst others, shareholders who—whether alone or acting in concert with others—(i) had an interest of at least 30% of our voting rights before our shares were first admitted to trading on Euronext Brussels and who still have such an interest after such first admittance to trading, and (ii) reduce their holding to below 30% of the voting rights within 30 days of the acquisition of the controlling interest provided that (a) the reduction of their holding was not effected by a transfer of shares to an exempted party and (b) during such period such shareholders or group of shareholders did not exercise their voting rights.

        The rules under the DFSA regarding mandatory public offers apply to us because the company has its statutory seat in the Netherlands. However, as the shares are not admitted to trading on a regulated market in the Netherlands but are admitted to trading on Euronext Brussels and the ADSs are admitted to trading on Nasdaq, the Dutch Decree on public offers (Besluit openbare biedingen Wft) will only apply in relation to matters relating to information to be provided to trade unions and employees and company law matters, including the convocation of a General Meeting in the event of a public offer and a position statement by our board of directors. In case of a mandatory public offer, the provisions regarding the offered consideration and the bid procedure will be governed by Belgian law pursuant to article 4§1, 3° of the Belgian law dated April 1, 2007 on public takeover bids. Pursuant to article 53 of the implementing Royal Decree, a mandatory public offer on our shares must be launched at a price equal to the higher of (i) the highest price paid by the offeror or persons acting in concert with it for the acquisition of shares during the last 12 months and (ii) the weighted average trading prices during the last 30 days before the obligation to launch a mandatory public offer was triggered. The price can be in cash or in securities. However, if the securities that are offered as consideration are not liquid securities that are traded on a regulated market or if the offeror or persons acting in concert with it have acquired shares for cash in the last 12 months, a cash alternative has to be offered.

        No takeover bid has been instigated by third parties in respect of our equity during the previous financial year and the current financial year.

Squeeze Out Procedures

        Pursuant to Section 92a, Book 2, Dutch Civil Code, a shareholder who for his own account holds at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Dutch Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het Gerechtshof te Amsterdam), or the Enterprise Chamber, and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

        In addition, pursuant to Section 359c, Book 2 of the Dutch Civil Code, following a public offer, a holder of at least 95% of our issued share capital and voting rights has the right to require the minority shareholders to sell their shares to it. Any such request must be filed with the Enterprise Chamber within three months after the end of the acceptance period of the public offer. Conversely, pursuant to article 2:359d of the Dutch Civil Code each minority shareholder has the right to require the holder of at least 95% of our issued share capital and voting rights to purchase its shares in such case. The minority shareholder must file such claim with the Enterprise Chamber within three months after the end of the acceptance period of the public offer.

Market Abuse Rules

        As of July 3, 2016, setting aside previously applicable national legislation in the European Union member states, the Market Abuse Regulation (Regulation (EU) No 596/2014), or MAR, provides for specific rules intended to prevent market abuse, such as prohibitions on insider trading, divulging inside information and tipping and market manipulation. The company, the members of our board of directors and other insiders and persons performing or conducting transactions in the company's financial instruments, as applicable, will be subject to the insider trading prohibition, the prohibition on divulging inside information and tipping and the prohibition on market manipulation. In certain circumstances, the company's investors may also be subject to market abuse rules.

        Inside information is any information of a precise nature relating (directly or indirectly) to us, or to our shares or other financial instruments, which information has not been made public and which, if it were made public, would be likely to have a significant effect on the price of the shares or the other financial instruments or on the price of related derivative financial instruments.

        Pursuant to the MAR, a person is prohibited to possess inside information and use that information by acquiring or disposing of, for its own account or for the account of a third party, directly or indirectly, our shares and other financial instruments to which that information relates (which is considered to be insider dealing). The use of inside information by cancelling or amending an order concerning our shares or other financial instruments to which the information relates where the order was placed before the person concerned possessed the inside information, is also prohibited. In addition, a person is also prohibited to recommend another person to engage in insider dealing, or induce another person to engage in insider dealing, which arises where the person possesses inside information and (a) recommends, on the basis of that information, that another person acquires or disposes of our shares or other financial instruments to which that information relates, or induces that person to make such an acquisition or disposal or (b) recommends, on the basis of that information, that another person cancels or amends an order concerning our shares or other financial instruments to which that information relates, or induces that person to make such a cancellation or amendment.

        The company will be under an obligation to make any inside information immediately public. However, the company may, on its own responsibility, delay the publication of inside information if it can ensure the confidentiality of the information. Such deferral is only possible if the publication thereof could damage the company's legitimate interests and if the deferral does not risk misleading the market. If the company wishes to use this deferral right it needs to inform the Belgian Financial Services and Markets Authority thereof after the information is disclosed to the public and provide a written explanation of how the conditions for deferral were met, immediately. The company will be subject to Belgian law and MAR regarding the publication of inside information.

        Directors, other persons discharging managerial responsibilities and persons closely associated with them are covered by the MAR notification obligations. Directors and other persons discharging managerial responsibilities as well as persons closely associated with them, must notify the AFM of every transaction conducted on their own account relating to the shares or debt instruments of the company, or to derivatives or other financial instruments linked to those shares or debt instruments. Notification must be made within three working days after the date of the transaction. Under MAR, no notification of a transaction needs to be made until transactions in a calendar year by that director, persons discharging managerial responsibilities or persons closely associated with them exceed a threshold of €5,000 (without netting). Once the threshold has been reached, all transactions will need to be notified, regardless of amount and wherever concluded.

        Non-compliance with these reporting obligations could lead to criminal penalties, administrative fines and cease-and-desist orders (and the publication thereof), imprisonment or other sanctions.

Transparency Directive

        We are a European public company with limited liability (Societas Europaea or SE) incorporated and existing under the laws of the Netherlands. The Netherlands is our home European Union member state (lidstaat van herkomst) for the purposes of Directive 2004/109/EC, or the Transparency Directive as amended by Directive 2010/73/EU, as a consequence of which we will be subject to the DFSA in respect of certain ongoing transparency and disclosure obligations. In addition, as long as our shares are listed on Euronext Brussels and the ADSs on Nasdaq, we are required to disclose any regulated information which has been disclosed pursuant to the DFSA as well in accordance with the Belgian Act of May 2, 2007, the Belgian Royal Decree of November 14, 2007 and Nasdaq listing rules.

        We must publish our annual accounts within four months after the end of each financial year and our half-yearly figures within two months after the end of the first six months of each financial year. Within five calendar days after adoption of our annual accounts, we must file our adopted annual accounts with the AFM.

        Pursuant to the DFSA, we will be required to make public without delay any change in the rights attaching to our shares or any rights to subscribe our shares.

Dutch Financial Reporting Supervision Act

        Pursuant to the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), the DFRSA, the AFM supervises the application of financial reporting standards by companies whose official seat is in the Netherlands and whose securities are listed on a regulated Dutch or foreign stock exchange.

        Pursuant to the DFRSA, the AFM has an independent right to (i) request an explanation from us regarding its application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt the our financial reporting meets such standards and (ii) recommend to us that we make available further explanations and files these with the AFM. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (a) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (b) prepare our financial reports in accordance with the Enterprise Chamber's instructions.

Our Obligations and Obligations of our Shareholders and Directors to Notify Holders of Shares and Voting Rights

        Pursuant to chapter 5.3 of the DFSA, any person who, directly or indirectly, acquires or disposes of an actual or potential capital interest or voting rights in the company must immediately give written notice to the AFM of such acquisition or disposal if, as a result of such acquisition or disposal, the percentage of capital interest and/or voting rights held by such person reaches, exceeds or falls below the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%.

        For the purpose of calculating the percentage of capital interest or voting rights, the following interests must be taken into account: (i) shares and/or voting rights directly held (or acquired or disposed of) by any person; (ii) shares or voting rights held (or acquired or disposed of) by such person's controlled entities or by a third party for such person's account; (iii) voting rights held (or acquired or disposed of) by a third party with whom such person has concluded an oral or written voting agreement; (iv) voting rights acquired pursuant to an agreement providing for a temporary transfer of voting rights in consideration for a payment; (v) shares which such person, or any controlled entity or third party referred to above, may acquire pursuant to any option or other right to acquire shares; (vi) shares which determine the value of certain cash settled financial instruments such as contracts for difference and total return swaps; (vii) shares that must be acquired upon exercise of a put option by a counterparty; and (viii) shares which are the subject of another contract creating an economic position similar to a direct or indirect holding in those shares.

        Controlled entities (gecontroleerde ondernemingen) within the meaning of the DFSA do not themselves have notification obligations under the DFSA as their direct and indirect interests are attributed to their (ultimate) parent. If a person who has a 3% or larger interest in the company's share capital or voting rights ceases to be a controlled entity it must immediately notify the AFM and all notification obligations under the DFSA will become applicable to such former controlled entity.

        Special rules apply to the attribution of shares and/or voting rights which are part of the property of a partnership or other form of joint ownership. A holder of a pledge or right of usufruct in respect of shares can also be subject to notification obligations, if such person has, or can acquire, the right to vote on the shares. The acquisition of (conditional) voting rights by a pledgee or beneficial owner may also trigger notification obligations as if the pledgee or beneficial owner were the legal holder of the shares and/or voting rights.

        Furthermore, when calculating the percentage of capital interest a person is also considered to be in possession of shares if (i) such person holds a financial instrument the value of which is (in part) determined by the value of the shares or any distributions associated therewith and which does not entitle such person to acquire any shares, (ii) such person may be obliged to purchase shares on the basis of an option, or (iii) such person has concluded another contract whereby such person acquires an economic interest comparable to that of holding a share.

        Under the DFSA, we are required to notify the AFM promptly of any change of 1% or more in our issued and outstanding share capital or voting rights since the previous notification. Other changes in our issued and outstanding share capital or voting rights must be notified to the AFM within eight days after the end of the quarter in which the change occurred. If a person's capital interest or voting rights reaches, exceeds or falls below the above-mentioned thresholds as a result of a change in our issued and outstanding share capital or voting rights, such person is required to make a notification not later than on the fourth trading day after the AFM has published our notification as described above.

        Every holder of 3% or more of our share capital or voting rights who, in relation to its previous notification, reaches, exceeds or falls below any of the above mentioned thresholds as a consequence of a different composition by means of an exchange or conversion into shares or the exercise of rights pursuant to an agreement to acquire voting rights, must notify the AFM at the latest within four trading days.

        Furthermore, each director must notify the AFM of each change in the number of shares he or she holds and of each change in the number of votes he or she is entitled to cast in respect of our issued and outstanding share capital, immediately after the relevant change.

        The AFM does not issue separate public announcements of the notifications. It does, however, keep a public register of and publishes all notifications made pursuant to the DFSA at its website (www.afm.nl). Third parties can request to be notified automatically by email of changes to the public register in relation to a particular company's shares or a particular notifying party.

        Non-compliance with these notification obligations is an economic offence and may lead to criminal prosecution. The AFM may impose administrative penalties for non-compliance, and the publication thereof. In addition, a civil court can impose measures against any person who fails to notify or incorrectly notifies the AFM of matters required to be notified. A claim requiring that such measures be imposed may be instituted by us, or by one or more of our shareholders who alone or together with others represent at least 3% of our issued and outstanding share capital of or voting rights. The measures that the civil court may impose include:

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  an order requiring the person with a duty to disclose to make the appropriate disclosure;

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  suspension of the right to exercise the voting rights by the person with a duty to disclose for a period of up to three years as determined by the court;

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  voiding a resolution adopted by the shareholders at the General Meeting, if the court determines that the resolution would not have been adopted but for the exercise of the voting rights of the person with a duty to disclose, or suspension of a resolution adopted by the shareholders at the General Meeting until the court makes a decision about such voiding; and

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  an order to the person with a duty to disclose to refrain, during a period of up to five years as determined by the court, from acquiring shares or voting rights in the company.

        Shareholders are advised to consult with their own legal advisors to determine whether the notification obligations apply to them.

        Pursuant to the DCGC and in accordance with the rules intended to prevent market abuse, on July 3, 2016, we adopted, and prior to the closing of this offering we intend to update, an insider trading policy in respect of the holding of and carrying out of transactions by board members and employees in our shares or in financial instruments the value of which is determined by the value of our shares. Furthermore, we have drawn up a list of those persons working for us who could have access to inside information on a regular or incidental basis and have informed such persons of the rules on insider trading and market manipulation, including the sanctions which can be imposed in the event of a violation of those rules.

Short Positions

Net Short Position

        Pursuant to European Union regulation No. 236/2012, each person holding a net short position attaining 0.2% of our issued share capital of must report it to the AFM. Each subsequent increase of this position by 0.1% above 0.2% will also have to be reported. Each net short position equal to 0.5% of our issued share capital and any subsequent increase of that position by 0.1% will be made public via the AFM short selling register. To calculate whether a natural person or legal person has a net short position, their short positions and long positions must be set off. A short transaction in a share can only be contracted if a reasonable case can be made that the shares sold can actually be delivered, which requires confirmation of a third party that the shares have been located. The notification shall be made no later than 15:30 CET on the following trading day.

Gross Short Position

        Furthermore, each person holding a gross short position in relation to our issued share capital that reaches, exceeds or falls below one of the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%, must immediately give written notice to the AFM.

        If a person's gross short position reaches, exceeds or falls below one of the abovementioned thresholds as a result of a change in our issued share capital, such person is required to make a notification not later than on the fourth trading day after the AFM has published our notification in the public register of the AFM.

        The AFM keeps a public register of the short selling notifications. Shareholders are advised to consult with their own legal advisors to determine whether any of the above short selling notification obligations apply to them.

Group Structure

        argenx SE is the top entity in our group. argenx SE is the sole shareholder of argenx BVBA, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of Belgium, having its registered seat in Zwijnaarde, Belgium. argenx BVBA is the sole shareholder of argenx US, Inc., a Delaware corporation.

        argenx SE has no other direct or indirect subsidiaries.

        argenx SE holds a small minority stake of 1% in Bird Rock Bio, a company incorporated under the laws of Delaware with its registered seat in La Jolla, CA, United States.

Comparison of Dutch Corporate Law, our Articles of Association and Board By-Laws and U.S. Corporate Law

        The following comparison between Dutch corporation law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus supplement or the accompanying prospectus. Because these statements are summaries, they do not address all aspects of Dutch law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Dutch law, and they are not intended to be a complete discussion of the respective rights.

Corporate Governance

Duties of Board Members

        The Netherlands.    We have a one-tier board structure consisting of our executive directors and non-executive directors.

        Under Dutch law, our board of directors is collectively responsible for our general affairs. Pursuant to our Articles of Association, our board of directors shall divide its duties among its members, with our day-to-day management entrusted to the executive directors. The non-executive directors supervise the management of the executive directors and the general affairs in the company and the business connected with it and provide the executive directors with advice. In addition, both the executive directors and the non-executive directors must perform such duties as are assigned to them pursuant to the Articles of Association. The division of tasks within our board of directors is determined (and amended, if necessary) by our board of directors. Each director has a duty to properly perform the duties assigned to him or her and to act in our corporate interest.

        Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees and other stakeholders.

        An executive director may not be allocated the tasks of: (i) serving as chairperson of our board of directors; (ii) determining the remuneration of the executive directors; or (iii) nominating directors for appointment. An executive director may not participate in the adoption of resolutions (including any deliberations in respect of such resolutions) relating to the remuneration of executive directors. Certain resolutions of our board can only be adopted with the consent of a majority of the non-executive directors.

Board of Directors Resolutions Requiring a Special Majority

        Under the Board By-Laws, the following actions require the consent of the majority of the non-executive directors:

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  Any proposal of our board of directors to the General Meeting with respect to the matters entailing a significant change in the identity or character of the company or its business as referred to in Section 2:107A of the Dutch Civil Code;

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  Any proposal of our board of directors to the General Meeting with respect to the dissolution, liquidation or winding up of the company;

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  Any proposal of our board of directors to the General Meeting with respect to an amendment of the Articles of Association;

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  Any proposal of our board of directors to the General Meeting with respect to an issue of shares in our capital or to grant rights to subscribe for shares in our capital or to designate our board of directors as the corporate body authorized to do so as well as a resolution of our board of directors to issue shares or to grant rights to subscribe for our shares;

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  Any proposal of our board of directors to the General Meeting with respect to the exclusion or restrictions of preemptive rights to subscribe for shares in our capital or to rights to subscribe for shares in our capital or to designate our board of directors as the corporate body authorized to do so as well as a resolution of our board of directors to restrict or exclude preemptive rights;

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  Acquisition of our own shares;

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  Any proposal of our board of directors to the General Meeting with respect to a reduction of share capital;

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  Any change to our accounting policies;

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  Adoption of as well as any changes to our reserves and dividends policy, as well as any proposal of our board of directors to the General Meeting for the payment of any dividends, an interim distribution as referred to in the first sentence of article 20, paragraph 6 of the Articles of Association, or any distribution out of our reserves;

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  Adoption of our annual budget and the group to which we form a part, which shall include an investment plan and a financing plan, as well as any update or other change to the adopted annual budget;

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  Otherwise than in accordance with the adopted annual budget, subscribing or otherwise acquiring, or disposing of securities in the capital of other companies, or establishing any new branch or subsidiary as well as dissolving, liquidating, winding-up any such branch or subsidiary;

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  Otherwise than in accordance with the adopted annual budget, incurring any debt, issuing any guarantees, making any loan or advances or giving any credit;

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  Otherwise than in accordance with the adopted annual budget, the assignment or other sale of patents or other intellectual property other than the grant of non-exclusive licenses in the ordinary course of business;

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  Expenses, investments and divestments other than in accordance with the adopted annual budget;

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  Disposing of or acquiring any asset (including intellectual property rights) other than in accordance with the approved annual budget;

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  Adoption and amendment of an employee stock option plan as well as the increase of the number of shares in the capital, or to whom stock options can be granted and the conditions of the stock options under any existing employee stock incentive plan;

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  Establishing pension plans and granting pension rights in excess of those arising from existing arrangements;

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  Hiring and determining terms of employment, or changing any existing terms of employment, of key personnel, senior company officers or any other personnel with a gross salary (including bonus but excluding options) in excess of €150,000 per year;

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  Conducting any litigation on behalf of the company other than in relation to the collection of debts, and taking measures which cannot be delayed, and making settlements;

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  Directly or indirectly entering into any agreements, contracts or arrangements which are not of an at arm's length nature and the entering into an arrangement or agreement with (including, without limitation, an individual related to) a shareholder of the company, executive director or non-executive director; and

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  Changing the business location of the company.

        Our board of directors may designate further resolutions which also require the consenting vote of a majority of the non-executive directors. These further resolutions must be clearly specified and in writing.

        Resolutions of the board of directors entailing a significant change in the identity or character of the company or its business require the approval of the shareholders at the General Meeting. This includes in any case: (i) the transfer to a third party of the business of the company or practically the entire business of the company; (ii) the entry into or breaking off of any long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner of a general partnership or limited partnership, where such entry or breaking off is of far-reaching importance to the company; or (iii) the acquisition or disposal by the company or a subsidiary of an interest in the capital of a company with a value of at least one-third of the company's assets according to the consolidated balance sheet with explanatory notes included in the last adopted annual accounts of the company. Failure to obtain the approval of the shareholders at the General Meeting for these resolutions of the board of directors does not affect the power of representation of the board of directors.

        The board of directors as a whole is authorized to represent the company. In addition, two executive directors acting jointly are also authorized to represent the company. Our board of directors may appoint individuals (procuratiehouders) with general or limited power to represent the company. Each of these individuals shall be able to represent the company with due observance of any restrictions imposed on him. Our board of directors shall determine their titles.

        Tasks that have not been specifically allocated fall within the power of our board of directors as a whole. All directors remain collectively responsible for proper management regardless of the allocation of tasks.

        The executive directors and the non-executive directors may adopt legally valid resolutions with regard to matters that fall within the scope of their respective duties. Our board of directors may only adopt resolutions when the majority of the relevant directors in office shall be present or represented, with a simple voting majority of the votes cast, which is 50% plus one.

        Delaware.    The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Board Member Terms

        The Netherlands.    Pursuant to the Articles of Association, a member of our board of directors shall retire not later than on the day on which the first General Meeting is held following lapse of four years since his appointment. A retiring member of our board of directors may be re-appointed.

        Under Dutch law, the shareholders at the General Meeting have the authority to suspend or remove members of our board of directors at any time, with or without cause, by means of a resolution passed by a simple majority of the votes cast. Executive directors may also be suspended by our board of directors. A suspension by our board of directors may be discontinued by the shareholders at the General Meeting at any time.

        Delaware.    The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a "classified" board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve, unless stated otherwise in the certificate of incorporation or bylaws.

Board Member Vacancies

        The Netherlands.    Under Dutch law, the shareholders at the General Meeting appoint the members of our board of directors. For each seat on our board of directors to be filled, our board of directors shall make one or more proposals. A resolution to appoint a member of our board of directors nominated by our board of directors may be adopted by a simple majority of the votes cast. A nomination for appointment of an executive director must state the candidate's age and the positions he or she holds, or has held, insofar as these are relevant for the performance of the duties of a member of our board of directors. The nomination must state the reasons for the nomination of the relevant person. A nomination for appointment of a non-executive director must state the candidate's age, his or her profession, the number of shares he or she holds and the positions he or she holds, or has held, insofar as these are relevant for the performance of the duties of a member of our board of directors. Furthermore, the names of the legal entities of which he or she is already a supervisory board member or a non-executive member of the board shall be indicated; if those include legal entities which belong to the same group, a reference to that group will be sufficient. The nomination must state the reasons for the nomination of the relevant person.

        Delaware.    The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-Interest Transactions

        The Netherlands.    Directors will immediately report any (potential) direct or indirect personal interest in a matter which is conflicting with the interests of the company and the business connected with it to the chairperson of our board of directors and to the other directors and will provide all relevant information, including information concerning their spouse, registered partner or other partner, foster child and relatives by blood or marriage up to the second degree as defined under Dutch law. The non-executive directors shall decide, without the director concerned being present, whether there is a conflict of interest. A conflict of interest in relation to a director in any event exists if we intend to enter into a transaction with a legal entity (i) in which such director personally has a material financial interest, (ii) which has an executive director or a member of the management board who is related under family law to such director or (iii) in which such director has an executive or non-executive position. An executive director shall not participate in any discussions and decision making if he has a conflict of interest in the matter being discussed. If for this reason no resolution can be taken by the executive directors, the non-executive directors will resolve on the matter. A non-executive director shall not participate in any discussions and decision making if he has a conflict of interest in the matter being discussed. If for this reason no resolution can be taken by the non-executive directors or our board of directors as a whole, the shareholders at a General Meeting will resolve on the matter. A director shall not participate in any discussions and decision making if he has a conflict of interest in the matter being discussed. If for this reason no resolution can be taken by our board of directors a whole, the shareholders at a General Meeting will resolve on the matter. All transactions in which there are conflicts of interest with directors shall be agreed on terms that are customary in the sector concerned. Decisions to enter into transactions in which there are conflicts of interest with directors that are of material significance to us or to the relevant director require the approval of the non-executive directors. All transactions between us and legal or natural persons who hold at least one tenth of our shares shall be agreed on terms that are customary in the sector in which we and our combined businesses are active. The non-executive directors are required to approve such transactions that are of a material significance to us or to such persons.

        Delaware.    The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

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  the material facts as to the director's relationship or interest are disclosed and a majority of disinterested directors consent;

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  the material facts are disclosed as to the director's relationship or interest and a majority of shares entitled to vote thereon consent; or

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  the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy Voting by Board Members

        The Netherlands.    A non-executive director may issue a proxy for a specific board meeting but only to other non-executive directors in writing. An executive director may issue a proxy for a specific board meeting but only to other executive directors in writing.

        Delaware.    A director of a Delaware corporation may not issue a proxy representing the director's voting rights as a director.

Shareholder Rights

        ADS holders are not treated as our shareholders and will not have shareholder rights. ADS holder rights are limited to those under the deposit agreement. See "Description of American Depositary Shares."

Voting Rights

        The Netherlands.    In accordance with Dutch law and our Articles of Association, each issued ordinary share confers the right to cast one vote at the General Meeting. Each holder of ordinary shares may cast as many votes as it holds shares. Shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote.

        Shareholders may exercise their rights at a General Meeting if they are the holders of our shares on the record date as required by Dutch law, which is currently the 28th day before the day of the General Meeting, and they or their proxy have notified us of their intention to attend the General Meeting in writing or by any other electronic means that can be reproduced on paper ultimately at a date set for that purpose by our board of directors (which date was for the previous General Meetings set on the seventh day prior to the relevant General Meeting), specifying such person's name and the number of shares for which such person may exercise the voting rights and/or meeting rights at such General Meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting.

        Delaware.    Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one third of the shares entitled to vote at a meeting.

        Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder Proposals

        The Netherlands.    Pursuant to our Articles of Association, extraordinary General Meetings will be held whenever our board of directors deems such to be necessary. Pursuant to Dutch law, one or more shareholders, who jointly represent at least one-tenth of the issued capital may request our board of directors to convene a General Meeting. If our board of directors has not taken the steps necessary to ensure that a General Meeting could be held within the relevant statutory period after the request, the requesting persons may, at his/her/their request, be authorized by Court in preliminary relief proceedings to convene a General Meeting. The court shall disallow the application if it does not appear that the applicants have previously requested our board of directors to convene a General Meeting and our board of directors has not taken the necessary steps so that the General Meeting could be held within six weeks after the request.

        Also, the agenda for a General Meeting shall include such items requested by one or more shareholders, and others entitled to attend General Meetings, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our Articles of Association do not state such lower percentage. Requests must be made in writing and received by our board of directors at least 60 days before the day of the convocation of the meeting. In accordance with the DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting our board of directors in that respect. If one or more shareholders intends to request that an item be put on the agenda that may result in a change in the company's strategy, our board of directors may invoke a response time of a maximum of 180 days until the day of the General Meeting.

        Delaware.    Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC's proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation's securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by Written Consent

        The Netherlands.    Our Articles of Association do not provide for the possibility that shareholders' resolutions can also be adopted in writing without holding a meeting of shareholders. Although permitted by Dutch law, for a listed company, this method of adopting resolutions is not feasible.

        Delaware.    Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal Rights

        The Netherlands.    The concept of appraisal rights is not known as such under Dutch law.

        However, pursuant to Dutch law a shareholder who for his own account contributes at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Enterprise Chamber. The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

        Furthermore, in accordance with the Directive (EU) 2017/1132 of the European Parliament and the Council of June 14, 2017 on cross-border mergers of limited liability companies, Dutch law provides that, to the extent that the acquiring company in a cross-border merger is organized under the laws of another European Union member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. Such compensation to be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of entry into effect of the cross-border merger.

        Payment by the acquiring company is only possible if the resolution to approve the cross-border merger by the corporate body of the other company or companies involved in the cross-border merger includes the acceptance of the rights of the shareholders of the Dutch company to oppose the cross-border merger.

        Delaware.    The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder's shares, in connection with certain mergers and consolidations.

Shareholder Suits

        The Netherlands.    In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in case cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder such shareholder has an individual right of action against such third party in its own name. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

        Delaware.    Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of Shares

        The Netherlands.    Under Dutch law, a company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions of Dutch law and its Articles of Association, acquire shares in its own capital. We may acquire fully paid shares in our own capital at any time for no valuable consideration. Furthermore, we may repurchase fully paid shares in our own capital if (i) such repurchase would not cause our shareholders' equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to applicable law, (ii) we (including our subsidiaries) would thereafter not hold shares or hold a pledge over shares with an aggregate nominal value exceeding 50% of our issued share capital and (iii) our board of directors has been authorized thereto by the shareholders at the General Meeting.

        An authorization by the shareholders at the General Meeting to our board of directors for the repurchase of shares can be granted for a maximum period of 18 months. Such authorization must specify the number and class of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired.

        No authorization of the shareholders at the General Meeting is required if ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan.

        Delaware.    Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-takeover Provisions

        The Netherlands.    Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including requirements that certain matters, including an amendment of our Articles of Association, may only be brought to our shareholders for a vote upon a proposal by our board of directors.

        Delaware.    In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

        Section 203 of the Delaware General Corporation Law prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation's voting stock, within three years after the person becomes an interested stockholder, unless:

  •
  the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

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  after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

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  after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

        A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until twelve months following its adoption.

Inspection of Books and Records

        The Netherlands.    The board of directors provides the shareholders at the General Meeting in good time with all information that the shareholders require for the exercise of their powers, unless this would be contrary to an overriding interest of us. If the board of directors invokes an overriding interest, it must give reasons.

        Delaware.    Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation's books and records during the corporation's usual hours of business.

Removal of Board Member

        The Netherlands.    The shareholders at a General Meeting have the authority to suspend or remove members of our board of directors at any time, with or without cause, by means of a resolution passed by a simple majority of the votes cast. Executive directors may also be suspended by our board of directors. A suspension by our board of directors may be discontinued by the shareholders at a General Meeting at any time.

        Delaware.    Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Preemptive Rights

        The Netherlands.    Under Dutch law, in the event of an issuance of ordinary shares or upon a grant of rights to subscribe for ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder (with the exception of ordinary shares to be issued to employees or ordinary shares issued against a contribution other than in cash or the issue of shares to persons exercising a previously granted right to subscribe for shares). A shareholder may exercise preemptive rights during a period of at least two weeks from the date of the announcement of the issue of shares. Under our Articles of Association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the shareholders at the General Meeting upon proposal of our board of directors with the consent of the majority of the non-executive directors.

        Our board of directors, with the consent of the majority of the non-executive directors, may restrict or exclude the preemptive rights in respect of newly issued ordinary shares if it has been designated as the authorized body to do so by the shareholders at the General Meeting. Such designation can be granted for a period not exceeding five years. A resolution of the shareholders at the General Meeting to restrict or exclude the preemptive rights or to designate our board of directions as the authorized body to do so requires a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.

        Delaware.    Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

        The Netherlands.    Pursuant to Dutch law and the Articles of Association, the distribution of profits will take place following the adoption of our annual accounts, from which we will determine whether such distribution is permitted. We may only make distributions to the shareholders, whether from profits or from its freely distributable reserves, only insofar as its shareholders' equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

        The shareholders at the General Meeting may determine which part of our profits will be added to the reserves in consideration of our reserves and dividends policy. The remaining part of the profits after the addition to the reserves will be at the disposal of the shareholders at the General Meeting. Distributions of dividends will be made pro rata to the nominal value of each share.

        Subject to Dutch law and the Articles of Association, our board of directors, with the consent of the majority of the non-executive directors, may resolve to distribute an interim dividend if it determines such interim dividend to be justified by our profits. For this purpose, our board of directors must prepare an interim statement of assets and liabilities. Such interim statement shall show our financial position not earlier than on the first day of the third month before the month in which the resolution to make the interim distribution is announced. An interim dividend can only be paid if (a) an interim statement of assets and liabilities is drawn up showing that the funds available for distribution are sufficient, and (b) our shareholders' equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

        Our board of directors, with the consent of the majority of the non-executive directors, may resolve that we make distributions to shareholders from one or more of its freely distributable reserves, other than by way of profit distribution, subject to the due observance of our policy on reserves and dividends. Any such distributions will be made pro rata to the nominal value of each share.

        Dividends and other distributions shall be made payable not later than the date determined by our board of directors. Claims to dividends and other distribution not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

        Delaware.    Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of ordinary shares, property or cash.

Shareholder Vote on Certain Reorganizations

        The Netherlands.    Under Dutch law, the shareholders at the General Meeting must approve resolutions of our board of directors relating to a significant change in the identity or the character of the company or the business of the company, which includes:

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  a transfer of the business or virtually the entire business to a third party;

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  the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

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  the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one third of the amount of its assets according to its statement of financial position and explanatory notes or, if the company prepares a consolidated statement of financial position, according to its consolidated statement of financial position and explanatory notes in the last adopted annual accounts of the company.

        Under Dutch law, a shareholder who, for its own account, owns shares representing at least 95% of the nominal value of a company's issued share capital may institute proceedings against the company's other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Chamber, which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of experts who will offer an opinion to the Enterprise Chamber on the value of the shares.

        Delaware.    Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

        Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation's common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Remuneration of Board Members

        The Netherlands.    Under Dutch law and our Articles of Association, we must adopt a remuneration policy for our board members. Such remuneration policy shall be adopted by the shareholders at the General Meeting upon the proposal of the non-executive directors. The remuneration of the individual members of the board of directors shall be determined by the non-executive directors, at the recommendation of the remunerations and nominations committee, within the limits of the remuneration policy adopted by the shareholders at the General Meeting. With respect to remuneration schemes in the form of shares or rights to shares is submitted by the board to the shareholders at the General Meeting for their approval. This proposal must set out at least the maximum number of shares or rights to shares to be granted to our board of directors and the criteria for granting or amendment.

        Delaware.    Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements.

Dutch Corporate Governance Code

        As a Dutch company we are subject to the DCGC. On December 8, 2016, the monitoring committee for the DCGC has published the revised DCGC, which is in force as of the financial year starting on or after January 1, 2017 and replaces the DCGC dated December 10, 2008 which was in force as of January 1, 2009 until December 31, 2016. On September 7, 2017, the revised DCGC was formally enshrined in Dutch law by the Dutch legislator as of January 1, 2018.

        The DCGC contains both principles and best practice provisions for management boards, supervisory boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. A copy of the DCGC can be found on www.mccg.nl. As a Dutch company, we are subject to the DCGC and are required to disclose in our annual report, filed in the Netherlands, whether we comply with the provisions of the DCGC. If we do not comply with the provisions of the DCGC (for example, because of a conflicting Nasdaq requirement or otherwise), we must list the reasons for any deviation from the DCGC in our annual report.

        We acknowledge the importance of good corporate governance. However, at this stage, we do not comply with all the provisions of the DCGC, to a large extent because such provisions conflict with or are inconsistent with the corporate governance rules of Nasdaq and U.S. securities laws that apply to us, or because such provisions do not reflect best practices of global companies listed on Nasdaq.

        The discussions below summarize the most important differences between our expected governance structure following this offering and the principles and best practices of the DCGC that has come into force as of the financial year starting on or after January 1, 2017:

  •
  We do not comply with best practice provision 2.1.5 of the DCGC, which requires that the non-executive directors shall draw up a diversity policy for the composition of the board. We aim for a diverse composition with respect to nationality, experience, background, age and gender, which objective has also been included in our profile of the size and composition of the non-executive directors.

  •
  We do not comply with best practice provision 2.3.2 of the DCGC, which requires that the non-executive directors will appoint among its members an audit committee, a remuneration committee and a selection and appointment committee, if the board of directors consists of more than four non-executive directors. For practical purposes, the remuneration committee and the selection and appointment committee are combined into the remuneration and nomination committee, which performs the tasks attributed by the DCGC to the remuneration committee, as well as the selection and appointment committee.

  •
  We do not comply with best practice provision 2.4.5 of the DCGC, which requires that the non-executive directors will follow an introductory program. The non-executive directors all have extensive relevant experience in the field the company operates in, and/or have substantial experience with the company. Therefore, an introductory program has until the date of this annual report not been deemed necessary. However, when in the future new non-executive directors will join the board of directors, the company will re-evaluate the need for such introductory program.

  •
  We do not comply with best practice provision 3.1.2 under vii of the DCGC, which states that options are not to be exercised within the first three years after the date of granting. Pursuant to the argenx Employee Stock Option Plan, options are exercisable once vested, which means that one-third of the options granted are exercisable after one year, and each month after one-twenty-fourth of the remaining options is exercisable. The company deviates from this best practice provision 3.1.2 under vii to allow for a more liquid and hence more competitive option plan. In order to contribute to the long term value creation of the company, options have a three year vesting period and hence any option package granted cannot be fully exercised within a three-year term. Until the date of this prospectus supplement, none of the directors have exercised any options within the first three years after the date of grant of those options.

  •
  We do not comply with best practice provision 3.3.2 of the DCGC, which requires that non-executive directors will not be granted any shares or rights to shares as remuneration. In accordance with our remuneration policy, certain non-executive directors may be granted options by way of remuneration, in recognition of the substantial industry expertise they bring to us.

Limitations on the Right to Own Securities

        Neither Dutch law nor our Articles of Association impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

Transfer Agent and Registrar

        The transfer agent and registrar for the ADSs is The Bank of New York Mellon.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one share (or a right to receive one share) deposited with ING Bank N.V., as custodian for the depositary in The Netherlands. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited shares together with our other securities, cash and other property held by the depositary, are referred to as the deposited securities. The depositary's office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

        You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

        As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Dutch law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided in "Where You Can Find More Information."

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

        The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

        Cash.    The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

        Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See the subsections of the "Taxation" section herein titled "Certain Material U.S. Federal Income Tax Considerations to U.S. Holders," "Dutch Tax Consequences Prior to Our Redomiciliation," "Dutch Tax Consequences Upon Completion of Our Redomiciliation," "Belgian Tax Consequences Prior to Our Redomiciliation" and "Belgian Tax Consequences Upon Completion of Our

Redomiciliation," as applicable. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

        Shares.    The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

        Rights to purchase additional shares.    If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

        Other Distributions.    The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

        You may surrender your ADSs for the purpose of withdrawal at the depositary's office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

        ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a General Meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to Dutch law and the provisions of our Articles of Association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

        Except by instructing the depositary as described above, you won't be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the General Meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we asked the depositary to solicit your instructions at least 45 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions to be voted upon unless we notify the depositary that:

  •
  we do not wish to receive a discretionary proxy;

  •
  there is substantial shareholder opposition to the particular question; or

  •
  the particular question would have an adverse impact on our shareholders.

        We are required to notify the depositary if one of the conditions specified above exists.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

        In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

        The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

        From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

        The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary's obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American Depositary Shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

        The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

        If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

        If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

        If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

        If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

        The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

  •
  60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

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  we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

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  we appear to be insolvent or enter insolvency proceedings

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  all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

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  there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

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  there has been a replacement of deposited securities.

        If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

        After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

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  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

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  are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

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  are not liable if we or it exercises discretion permitted under the deposit agreement;

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  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

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  have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

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  are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

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  may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

        Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

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  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

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  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying your ADSs

        ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

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  when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders' meeting; or (iii) we are paying a dividend on our shares;

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  when you owe money to pay fees, taxes and similar charges; or

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  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

        The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying shares. This is called a pre-release of the ADSs. The depositary may also deliver shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days' notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so.

Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

        In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary's reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder communications; inspection of register of holders of ADSs

        The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

TAXATION

        The information presented under the caption "Certain Material U.S. Federal Income Tax Considerations to U.S. Holders" below is a discussion of certain material U.S. federal income tax considerations to a U.S. holder (as defined below) of investing in the ADSs. The information presented under the captions "Dutch Tax Consequences Prior to Our Redomiciliation" and "Dutch Tax Consequences Upon Completion of Our Redomiciliation" are discussions of the material Dutch tax consequences of investing in the ADSs. The information presented under the captions "Belgian Tax Consequences Prior to Our Redomiciliation" and "Belgian Tax Consequences Upon Completion of Our Redomiciliation" are discussions of the material Belgian tax consequences of investing in the ADSs.

        You should consult your tax advisor regarding the applicable tax consequences to you of investing in the ADSs under the laws of the United States (federal, state and local), the Netherlands, Belgium and any other applicable foreign jurisdiction.

Certain Material U.S. Federal Income Tax Considerations to U.S. Holders

        The following is a summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of ADSs by a U.S. holder (as defined below). This summary addresses only the U.S. federal income tax considerations for U.S. holders that are initial purchasers of ADSs and that will hold ADSs as capital assets for U.S. federal income tax purposes. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder. This summary does not address tax considerations applicable to a holder of ADSs that may be subject to special tax rules including, without limitation, the following:

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  banks, financial institutions or insurance companies;

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  brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;

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  tax-exempt entities or organizations, including an "individual retirement account" or "Roth IRA" as defined in Section 408 or 408A of the Code (as defined below), respectively;

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  real estate investment trusts, regulated investment companies or grantor trusts;

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  persons that hold the ADSs as part of a "hedging," "integrated" or "conversion" transaction or as a position in a "straddle" for U.S. federal income tax purposes;

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  partnerships (including entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or persons that will hold the ADSs through such an entity;

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  certain former citizens or long-term residents of the United States;

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  holders that own directly, indirectly, or through attribution 10% or more of the voting power or value of our ordinary shares and ADSs; and

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  holders that have a "functional currency" for U.S. federal income tax purposes other than the U.S. dollar.

        Further, this summary does not address the U.S. federal estate, gift, or alternative minimum tax considerations, or any U.S. state, local, or non-U.S. tax considerations of the acquisition, ownership and disposition of ADSs.

        This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code; existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder, administrative and judicial interpretations thereof; and the income tax treaties between the Netherlands and the United States, and Belgium and the United States, in each case as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. There can be no assurances that the U.S. Internal Revenue Service, or the IRS, will not take a contrary or different position concerning the tax consequences of the acquisition, ownership and disposition of our ordinary shares or that such a position would not be sustained. Holders should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of ADSs in their particular circumstances.

        For the purposes of this summary, a "U.S. holder" is a beneficial owner of ADSs that is (or is treated as), for U.S. federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or have a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

        If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds ADSs, the U.S. federal income tax consequences relating to an investment in those ADSs will depend in part upon the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor regarding the U.S. federal income tax considerations of owning and disposing of ADSs in its particular circumstances.

        In general, a U.S. holder who owns ADSs will be treated as the beneficial owner of the underlying shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will generally be recognized if a U.S. holder exchanges ADSs for the underlying shares represented by those ADSs.

        The U.S. Treasury has expressed concerns that parties to whom ADSs are released before shares are delivered to the depositary ("pre-release"), or intermediaries in the chain of ownership between holders and the issuer of the security underlying the ADSs, may be taking actions that are inconsistent with the claiming of foreign tax credits by holders of ADSs. These actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain non-corporate holders. Accordingly, the creditability of Dutch or Belgian taxes, and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. holders, each described below, could be affected by actions taken by such parties or intermediaries.

        As indicated below, this discussion is subject to U.S. federal income tax rules applicable to a "passive foreign investment company," or a PFIC.

        Persons considering an investment in the ADSs should consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of ADSs, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

        Distributions.    Although we do not currently plan to pay dividends, and subject to the discussion under "—Passive Foreign Investment Company Considerations" below, the gross amount of any distribution (before reduction for any amounts withheld in respect of Dutch or Belgian withholding tax) actually or constructively received by a U.S. holder with respect to ADSs will be taxable to the U.S. holder as a dividend to the extent of the U.S. holder's pro rata share of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the

U.S. holder's adjusted tax basis in ADSs. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as either long-term or short-term capital gain depending upon whether the U.S. holder has held the ADSs for more than one year as of the time such distribution is received. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. Non-corporate U.S. holders may qualify for the preferential rates of taxation with respect to dividends on ADSs applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) applicable to qualified dividend income (as discussed below) if we are a "qualified foreign corporation" and certain other requirements (discussed below) are met. A non-U.S. corporation (other than a corporation that is a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on shares which are readily tradable on an established securities market in the United States. The ADSs are listed on the Nasdaq Global Select Market, which is an established securities market in the United States, and we expect the ADSs to be readily tradable on Nasdaq. However, there can be no assurance that the ADSs will be considered readily tradable on an established securities market in the United States in later years. Therefore, subject to the discussion under "—Passive Foreign Investment Company Considerations" below, such dividends will generally be "qualified dividend income" in the hands of non-corporate U.S. holders, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. The dividends will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.

        A U.S. holder generally may claim the amount of any Dutch or Belgian withholding tax as either a deduction from gross income or a credit against U.S. federal income tax liability. However, the foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. Generally, the credit cannot exceed the proportionate share of a U.S. holder's U.S. federal income tax liability that such U.S. holder's taxable income bears to such U.S. holder's worldwide taxable income. In applying this limitation, a U.S. holder's various items of income and deduction must be classified, under complex rules, as either "foreign source" or "U.S. source." In addition, this limitation is calculated separately with respect to specific categories of income. The amount of a distribution with respect to the ADSs that is treated as a "dividend" may be lower for U.S. federal income tax purposes than it is for Dutch or Belgian income tax purposes, potentially resulting in a reduced foreign tax credit for the U.S. holder. Furthermore, Dutch or Belgian income taxes withheld in excess of the rate applicable under the income tax treaty between the Netherlands or Belgium and the United States will not be eligible for credit against U.S. holders' federal income tax liability. Each U.S. holder should consult its own tax advisors regarding the foreign tax credit rules.

        Sale, Exchange or Other Taxable Disposition of ADSs.    A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of ADSs in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder's tax basis for those ADSs. Subject to the discussion under "—Passive Foreign Investment Company Considerations" below, this gain or loss will generally be a capital gain or loss. The adjusted tax basis in ADSs generally will be equal to the cost of such ADSs. Capital gain from the sale, exchange or other taxable disposition of ADSs of a non-corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder's holding period determined at the time of such sale, exchange or other taxable disposition for such ADSs exceeds one year (i.e., such gain is long-term taxable gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

        Medicare Tax.    Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their "net investment income," which may include all or a portion of their dividend income and net gains from the disposition of ADSs. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in ADSs.

        Passive Foreign Investment Company Considerations.    If we are a PFIC for any taxable year, a U.S. holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

        A corporation organized outside the United States generally will be a PFIC for U.S. federal income tax purposes for any taxable year in which either: (i) at least 75% of its gross income is "passive income" or (ii) at least 50% of the average quarterly value of its total gross assets (for which purpose the total value of our assets may be determined in part by reference to the market value of our ordinary shares and ADSs, which is subject to change) is attributable to assets that produce "passive income" or are held for the production of "passive income."

        Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of cash, including the funds raised in offerings of the ADSs. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation's income for purposes of the PFIC tests. If we are a PFIC for any year with respect to which a U.S. holder owns ADSs, we will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns ADSs, regardless of whether we continue to meet the tests described above.

        Whether we are a PFIC for any taxable year will depend on the composition of our income and the projected composition and estimated fair market values of our assets in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for any taxable year. The market value of our assets may be determined in large part by reference to the market price of our ordinary shares and ADSs, which is likely to fluctuate. Based on the foregoing, we do not anticipate that we will be a PFIC for the current taxable year based upon the expected value of our assets, including any goodwill, and the expected composition of our income and assets, however, as previously mentioned, we cannot provide any assurances regarding our PFIC status for the current or any prior or future taxable years.

        If we are a PFIC, for any taxable year, then unless you make one of the elections described below, a special tax regime will apply to both (a) any "excess distribution" by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for ADSs) and (b) any gain realized on the sale or other disposition of ADSs. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder's regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under "—Distributions."

        Certain elections exist that would result in an alternative treatment (such as mark-to-market treatment) of ADSs. If a U.S. holder makes the mark-to- market election, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of the ADSs at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder's tax basis in ADSs will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of the ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to-market election is available only if we are a PFIC and the ADSs are "regularly traded" on a "qualified exchange." ADSs will be treated as "regularly traded" in any calendar year in which more than a de minimis quantity of ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement as disregarded). Nasdaq is a qualified exchange for this purpose and, consequently, if the ADSs are regularly traded, the mark-to-market election will generally be available to a U.S. holder.

        If we are a PFIC for any year during which a U.S. holder holds ADSs, we must generally continue to be treated as a PFIC by that U.S. holder for all succeeding years during which the U.S. holder holds the ADSs, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a "deemed sale" election with respect to the ADSs. If such election is made, the U.S. holder will be deemed to have sold the ADSs it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences applicable to sales of PFIC shares described above. After the deemed sale election, the U.S. holder's ADSs with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

        The tax consequences that would apply if we were a PFIC would also be different from those described above if a U.S. holder were able to make a valid "qualified electing fund," or QEF, election. However, we do not currently intend to provide the information necessary for U.S. holders to make a QEF election if we were treated as a PFIC for any taxable year and prospective investors should assume that a QEF election will not be available. U.S. holders should consult their tax advisors to determine whether any of these above elections would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.

        If we are determined to be a PFIC, the general tax treatment for U.S. holders described in this section would apply to indirect distributions and gains deemed to be realized by U.S. holders in respect of any of our subsidiaries that also may be determined to be PFICs. We have not determined whether any of our subsidiaries are or may be lower-tier PFICs for the current taxable year or future taxable years, and we do not intend to do so. We also do not intend to make available the information necessary for U.S. holders to make a QEF election with respect to any lower-tier PFICs and therefore you should expect that you will not be able to make a QEF election with respect to them.

        If a U.S. holder owns ADSs during any taxable year in which we are a PFIC, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to the company, generally with the U.S. holder's federal income tax return for that year. If our company were a PFIC for a given taxable year, then you should consult your tax advisor concerning your annual filing requirements.

        The U.S. federal income tax rules relating to PFICs are complex. Prospective U.S. investors are urged to consult their own tax advisors with respect to the acquisition, ownership and disposition of ADSs, the consequences to them of an investment in a PFIC, any elections available with respect to our ordinary shares and the IRS information reporting obligations with respect to the acquisition, ownership and disposition of the ADSs.

        Backup Withholding and Information Reporting.    U.S. holders generally will be subject to information reporting requirements with respect to dividends on ADSs and on the proceeds from the sale, exchange or disposition of the ADSs that are paid within the United States or through U.S.- related financial intermediaries, unless the U.S. holder is an "exempt recipient." In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a correct taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

        Foreign Asset Reporting.    Certain U.S. holders who are individuals and certain entities controlled by individuals may be required to report information relating to an interest in ADSs, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their acquisition, ownership and disposition of the ADSs.

        THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE ADSs IN LIGHT OF THE INVESTOR'S OWN CIRCUMSTANCES.

Dutch Tax Consequences Prior to Our Redomiciliation

        The following summary outlines certain material Dutch tax consequences in connection with the acquisition, ownership and disposal of the ADSs, prior to our proposed redomiciliation. All references in this summary to the Netherlands and Dutch law are to the European part of the Kingdom of the Netherlands and its law, respectively, only. The summary does not purport to present any comprehensive or complete picture of all Dutch tax aspects that could be of relevance to the acquisition, ownership and disposal of the ADSs by a (prospective) holder of the ADSs who may be subject to special tax treatment under applicable law. The summary is based on the tax laws and practice of the Netherlands as in effect on the date of this prospectus supplement, which are subject to changes that could prospectively or retrospectively affect the Dutch tax consequences.

        For purposes of Dutch income and corporate income tax, shares, or certain other assets, which may include depositary receipts in respect of shares, legally owned by a third party such as a trustee, foundation or similar entity or arrangement, or a Third Party, may under certain circumstances have to be allocated to the (deemed) settlor, grantor or similar originator, or the Settlor, or, upon the death of the Settlor, such Settlor's beneficiaries, or the Beneficiaries, in proportion to their entitlement to the estate of the Settlor of such trust or similar arrangement, or the Separated Private Assets.

        The summary does not address the tax consequences of a holder of the ADSs who is an individual and who has a substantial interest (aanmerkelijk belang) in the company. Generally, a holder of the ADSs will have a substantial interest in the company if such holder of the ADSs, whether alone or together with such holder's spouse or partner and/or certain other close relatives, holds directly or indirectly, or as Settlor or Beneficiary of Separated Private Assets (i) (x) the ownership of, (y) certain other rights, such as usufruct, over, or (z) rights to acquire (whether or not already issued), shares (including the ADSs) representing 5% or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares) of the company or (ii) (x) the ownership of, or (y) certain other rights, such as usufruct over, profit participating certificates (winstbewijzen) that relate to 5% or more of the annual profit of the company or to 5% or more of the liquidation proceeds of the company.

        In addition, a holder of the ADSs has a substantial interest in the company if such holder, whether alone or together with such holder's spouse or partner and/or certain other close relatives, has the ownership of, or other rights over, shares, or depositary receipts in respect of shares, in, or profit certificates issued by, the company that represent less than 5% of the relevant aggregate that either (a) qualified as part of a substantial interest as set forth above and where shares, or depositary receipts in respect of shares, profit certificates and/or rights there over have been, or are deemed to have been, partially disposed of, or (b) have been acquired as part of a transaction that qualified for non-recognition of gain treatment.

        Furthermore, this summary does not address the tax consequences of a holder of the ADSs who:

  (a)
  receives income or realizes capital gains in respect of the ADSs in connection with such holder's employment activities or in such holder's capacity as (former) board member or (former) supervisory board member; or

  (b)
  is a resident of any non-European part of the Kingdom of the Netherlands.

        PROSPECTIVE HOLDERS OF THE ADSs SHOULD CONSULT THEIR OWN PROFESSIONAL ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF ANY ACQUISITION, OWNERSHIP OR DISPOSAL OF THE ADSs IN THEIR INDIVIDUAL CIRCUMSTANCES.

Dividend Withholding Tax

General

        The company is generally required to withhold dividend withholding tax imposed by the Netherlands at a rate of 15% on dividends distributed by the company in respect of our ordinary shares underlying the ADSs. The expression "dividends distributed by the company" as used herein includes, but is not limited to:

  (a)
  distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital ("gestort kapitaal") not recognized for Dutch dividend withholding tax purposes;

  (b)
  liquidation proceeds, proceeds of redemption of our ordinary shares or, as a rule, consideration for the repurchase of our ordinary shares by the company in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

  (c)
  the par value of our ordinary shares issued to a holder of our ordinary shares or an increase of the par value of our ordinary shares, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

  (d)
  partial repayment of paid-in capital, recognized for Dutch dividend withholding tax purposes, if and to the extent that there are net profits (zuivere winst), unless (i) the shareholders at the General Meeting have resolved in advance to make such repayment and (ii) the par value of our ordinary shares concerned has been reduced by an equal amount by way of an amendment of the articles of association.

Holders of the ADSs Resident in the Netherlands

        A holder of the ADSs that is resident or deemed to be resident in the Netherlands is generally entitled, subject to the anti-dividend stripping rules described below, to a full credit against its (corporate) income tax liability, or a full refund, of the Dutch dividend withholding tax. The same generally applies to holders of the ADSs that are neither resident nor deemed to be resident in the Netherlands if the ADSs are attributable to a permanent establishment in the Netherlands of such non-resident holder.

Holders of the ADSs Resident Outside the Netherlands

        A holder of the ADSs that is resident in a country with which the Netherlands has a double taxation convention in effect, may, depending on the terms of such double taxation convention and subject to the anti-dividend stripping rules described below, be eligible for a full or partial exemption from, or full or partial refund of, Dutch dividend withholding tax on dividends received.

        A holder of the ADSs, that is a legal entity (a) resident in (i) a Member State of the European Union, (ii) Iceland, Norway or Liechtenstein, or (iii) a country with which the Netherlands has concluded a tax treaty that includes an article on dividends and (b) that is in its state of residence under the terms of a double taxation agreement concluded with a third state, not considered to be resident for tax purposes in a country with which the Netherlands has not concluded a tax treaty that includes an article on dividends (not being a Member State of the European Union, Iceland, Norway or Liechtenstein), is generally entitled, subject to the anti-abuse rules and the anti-dividend stripping rules described below, to a full exemption from Dutch dividend withholding tax on dividends received if it holds an interest of at least 5% (in shares or, in certain cases, in voting rights) in the company or if it holds an interest of less than 5%, in either case where, had the holder of the ADSs been a Dutch resident, it would have had the benefit of the participation exemption (this may include a situation where another related party holds an interest of 5% or more in the company).

        The full exemption from Dutch dividend withholding tax on dividends received by a holder of the ADSs, that is a legal entity (a) resident in (i) a Member State of the European Union, (ii) Iceland, Norway or Liechtenstein, or (iii) a country with which the Netherlands has concluded a tax treaty that includes an article on dividends is not granted if the interest held by such holder (i) is held with the avoidance of Dutch dividend withholding tax of another person as (one of) the main purpose(s) and (ii) forms part of an artificial structure or series of structures (such as structures which are not put into place for valid business reasons reflecting economic reality).

        A holder of the ADSs, that is an entity resident in (i) a Member State of the European Union, or (ii) Iceland, Norway or Liechtenstein, or (iii) in a jurisdiction which has an arrangement for the exchange of tax information with the Netherlands (and such holder as described under (iii) holds the ADSs as a portfolio investment, i.e., such holding is not acquired with a view to the establishment or maintenance of lasting and direct economic links between the holder of the ADSs and the company and does not allow the holder of the ADSs to participate effectively in the management or control of the company), which is exempt from tax in its country of residence and does not have a similar function to a qualifying investment institution (fiscale beleggingsinstelling) or a qualifying exempt investment institution (vrijgestelde beleggingsinstelling), and that would have been exempt from Dutch corporate income tax if it had been a resident of the Netherlands, is generally entitled, subject to the anti-dividend stripping rules described below, to a full refund of Dutch dividend withholding tax on dividends received. This full refund will in general benefit certain foreign pension funds, government agencies and certain government controlled commercial entities.

        According to the anti-dividend stripping rules, no exemption, reduction, credit or refund of Dutch dividend withholding tax will be granted if the recipient of the dividend paid by the company is not considered the beneficial owner (uiteindelijk gerechtigde) of the dividend as defined in these rules. A recipient of a dividend is not considered the beneficial owner of the dividend if, as a consequence of a combination of transactions, (i) a person (other than the holder of the dividend coupon), directly or indirectly, partly or wholly benefits from the dividend, (ii) such person directly or indirectly retains or acquires a comparable interest in the ADSs, and (iii) such person is entitled to a less favorable exemption, refund or credit of dividend withholding tax than the recipient of the dividend distribution. The term "combination of transactions" includes transactions that have been entered into in the anonymity of a regulated stock market, the sole acquisition of one or more dividend coupons and the establishment of short-term rights or enjoyment on the ADSs (e.g., usufruct).

Holders of the ADSs Resident in the United States

        Dividends distributed by the company to U.S. resident holders of the ADSs that are eligible for benefits under the Convention between the Kingdom of the Netherlands and the United States of America for the avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes and Income, dated December 18, 1992 as amended by the protocol of March 8, 2004, or the U.S. Tax Treaty, generally will be entitled to a reduced dividend withholding tax rate of 5% in case of certain U.S. corporate shareholders owning at least 10% of the company's total voting power. Certain U.S. pension funds and tax-exempt organizations may qualify for a complete exemption from Dutch dividend withholding tax.

        Under the U.S. Tax Treaty such benefits are generally available to U.S. residents if such resident is the beneficial owner of the dividends, provided that such shareholder does not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or permanent representative in the Netherlands and to which enterprise or part of an enterprise the ADSs are attributable. A person may, however, not claim the benefits of the U.S. Tax Treaty if such person's entitlement to such benefits is limited by the provisions of Article 26 (the limitation on benefits provision) of the U.S. Tax Treaty. The reduced dividend withholding tax rate can generally be applied at source upon the distribution of the dividends, provided that the proper forms have been filed in advance of the distribution. In the case of certain tax-exempt organizations, as a general rule, the so-called refund method applies; only when certain administrative conditions have been fulfilled may such tax-exempt organization use the exemption method.

        Irrespective of meeting the conditions of the relevant provisions of U.S. Tax Treaty, dividends distributed by the company to a U.S. resident holder (i) who is a legal entity resident in the U.S. and (ii) that is in the U.S. under the terms of a double taxation agreement with a third state not considered to be resident for tax purposes in a country with which the Netherlands has not concluded a tax treaty that includes an article on dividends (not being a Member State of the European Union, Iceland, Norway or Liechtenstein), are generally, subject to the anti-abuse rules and the anti-dividend stripping rules described above, fully exempt from Dutch dividend withholding tax if the U.S. resident holder of the ADSs holds an interest of at least 5% (in shares or, in certain cases, in voting rights) in the company or if it holds an interest of less than 5%, in either case where, had the holder of the ADSs been a Dutch resident, it would have had the benefit of the participation exemption (this may include a situation where another related party holds an interest of 5% or more in the company).

Taxes on Income and Capital Gains

Holders of the ADSs Resident in the Netherlands: Individuals

        A holder of the ADSs, who is an individual resident or deemed to be resident in the Netherlands will be subject to regular Dutch income tax on the income derived from the ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ADSs by the holder thereof, if:

  (a)
  such holder of the ADSs has an enterprise or an interest in an enterprise, to which enterprise the ADSs are attributable; and/or

  (b)
  such income or capital gain forms "a benefit from miscellaneous activities" ("resultaat uit overige werkzaamheden") which, for instance, would be the case if the activities with respect to the ADSs exceed "normal active asset management" ("normaal, actief vermogensbeheer") or if income and gains are derived from the holding, whether directly or indirectly, of (a combination of) shares, debt claims or other rights (together, a "lucrative interest" (lucratief belang)) that the holder thereof has acquired under such circumstances that such income and gains are intended to be remuneration for work or services performed by such holder (or a related person), whether within or outside an employment relation, where such lucrative interest provides the holder thereof, economically speaking, with certain benefits that have a relation to the relevant work or services.

        If either of the abovementioned conditions (a) or (b) applies, income derived from the ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ADSs will in general be subject to Dutch income tax at the progressive rates up to 51.95%.

        If the abovementioned conditions (a) and (b) do not apply, a holder of the ADSs who is an individual, resident or deemed to be resident in the Netherlands will not be subject to taxes on income and capital gains in the Netherlands. Instead, such individual is generally taxed at a flat rate of 30% on deemed income from "savings and investments" ("sparen en beleggen"), which deemed income is determined on the basis of the amount included in the individual's "yield basis" ("rendementsgrondslag") at the beginning of the calendar year (minus a tax-free threshold). For the 2018 tax year, the deemed income derived from savings and investments will amount to 2.02% of the individual's yield basis up to €70,800, 4.33% of the individual's yield basis exceeding €70,800 up to and including €978,000 and 5.38% of the individual's yield basis in excess of €978,000. The tax-free threshold for 2018 is €30,000.

Holders of the ADSs Resident in the Netherlands: Corporate Entities

        A holder of the ADSs that is resident or deemed to be resident in the Netherlands for corporate income tax purposes, and that is:

  •
  a corporation;

  •
  another entity with a capital divided into shares;

  •
  a cooperative (association);

  •
  or another legal entity that has an enterprise or an interest in an enterprise to which the ADSs are attributable,

        but which is not:

  •
  a qualifying pension fund;

  •
  a qualifying investment institution (fiscale beleggingsinstelling) or a qualifying exempt investment institution (vrijgestelde beleggingsinstelling); or

  •
  another entity exempt from corporate income tax,

        will in general be subject to regular Dutch corporate income tax, generally levied at a rate of 25% (20% over profits up to €200,000) over income derived from the ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ADSs, unless, and to the extent that, the participation exemption (deelnemingsvrijstelling) applies.

Holders of the ADSs Resident Outside the Netherlands: Individuals

        A holder of the ADSs who is an individual, not resident or deemed to be resident in the Netherlands will not be subject to any Dutch taxes on income derived from the ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ADSs (other than the Dutch dividend withholding tax described above), unless:

  (a)
  such holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the ADSs are attributable; or

  (b)
  such income or capital gain forms a "benefit from miscellaneous activities in the Netherlands" ("resultaat uit overige werkzaamheden in Nederland") which would for instance be the case if the activities in the Netherlands with respect to the ADSs exceed "normal active asset management" ("normaal, actief vermogensbeheer" or if such income and gains are derived from the holding, whether directly or indirectly, of (a combination of) shares, debt claims or other rights (together, a "lucrative interest" ("lucratief belang")) that the holder thereof has acquired under such circumstances that such income and gains are intended to be remuneration for work or services performed by such holder (or a related person), in whole or in part, in the Netherlands, whether within or outside an employment relation, where such lucrative interest provides the holder thereof, economically speaking, with certain benefits that have a relation to the relevant work or services.

        If either of the abovementioned conditions (a) or (b) applies, income or capital gains in respect of dividends distributed by the company or in respect of any gains realized upon the acquisition, redemption and/or disposal of the ADSs will in general be subject to Dutch income tax at the progressive rates up to 51.95%.

Holders of the ADSs Resident Outside the Netherlands: Legal and Other Entities

        A holder of the ADSs, that is a legal entity, another entity with a capital divided into shares, an association, a foundation or a fund or trust, not resident or deemed to be resident in the Netherlands for corporate income tax purposes, will not be subject to any Dutch taxes on income derived from the ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ADSs (other than the Dutch dividend withholding tax described above), unless:

  (a)
  such holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the ADSs are attributable; or

  (b)
  such holder has a substantial interest (aanmerkelijk belang) in the company, that (i) is held with the avoidance of Dutch income tax of another person as (one of) the main purpose(s) and (ii) forms part of an artificial structure or series of structures (such as structures which are not put into place for valid business reasons reflecting economic reality).

        If one of the abovementioned conditions applies, income derived from the ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ADSs will, in general, be subject to Dutch regular corporate income tax, levied at a rate of 25% (20% over profits up to €200,000), unless, and to the extent that, with respect to a holder as described under (a), the participation exemption (deelnemingsvrijstelling) applies.

Gift, Estate and Inheritance Taxes

Holders of the ADSs Resident in the Netherlands

        Gift tax may be due in the Netherlands with respect to an acquisition of the ADSs by way of a gift by a holder of the ADSs who is resident or deemed to be resident of the Netherlands at the time of the gift.

        Inheritance tax may be due in the Netherlands with respect to an acquisition or deemed acquisition of the ADSs by way of an inheritance or bequest on the death of a holder of the ADSs who is resident or deemed to be resident of the Netherlands, or in case of a gift by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being is resident or deemed to be resident in the Netherlands.

        For purposes of Dutch gift and inheritance tax, an individual with the Dutch nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the ten years preceding the date of the gift or such individual's death. For purposes of Dutch gift tax, an individual not holding the Dutch nationality will be deemed to be resident of the Netherlands if such individual has been resident in the Netherlands at any time during the twelve months preceding the date of the gift.

Holders of the ADSs Resident Outside the Netherlands

        No gift, estate or inheritance taxes will arise in the Netherlands with respect to an acquisition of the ADSs by way of a gift by, or on the death of, a holder of the ADSs who is neither resident nor deemed to be resident of the Netherlands, unless, in the case of a gift of the ADSs by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands.

Certain Special Situations

        For purposes of Dutch gift, estate and inheritance tax, (i) a gift by a Third Party will be construed as a gift by the Settlor, and (ii) upon the death of the Settlor, as a rule such the Beneficiaries will be deemed to have inherited directly from the Settlor. Subsequently, such Beneficiaries will be deemed the settlor, grantor or similar originator of the Separated Private Assets for purposes of Dutch gift, estate and inheritance tax in case of subsequent gifts or inheritances.

        For the purposes of Dutch gift and inheritance tax, a gift that is made under a condition precedent is deemed to have been made at the moment such condition precedent is satisfied. If the condition precedent is fulfilled after the death of the donor, the gift is deemed to be made upon the death of the donor.

Value Added Tax

        No Dutch value added tax will arise in respect of or in connection with the subscription, issue, placement, allotment or delivery of the ADSs.

Other Taxes and Duties

        No Dutch registration tax, capital tax, custom duty, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, will be payable in the Netherlands in respect of or in connection with the subscription, issue, placement, allotment or delivery of the ADSs.

Residency

        A holder of the ADSs will not be treated as a resident, or a deemed resident, of the Netherlands for tax purposes by reason only of the acquisition, or the holding, of the ADSs or the performance by the company under the ADSs.

Dutch Tax Consequences Upon Completion of Our Redomiciliation

        The following summary outlines certain material Dutch tax consequences in connection with the acquisition, ownership and disposal of the ADSs, if and when our redomiciliation is completed. All references in this summary to the Netherlands and Dutch law are to the European part of the Kingdom of the Netherlands and its law, respectively, only. The summary does not purport to present any comprehensive or complete picture of all Dutch tax aspects that could be of relevance to the acquisition, ownership and disposal of the ADSs by a (prospective) holder of the ADSs who may be subject to special tax treatment under applicable law. The summary is based on the tax laws and practice of the Netherlands as in effect on the date of this prospectus supplement, which are subject to changes that could prospectively or retrospectively affect the Dutch tax consequences.

        For purposes of Dutch income and corporate income tax, shares, or certain other assets which may include depositary receipts in respect of shares, legally owned by a third party such as a trustee, foundation or similar entity or arrangement, or a Third Party, may under certain circumstances have to be allocated to the (deemed) settlor, grantor or similar originator, or the Settlor, or, upon the death of the Settlor, such Settlor's beneficiaries, or the Beneficiaries, in proportion to their entitlement to the estate of the Settlor of such trust or similar arrangement, or the Separated Private Assets.

        The summary does not address the tax consequences of a holder of the ADSs who is an individual and who has a substantial interest (aanmerkelijk belang) in the company. Generally, a holder of the ADSs will have a substantial interest in the company if such holder of the ADSs, whether alone or together with such holder's spouse or partner and/or certain other close relatives, holds directly or indirectly, or as Settlor or Beneficiary of Separated Private Assets (i) (x) the ownership of, (y) certain other rights, such as usufruct, over, or (z) rights to acquire (whether or not already issued), shares (including the ADSs) representing 5% or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares) of the company or (ii) (x) the ownership of, or (y) certain other rights, such as usufruct over, profit participating certificates (winstbewijzen) that relate to 5% or more of the annual profit of the company or to 5% or more of the liquidation proceeds of the company.

        In addition, a holder of the ADSs has a substantial interest in the company if such holder, whether alone or together with such holder's spouse or partner and/or certain other close relatives, has the ownership of, or other rights over, shares, or depositary receipts in respect of shares, in, or profit certificates issued by, the company that represent less than 5% of the relevant aggregate that either (a) qualified as part of a substantial interest as set forth above and where shares, or depositary receipts in respect of shares, profit certificates and/or rights there over have been, or are deemed to have been, partially disposed of, or (b) have been acquired as part of a transaction that qualified for non-recognition of gain treatment.

        This summary does not address the tax consequences of a holder of the ADSs who:

  (a)
  receives income or realizes capital gains in respect of the ADSs in connection with such holder's employment activities or such holder's capacity as (former) board member or (former) supervisory board member; or

  (b)
  is a resident of any non-European part of the Kingdom of the Netherlands.

        PROSPECTIVE HOLDERS OF THE ADSs SHOULD CONSULT THEIR OWN PROFESSIONAL ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF ANY ACQUISITION, OWNERSHIP OR DISPOSAL OF THE ADSs IN THEIR INDIVIDUAL CIRCUMSTANCES.

Dividend Withholding Tax

General

        From a Dutch domestic tax perspective, and subject to double tax treaty relief, dividends distributed by the Belgian argenx SE would continue to be subject to Dutch dividend withholding tax as before our redomiciliation, on the basis that we are a company incorporated under Dutch law. Pursuant to the Netherlands/Belgium double tax treaty, however, holders of the ADSs will not be subject to Dutch dividend withholding tax on dividends distributed by the company, unless such holder is resident or deemed to be resident in the Netherlands.

        Accordingly, the company could be required to withhold dividend withholding tax imposed by the Netherlands at a rate of 15% on dividends distributed by the company in respect of the ordinary shares underlying the ADSs in the situation described below under "Holders of the ADSs Resident in the

Netherlands." The expression "dividends distributed by the company" as used herein includes, but is not limited to:

  (a)
  distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital ("gestort kapitaal") not recognized for Dutch dividend withholding tax purposes;

  (b)
  liquidation proceeds, proceeds of redemption of our ordinary shares or, as a rule, consideration for the repurchase of our ordinary shares by the company in excess of the average paid-in capital recognized for Dutch dividend withholding tax purposes;

  (c)
  the par value of our ordinary shares issued to a holder of our ordinary shares or an increase of the par value of our ordinary shares, to the extent that it does not appear that a contribution, recognized for Dutch dividend withholding tax purposes, has been made or will be made; and

  (d)
  partial repayment of paid-in capital, recognized for Dutch dividend withholding tax purposes, if and to the extent that there are net profits (zuivere winst), unless (i) the shareholders at the General Meeting have resolved in advance to make such repayment and (ii) the par value of our ordinary shares concerned has been reduced by an equal amount by way of an amendment of the articles of association.

Holders of the ADSs Resident in the Netherlands

        Dividends paid by the company to holders of the ADSs that are resident or deemed to be resident in the Netherlands will be subject to Dutch dividend withholding tax.

        A holder of the ADSs that is resident or deemed to be resident in the Netherlands is generally entitled, subject to the anti-dividend stripping rules described below, to a full credit against its (corporate) income tax liability, or a full refund, of the Dutch dividend withholding tax. The same generally applies to holders of the ADSs that are neither resident nor deemed to be resident in the Netherlands if the ADSs are attributable to a permanent establishment in the Netherlands of such non-resident holder.

Holders of the ADSs Resident Outside the Netherlands

        A holder of the ADSs, who is an individual or that is a legal entity, another entity with a capital divided into shares, an association, a foundation or a fund or trust, not resident or deemed to be resident in the Netherlands for (corporate) income tax purposes, will not be subject to any Dutch dividend withholding tax on distributions made on the ordinary shares underlying the ADSs.

Taxes on Income and Capital Gains

Holders of the ADSs Resident in the Netherlands: Individuals

        A holder of the ADSs, who is an individual resident or deemed to be resident in the Netherlands will not be subject to regular Dutch income tax on the income derived from the ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ADSs by the holder thereof, unless:

  (a)
  such holder of the ADSs has an enterprise or an interest in an enterprise, to which enterprise the ADSs are attributable; and/or

  (b)
  such income or capital gain forms "a benefit from miscellaneous activities" ("resultaat uit overige werkzaamheden") which, for instance, would be the case if the activities with respect to the ADSs exceed "normal active asset management" ("normaal, actief vermogensbeheer") or if income and gains are derived from the holding, whether directly or indirectly, of (a combination of) shares, debt claims or other rights (together, a "lucrative interest" (lucratief belang)) that the holder thereof has acquired under such circumstances that such income and gains are intended to be remuneration for work or services performed by such holder (or a related person), whether within or outside an employment relation, where such lucrative interest provides the holder thereof, economically speaking, with certain benefits that have a relation to the relevant work or services.

        If either of the abovementioned conditions (a) or (b) applies, income derived from the ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ADSs will in general be subject to Dutch income tax at the progressive rates up to 51.95%.

        If the abovementioned conditions (a) and (b) do not apply, a holder of the ADSs who is an individual, resident or deemed to be resident in the Netherlands will not be subject to taxes on income and capital gains in the Netherlands. Instead, such individual is generally taxed at a flat rate of 30% on deemed income from "savings and investments" ("sparen en beleggen"), which deemed income is determined on the basis of the amount included in the individual's "yield basis" ("rendementsgrondslag") at the beginning of the calendar year (minus a tax-free threshold). For the 2018 tax year, the deemed income derived from savings and investments will amount to 2.02% of the individual's yield basis up to €70,800, 4.33% of the individual's yield basis exceeding €70,800 up to and including €978,000 and 5.38% of the individual's yield basis in excess of €978,000. The tax-free threshold for 2018 is €30,000.

Holders of the ADSs Resident in the Netherlands: Corporate Entities

        A holder of the ADSs that is resident or deemed to be resident in the Netherlands for corporate income tax purposes, and that is:

  •
  a corporation;

  •
  another entity with a capital divided into shares;

  •
  a cooperative (association); or

  •
  another legal entity that has an enterprise or an interest in an enterprise to which the ADSs are attributable,

        but which is not:

  •
  a qualifying pension fund;

  •
  a qualifying investment institution (fiscale beleggingsinstelling) or a qualifying exempt investment institution (vrijgestelde beleggingsinstelling); or

  •
  another entity exempt from corporate income tax,

will in general be subject to regular Dutch corporate income tax, generally levied at a rate of 25% (20% over profits up to €200,000) over income derived from the ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ADSs, unless, and to the extent that, the participation exemption (deelnemingsvrijstelling) applies.

Holders of the ADSs Resident Outside the Netherlands: Individuals

        A holder of the ADSs who is an individual, not resident or deemed to be resident in the Netherlands will not be subject to any Dutch taxes on income derived from the ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ADSs, unless:

  (a)
  such holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the ADSs are attributable; or

  (b)
  such income or capital gain forms a "benefit from miscellaneous activities in the Netherlands" ("resultaat uit overige werkzaamheden in Nederland") which would for instance be the case if the activities in the Netherlands with respect to the ADSs exceed "normal active asset management" ("normaal, actief vermogensbeheer" or if such income and gains are derived from the holding, whether directly or indirectly, of (a combination of) shares, debt claims or other rights (together, a "lucrative interest" ("lucratief belang")) that the holder thereof has acquired under such circumstances that such income and gains are intended to be remuneration for work or services performed by such holder (or a related person), in whole or in part, in the Netherlands, whether within or outside an employment relation, where such lucrative interest provides the holder thereof, economically speaking, with certain benefits that have a relation to the relevant work or services.

        If either of the abovementioned conditions (a) or (b) applies, income or capital gains in respect of dividends distributed by the company or in respect of any gains realized upon the acquisition, redemption and/or disposal of the ADSs will in general be subject to Dutch income tax at the progressive rates up to 51.95%.

Holders of the ADSs Resident Outside the Netherlands: Legal and Other Entities

        A holder of the ADSs, that is a legal entity, another entity with a capital divided into shares, an association, a foundation or a fund or trust, not resident or deemed to be resident in the Netherlands for corporate income tax purposes, will not be subject to any Dutch taxes on income derived from the ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ADSs, unless:

  (a)
  such holder has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the ADSs are attributable; or

  (b)
  such holder has a substantial interest (aanmerkelijk belang) in the company, that (i) is held with the avoidance of Dutch income tax of another person as (one of) the main purpose(s) and (ii) forms part of an artificial structure or series of structures (such as structures which are not put into place for valid business reasons reflecting economic reality).

        If one of the abovementioned conditions applies, income derived from the ADSs and the gains realized upon the acquisition, redemption and/or disposal of the ADSs will, in general, be subject to Dutch regular corporate income tax, levied at a rate of 25% (20% over profits up to €200,000), unless, and to the extent that, with respect to a holder as described under (a), the participation exemption (deelnemingsvrijstelling) applies.

Gift, Estate and Inheritance Taxes

Holders of the ADSs Resident in the Netherlands

        Gift tax may be due in the Netherlands with respect to an acquisition of the ADSs by way of a gift by a holder of the ADSs who is resident or deemed to be resident of the Netherlands at the time of the gift.

        Inheritance tax may be due in the Netherlands with respect to an acquisition or deemed acquisition of the ADSs by way of an inheritance or bequest on the death of a holder of the ADSs who is resident or deemed to be resident of the Netherlands, or in case of a gift by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands at the time of his death.

        For purposes of Dutch gift and inheritance tax, an individual with the Dutch nationality will be deemed to be resident in the Netherlands if such individual has been resident in the Netherlands at any time during the ten years preceding the date of the gift or his death. For purposes of Dutch gift tax, an individual not holding the Dutch nationality will be deemed to be resident of the Netherlands if such individual has been resident in the Netherlands at any time during the twelve months preceding the date of the gift.

Holders of the ADSs Resident Outside the Netherlands

        No gift, estate or inheritance taxes will arise in the Netherlands with respect to an acquisition of the ADSs by way of a gift by, or on the death of, a holder of the ADSs who is neither resident nor deemed to be resident of the Netherlands, unless, in the case of a gift of the ADSs by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands.

Certain Special Situations

        For purposes of Dutch gift, estate and inheritance tax, (i) a gift by a Third Party will be construed as a gift by the Settlor, and (ii) upon the death of the Settlor, as a rule such the Beneficiaries will be deemed to have inherited directly from the Settlor. Subsequently, such Beneficiaries will be deemed the settlor, grantor or similar originator of the Separated Private Assets for purposes of Dutch gift, estate and inheritance tax in case of subsequent gifts or inheritances.

        For the purposes of Dutch gift and inheritance tax, a gift that is made under a condition precedent is deemed to have been made at the moment such condition precedent is satisfied. If the condition precedent is fulfilled after the death of the donor, the gift is deemed to be made upon the death of the donor.

Value Added Tax

        No Dutch value added tax will arise in respect of or in connection with the subscription, issue, placement, allotment or delivery of the ADSs.

Other Taxes and Duties

        No Dutch registration tax, capital tax, custom duty, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, will be payable in the Netherlands in respect of or in connection with the subscription, issue, placement, allotment or delivery of the ADSs.

Residency

        A holder of the ADSs will not be treated as a resident, or a deemed resident, of the Netherlands for tax purposes by reason only of the acquisition, or the holding, of the ADSs or the performance by the company under the ADSs.

Belgian Tax Consequences Prior to Our Redomiciliation

        The paragraphs below present a summary of certain material Belgian federal income tax consequences of the ownership and disposal of ADSs by an investor that purchases such ADSs prior to the completion of our proposed redomiciliation. The summary is based on laws, treaties and regulatory interpretations in effect in Belgium on the date of this prospectus supplement, all of which are subject to change, including changes that could have retroactive effect.

        Investors should appreciate that, as a result of evolutions in law or practice, the eventual tax consequences may be different from what is stated below.

        This summary does not purport to address all tax consequences of the ownership and disposal of ADSs, and does not take into account the specific circumstances of particular investors, some of which may be subject to special rules, or the tax laws of any country other than Belgium. This summary does not describe the tax treatment of investors that are subject to special rules, such as banks, insurance companies, collective investment undertakings, dealers in securities or currencies, persons that hold, or will hold, ADSs as a position in a straddle, share-repurchase transaction, conversion transactions, synthetic security or other integrated financial transactions. This summary does not address the local taxes that may be due in connection with an investment in shares, other than the additional municipal taxes which generally vary between 0% and 9% of the investor's income tax liability in Belgium.

        Investors should consult their own advisors regarding the tax consequences of an investment in the ADSs in light of their particular situation, including the effect of any state, local or other national laws, treaties and regulatory interpretations thereof.

        For purposes of this summary, a Belgian resident is an individual subject to Belgian personal income tax (that is, an individual who is domiciled in Belgium or has his seat of wealth in Belgium or a person assimilated to a resident for purposes of Belgian tax law), a company subject to Belgian corporate income tax (that is, a corporate entity that has its official seat, its main establishment, its administrative seat or seat of management in Belgium), an Organization for Financing Pensions subject to Belgian corporate income tax (that is a Belgian pension fund incorporated under the form of an Organization for Financing Pensions), or a legal entity subject to Belgian income tax on legal entities (that is, a legal entity other than a company subject to Belgian corporate income tax, that has its official seat, its main establishment, its administrative seat or seat of management in Belgium). A Belgian non-resident is any person that is not a Belgian resident.

Dividends

        For Belgian income tax purposes, the gross amount of all benefits paid on or attributed to the ADSs is generally treated as a dividend distribution. By way of exception, the repayment of capital carried out in accordance with applicable Dutch company law provisions is not treated as a dividend distribution to the extent that such repayment is imputed to fiscal capital. This fiscal capital includes, in principle, the actual paid-up statutory share capital and, subject to certain conditions, the paid-up share premiums and the cash amounts subscribed to at the time of the issue of profit sharing certificates. However, pursuant to a recently introduced new imputation mechanism, it is no longer possible to fully impute a repayment of capital to fiscal capital if the company has reserves. Under this new imputation rule, a reimbursement of capital is proratedly imputed on, on the one hand, fiscal capital and, on the other hand, taxed reserves (whether or not incorporated in capital) and tax-exempt reserves incorporated in capital (according to a specific priority rule). The part imputed on the reserves is treated as a dividend distribution subject to applicable tax rules.

        Belgian withholding tax of 30% is normally levied on dividends by any intermediary established in Belgium that is in any way involved in the processing of the payment of non-Belgian sourced dividends (e.g. a Belgian financial institution). This withholding tax rate is subject to such relief as may be available under applicable domestic or tax treaty provisions.

        The Belgian withholding tax is calculated on the dividend amount after deduction of any non-Belgian dividend withholding tax.

        In the case of a redemption of the ADSs, the redemption distribution (after deduction of the part of the fiscal capital represented by the redeemed ADSs) will be treated as a dividend subject to a Belgian withholding tax of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions. No withholding tax will be triggered if this redemption is carried out on a stock exchange and meets certain conditions.

        In the event of our liquidation, any amounts distributed in excess of the fiscal capital will in principle be subject to the 30% withholding tax, subject to such relief as may be available under applicable domestic or tax treaty provisions.

        Under Belgian law, non-Belgian dividend withholding tax is not creditable against Belgian income tax and is not reimbursable to the extent that it exceeds Belgian income tax. Please refer to "Dutch Tax Consequences Prior to Our Redomiciliation—Dividend Withholding Tax" and "Dutch Tax Consequences Upon Completion of Our Redomiciliation—Dividend Withholding Tax" for a description of withholding tax that may be imposed on dividends by the Netherlands.

Belgian Resident Individuals

        For Belgian resident individuals who acquire and hold ADSs as a private investment, the Belgian dividend withholding tax fully discharges their personal income tax liability. They may nevertheless need to report the dividends in their personal income tax return if no intermediary established in Belgium was in any way involved in the processing of the payment of the non-Belgian sourced dividends. Moreover, even if an intermediary established in Belgium was involved, they can opt to report the income in their personal income tax return. If (and only if) the dividends are reported, they will normally be eligible for the newly introduced tax exemption with respect to ordinary dividends in an amount of up to €640 (amount applicable in income year 2018) per year and per taxpayer (Article 21, first subsection, 14°, of the Belgian Income Tax Code ("ITC")). For the avoidance of doubt, all reported dividends (not only dividends distributed on the ADSs) are taken into account to assess whether the said maximum amount is reached. The said maximum amount increases to €800 as of income year 2019.

        Where the beneficiary needs or, as applicable, opts to report them, dividends will normally be taxable at the lower of the generally applicable 30% Belgian withholding tax rate on dividends or, in case globalization is more advantageous, at the progressive personal income tax rates applicable to the taxpayer's overall declared income. In addition, if the dividends are reported, the Belgian dividend withholding tax levied at source may be credited against the personal income tax due and is reimbursable to the extent that it exceeds the personal income tax due, provided that the dividend distribution does not result in a reduction in value of or a capital loss on the ADSs. The latter condition is not applicable if the individual can demonstrate that it has held ADSs in full legal ownership for an uninterrupted period of 12 months prior to the payment or attribution of the dividends.

        For Belgian resident individual investors who acquire and hold the ADSs for professional purposes, the Belgian withholding tax does not fully discharge their Belgian income tax liability. Dividends received must be reported by the investor and will, in such a case, be taxable at the investor's personal income tax rate increased with municipal surcharges. Belgian withholding tax levied may be credited against the personal income tax due and is reimbursable to the extent that it exceeds the income tax due, subject to two conditions: (i) the taxpayer must own the ADSs in full legal ownership at the time the dividends are paid or attributed and (ii) the dividend distribution may not result in a reduction in value of or a capital loss on the ADSs. The latter condition is not applicable if the investor can demonstrate that it has held the full legal ownership of the ADSs for an uninterrupted period of 12 months prior to the payment or attribution of the dividends.

Belgian Resident Companies

        Dividends received by Belgian resident companies are exempt from Belgian withholding tax provided that the investor satisfies the identification requirements in Article 117, par. 11 of the Royal Decree implementing the Belgian Income Tax Code.

        For Belgian resident companies, the dividend income (after deduction of any non-Belgian withholding tax but including any Belgian withholding tax) must be declared in the corporate income tax return and will be subject to a corporate income tax rate of 33.99% (including the 3% crisis surcharge), unless the reduced corporate income tax rates applicable to qualifying companies with limited profits apply. The standard corporate income tax rate is 29.58% (including a 2% surcharge) as of assessment year 2019 linked to a tax year starting on or after 1 January 2018, and 25% as of assessment year 2021 linked to a tax year starting on or after 1 January 2020. Moreover, the reduced (progressive) tax rates applicable to certain qualifying companies with limited profits are replaced by a reduced rate (of 20.4% (including the 2% crisis surcharge) as of assessment year 2019 linked to a tax year starting on or after 1 January 2018, and of 20% as of assessment year 2021 linked to a tax year starting on or after 1 January 2020) on the first €100,000 of taxable profits for certain qualifying companies.

        Belgian resident companies can generally (although subject to certain limitations) deduct up to 95% of the gross dividend received from their taxable income, or the Dividend Received Deduction, provided that at the time of a dividend payment or attribution: (i) the Belgian resident company holds ordinary shares representing at least 10% of our share capital or a participation with an acquisition value of at least €2,500,000 (it being understood that only one out of the two tests must be satisfied); (ii) the shares representing our share capital have been or will be held in full ownership for an uninterrupted period of at least one year; and (iii) the conditions described in Article 203 ITC (relating to the taxation of the underlying distributed income and the absence of abuse), or the Article 203 ITC Taxation Condition, are met, or together, the Conditions for the application of the dividend received deduction regime. As of assessment year 2019 linked to a tax year starting on or after 1 January 2018, the deduction relating to the Dividend Received Deduction regime increases from 95% to 100% of the gross dividend received.

        The Conditions for the application of the dividend received deduction regime depend on a factual analysis and for this reason the availability of this regime should be verified upon each dividend distribution.

        Any Belgian dividend withholding tax levied at source can be credited against the ordinary Belgian corporate income tax and is reimbursable to the extent it exceeds such corporate income tax, subject to two conditions: (i) the taxpayer must own the ADSs in full legal ownership at the time the dividends are paid or attributed and (ii) the dividend distribution does not result in a reduction in value of or a capital loss on the ADSs. The latter condition is not applicable: (i) if the taxpayer can demonstrate that it has held the ADSs in full legal ownership for an uninterrupted period of 12 months immediately prior to the payment or attribution of the dividends or (ii) if, during that period, the ADSs never belonged to a taxpayer other than a Belgian resident company or a non-resident company that has, in an uninterrupted manner, invested the ADSs in a permanent establishment, or PE, in Belgium.

Belgian Resident Organizations for Financing Pensions

        For organizations for financing pensions, or OFPs, i.e., Belgian pension funds incorporated under the form of an OFP (organisme de financement de pensions/organisme voor de financiering van pensioenen) within the meaning of Article 8 of the Belgian Law of October 27, 2006, the dividend income is generally tax-exempt. Although there is no specific exemption from Belgian dividend withholding tax at source for dividends paid or attributed to OFPs, subject to certain limitations, the Belgian dividend withholding tax can be credited against the OFPs' corporate income tax and is reimbursable to the extent it exceeds the corporate income tax due.

Other Belgian Resident Taxable Legal Entities

        For taxpayers subject to the Belgian income tax on legal entities, the Belgian dividend withholding tax in principle fully discharges their income tax liability.

Belgian Non-Resident Individuals and Companies

        Dividend payments on the ADSs through a professional intermediary in Belgium will, in principle, be subject to the 30% withholding tax, unless the shareholder is resident in a country with which Belgium has concluded a double taxation agreement and delivers the requested affidavit. Non-resident investors can also obtain an exemption of Belgian dividend withholding tax if they are the owners or usufructors of the ADSs and they deliver an affidavit confirming that they have not allocated the ADSs to business activities in Belgium and that they are non-residents, provided that the dividend is paid through a Belgian credit institution, stock market company or recognized clearing or settlement institution.

        If the ADSs are acquired by a non-resident investor in connection with a business in Belgium, the investor must report any dividends received, which are taxable at the applicable non-resident individual or corporate income tax rate, as appropriate. Any Belgian withholding tax levied at source can be credited against the non-resident individual or corporate income tax and is reimbursable to the extent it exceeds the income tax due, subject to two conditions: (i) the taxpayer must own the ADSs in full legal ownership at the time the dividends are paid or attributed and (ii) the dividend distribution does not result in a reduction in value of or a capital loss on the ADSs. The latter condition is not applicable if (i) the non-resident individual or the non-resident company can demonstrate that the ADSs were held in full legal ownership for an uninterrupted period of 12 months immediately prior to the payment or attribution of the dividends or (ii) with regard to non-resident companies only, if, during the said period, the ADSs have not belonged to a taxpayer other than a resident company or a non-resident company which has, in an uninterrupted manner, invested the ADSs in a Belgian PE.

        Non-resident companies that have invested the ADSs in a Belgian establishment can deduct up to 95% of the gross dividends included in their taxable profits if, at the date dividends are paid or attributed, the Conditions for the application of the Dividend Received Deduction regime are satisfied. Application of the Dividend Received Deduction regime depends, however, on a factual analysis to be made upon each distribution and its availability should be verified upon each distribution. As specified above, as of assessment year 2019 linked to a tax year starting on or after 1 January 2018, the deduction relating to the dividend received deduction regime increases from 95% to 100% of the gross dividend received.

Capital Gains and Losses on ADSs

Belgian Resident Individuals

        In principle, Belgian resident individuals acquiring the ADSs as a private investment should not be subject to Belgian capital gains tax on the disposal of the ADSs; capital losses are not tax deductible.

        Capital gains realized in a private (i.e., non-professional) context on the transfer for consideration of shares by a private individual, are taxable at 33% (plus local surcharges) if the capital gain is deemed to be realized outside the scope of the normal management of the individual's private estate. Capital losses are, however, not tax deductible in such event.

        Gains realized by Belgian resident individuals upon the redemption of the ADSs or upon our liquidation are generally taxable as a dividend.

        Belgian resident individuals who hold the ADSs for professional purposes are taxable at the ordinary progressive personal income tax rates (plus local surcharges) on any capital gains realized upon the disposal of the ADSs, except for ordinary shares held for more than five years, which are taxable at a flat rate of 16.5% (plus local surcharges). Capital losses on the ordinary shares incurred by Belgian resident individuals who hold the ADSs for professional purposes are in principle tax deductible.

Belgian Resident Companies

        Belgian resident companies (other than Belgian resident companies which qualify as a small company within the meaning of Article 15, §1-6 of the Belgian Companies Code, or SMEs) are subject to Belgian capital gains taxation at a flat rate of 0.412% on gains realized upon the disposal of the ADSs provided that: (i) the Article 203 ITC Taxation Condition is satisfied and (ii) the ADSs have been held in full legal ownership for an uninterrupted period of at least one year. The 0.412% flat capital gains tax rate cannot be off-set by any tax assets (such as tax losses) or tax credits. However, as of assessment year 2019 linked to a tax year starting on or after 1 January 2018, such separate capital gain tax of 0.412% is abolished.

        Belgian resident companies qualifying as SMEs are normally not subject to Belgian capital gains taxation on gains realized upon the disposal of the ADSs provided that (i) the Article 203 ITC Taxation Condition is satisfied and (ii) the ADSs have been held in full legal ownership for an uninterrupted period of at least one year immediately preceding the disposal.

        If the one-year minimum holding condition would not be satisfied (but the other conditions are) the capital gains realized upon the disposal of our ordinary shares by a Belgian resident company (non-SME or SME) are taxable at a flat corporate income tax rate of, currently, 25.75% (including the 3% crisis surcharge). As of assessment year 2019 linked to a tax year starting on or after 1 January 2018, the tax rate in this case will be 25.5% (including the 2% crisis surcharge), and will be equal to the 25% standard tax rate as of assessment year 2021 linked to a tax year starting on or after 1 January 2020.

        As of assessment year 2019 linked to a tax year starting on or after 1 January 2018, the requirement relating to the holding of a participation representing at least 10% of the company's share capital or a participation in the company with an acquisition value of at least €2,500,000 (as applicable under the Belgian dividend received deduction) also applies to the capital gains tax exemption on shares (irrespective of whether the shareholder is an SME). If the Article 203 ITC Taxation Condition is not satisfied or the participation condition is not met, the capital gains are taxable at the standard corporate tax rate (being 29.58% as of assessment year 2019 linked to a tax year starting on or after 1 January 2018, and 25% as of assessment year 2021 linked to a tax year starting on or after 1 January 2020), unless the reduced corporate income tax rate applies.

        Capital losses on the ADSs incurred by resident companies (both non-SMEs and SMEs) are as a general rule not tax deductible.

        The ADSs held in the trading portfolios (portefeuille commercial/handelsportefeuille) of qualifying credit institutions, investment enterprises and management companies of collective investment undertakings which are subject to the Royal Decree of 23 September 1992 on the annual accounts of credit institutions, investment firms and management companies of collective investment undertakings (comptes annuels des etablissements de credit, des entreprises d'investissement et des societes de gestion d'organismes de placement collectif/jaarrekening van de kredietinstellingen, de beleggingsondernemingen en de beheervennootschappen van instellingen voor collectieve belegging) are subject to a different regime. The capital gains on such shares are taxable at the ordinary corporate income tax rate of 33.99% (including the 3% crisis surcharge), which is reduced to 29.58% (including the 2% crisis surcharge) as of assessment year 2019 linked to a tax year starting on or after 1 January 2018 and to 25% as of assessment year 2021 linked to a tax year starting on or after 1 January 2020. Capital losses on such shares are tax deductible. Internal transfers to and from the trading portfolio are assimilated to a realization.

        Capital gains realized by Belgian resident companies (both non-SMEs and SMEs and both ordinary Belgian resident companies and qualifying credit institutions, investment enterprises and management companies of collective investment undertakings) upon the redemption of ADS or upon our liquidation are, in principle, subject to the same taxation regime as dividends. See "Dividends" above.

Belgian Resident Organizations for Financing Pensions

        OFPs are, in principle, not subject to Belgian capital gains taxation realized upon the disposal of the ADSs, and capital losses are not tax deductible.

        Capital gains realized by Belgian OFPs upon the redemption of ADSs or upon our liquidation will in principle be taxed as dividends.

Other Belgian Resident Taxable Legal Entities

        Belgian resident legal entities subject to the legal entities income tax are, in principle, not subject to Belgian capital gains taxation on the disposal of ADSs.

        Capital gains realized by Belgian resident legal entities upon the redemption of ADSs or upon our liquidation will in principle be taxed as dividends.

        Capital losses on ADSs incurred by Belgian resident legal entities are not tax deductible.

Belgian Non-Resident Individuals and Companies

        Non-resident individuals or companies are, in principle, not subject to Belgian income tax on capital gains realized upon disposal of the ADSs, unless such ADSs are held as part of a business conducted in Belgium through a Belgian establishment. In such a case, the same principles apply as described with regard to Belgian individuals (holding the shares for professional purposes) or Belgian companies.

        Non-resident individuals who do not use the shares for professional purposes and who have their fiscal residence in a country with which Belgium has not concluded a tax treaty or with which Belgium has concluded a tax treaty that confers the authority to tax capital gains on the ADSs to Belgium, might be subject to tax in Belgium if the capital gains arise from transactions which are to be considered speculative or beyond the normal management of one's private estate. See "Belgian Tax Consequences Prior to Our Redomiciliation—Capital Gains and Losses on ADSs—Belgian Resident Individuals." Such non-resident individuals might therefore be obliged to file a tax return and should consult their own tax advisor.

        Capital gains realized by non-resident individuals or non-resident companies upon repurchase of the shares or upon our liquidation will, in principle, be subject to the same taxation regime as dividends.

Tax on Stock Exchange Transactions

        Upon the issue of the ADSs (primary market), no Tax on Stock Exchange Transactions ("taks op de beursverrichtingen" / "taxe sur les ope´rations de bourse") is due.

        The purchase and the sale and any other acquisition or transfer for consideration of ADSs (secondary market transactions) is subject to the Tax on Stock Exchange Transactions if (i) it is executed in Belgium through a professional intermediary, or (ii) deemed to be executed in Belgium, which is the case if the order is directly or indirectly made to a professional intermediary established outside of Belgium, either by private individuals with habitual residence in Belgium, or legal entities for the account of their seat or establishment in Belgium (both, a Belgian Investor).

        The Tax on Stock Exchange Transactions is levied at a rate of 0.35% of the purchase price, capped at €1,600 per transaction and per party.

        A separate tax is due by each party to the transaction, and both taxes are collected by the professional intermediary. However, if the intermediary is established outside of Belgium, the tax will in principle be due by the Belgian Investor, unless that Belgian Investor can demonstrate that the tax has already been paid. Professional intermediaries established outside of Belgium can, subject to certain conditions and formalities, appoint a Belgian Stock Exchange Tax Representative, which will be liable for the Tax on Stock Exchange Transactions in respect of the transactions executed through the professional intermediary. If the Stock Exchange Tax Representative would have paid the Tax on Stock Exchange Transactions due, the Belgian Investor will, as per the above, no longer be the debtor of the Tax on Stock Exchange Transactions.

        No Tax on Stock Exchange Transactions is due on transactions entered into by the following parties, provided they are acting for their own account: (i) professional intermediaries described in article 2,9° and 10° of the Belgian Law of August 2, 2002; (ii) insurance companies described in article 2, §1 of the Belgian Law of July 9, 1975; (iii) professional retirement institutions referred to in article 2,1° of the Belgian Law of October 27, 2006 concerning the supervision on institutions for occupational pension; (iv) collective investment institutions; (v) regulated real estate companies; and (vi) Belgian non-residents provided they deliver a certificate to their financial intermediary in Belgium confirming their non-resident status.

        The EU Commission adopted on February 14, 2013 the Draft Directive on a Financial Transaction Tax, or FTT. The Draft Directive currently stipulates that once the FTT enters into force, the Participating Member States shall not maintain or introduce taxes on financial transactions other than the FTT (or VAT as provided in the Council Directive 2006/112/EC of November 28, 2006 on the common system of value added tax). For Belgium, the tax on stock exchange transactions should thus be abolished once the FTT enters into force. The Draft Directive regarding the FTT is still subject to negotiation between the Participating Member States and therefore may be changed at any time.

Tax on Securities Accounts

        On March 10, 2018, the law on the introduction of a tax on securities accounts entered into force. Pursuant to this law, Belgian resident and non-resident individuals are taxed at a rate of 0.15%. on their share in the average value of qualifying financial instruments (such as our ordinary shares and other shares, bonds, certain other type of debt instruments, units of undertakings for collective investment, warrants) held on one or more securities accounts during a reference period of 12 consecutive months starting on October 1 and ending on September 30 of the subsequent year. However, the first reference period starts on March 10, 2018 and ends on September 30, 2018 ("Tax on Securities Accounts").

        No Tax on Securities Accounts is due provided the holder's share in the average value of the qualifying financial instruments on those accounts amounts to less than €500,000. If, however, the holder's share in the average value of the qualifying financial instruments on those accounts amounts to €500,000 or more, the Tax on Securities Accounts is due on the entire share of the holder in the average value of the qualifying financial instruments on those accounts (and hence, not only on the part which exceeds the €500,000 threshold).

        Qualifying financial instruments held by non-resident individuals only fall within the scope of the Tax on Securities Accounts provided they are held on securities accounts with a financial intermediary established or located in Belgium. Note that pursuant to certain double tax treaties, Belgium has no right to tax capital. Hence, to the extent the Tax on Securities Accounts is viewed as a tax on capital within the meaning of these double tax treaties, incompatibility of the Tax on Securities Accounts with a treaty may, subject to certain conditions, be claimed.

        The Tax on Securities Accounts is in principle due by the financial intermediary established or located in Belgium if (i) the holder's share in the average value of the qualifying financial instruments held on one or more securities accounts with said intermediary amounts to €500,000 or more; or (ii) the holder instructed the financial intermediary to levy the Tax on Securities Accounts due (e.g. in case such holder holds qualifying financial instruments on several securities accounts held with multiple intermediaries of which the average value does not amount to €500,000 or more but of which the holder's share in the total average value of these accounts exceeds €500,000). Otherwise, the Tax on Securities Accounts must be declared and is due by the holder itself, unless the holder provides evidence that the Tax on Securities Accounts has already been withheld, declared and paid by an intermediary which is not established or located in Belgium. In that respect, intermediaries located or established outside of Belgium could appoint a Tax on the Securities Accounts representative in Belgium, subject to certain conditions and formalities. Such a Tax on the Securities Accounts Representative is then liable towards the Belgian Treasury for the Tax on the Securities Accounts due and for complying with certain reporting obligations in that respect.

        Prospective investors are advised to seek their own professional advice in relation to the Tax on Securities Accounts.

Belgian Tax Consequences Upon Completion of Our Redomiciliation

        The summary below presents certain material Belgian federal income tax consequences of the ownership and disposal of ADSs by an investor that purchases such ADSs, if and when our proposed redomiciliation is completed. The summary is based on laws, treaties and regulatory interpretations in effect in Belgium on the date of this annual report, all of which are subject to change, including changes that could have retroactive effect.

        Investors should appreciate that, as a result of evolutions in law or practice, the eventual tax consequences may be different from what is stated below.

        This summary does not purport to address all tax consequences of the ownership and disposal of ADSs, and does not take into account the specific circumstances of particular investors, some of which may be subject to special rules, or the tax laws of any country other than Belgium. This summary does not describe the tax treatment of investors that are subject to special rules, such as banks, insurance companies, collective investment undertakings, dealers in securities or currencies, persons that hold, or will hold, ADSs as a position in a straddle, share-repurchase transaction, conversion transactions, synthetic security or other integrated financial transactions. This summary does not address the local taxes that may be due in connection with an investment in shares, other than the additional municipal taxes which generally vary between 0% and 9% of the investor's income tax liability in Belgium.

        Investors should consult their own advisors regarding the tax consequences of an investment in the ADSs in light of their particular situation, including the effect of any state, local or other national laws, treaties and regulatory interpretations thereof.

        For purposes of this summary, a Belgian resident is an individual subject to Belgian personal income tax (that is, an individual who is domiciled in Belgium or has his seat of wealth in Belgium or a person assimilated to a resident for purposes of Belgian tax law), a company subject to Belgian corporate income tax (that is, a corporate entity that has its official seat, its main establishment, its administrative seat or seat of management in Belgium), an Organization for Financing Pensions subject to Belgian corporate income tax (that is a Belgian pension fund incorporated under the form of an Organization for Financing Pensions), or a legal entity subject to Belgian income tax on legal entities (that is, a legal entity other than a company subject to Belgian corporate income tax, that has its official seat, its main establishment, its administrative seat or seat of management in Belgium). A Belgian non-resident is any person that is not a Belgian resident.

Dividends

        For Belgian income tax purposes, the gross amount of all benefits paid on or attributed to ADSs is generally treated as a dividend distribution. By way of exception, the repayment of capital carried out in accordance with the Belgian Companies Code is not treated as a dividend distribution to the extent such repayment is imputed to fiscal capital. This fiscal capital includes, in principle, the actual paid-up statutory share capital and, subject to certain conditions, the paid-up share premiums and the cash amounts subscribed to at the time of the issue of profit sharing certificates. However, pursuant to a recently introduced new imputation mechanism, it is no longer possible to fully impute a repayment of capital to fiscal capital if the company has reserves. Under this new imputation rule, a reimbursement of capital is proratedly imputed on, on the one hand, fiscal capital and, on the other hand, on taxed reserves (whether or not incorporated in capital) and tax exempt reserves incorporated in capital (in accordance with a certain priority rule). The part imputed on reserves is treated as a dividend distribution subject to applicable tax rules.

        Belgian dividend withholding tax of 30% is levied on dividends, subject to such relief as may be available under applicable domestic or tax treaty provisions.

        In the case of a redemption of the ADSs, the redemption distribution (after deduction of the part of the fiscal capital represented by the redeemed ADSs) will be treated as a dividend subject to Belgian withholding tax of 30%, subject to such relief as may be available under applicable domestic or tax treaty provisions. No withholding tax will be triggered if this redemption is carried out on a stock exchange and meets certain conditions.

        In the event of our liquidation, any amounts distributed in excess of the fiscal capital will in principle be subject to the 30% withholding tax, subject to such relief as may be available under applicable domestic or tax treaty provisions.

Belgian Resident Individuals

        For Belgian resident individuals who acquire and hold ADSs as a private investment, the Belgian dividend withholding tax fully discharges their personal income tax liability. They may nevertheless elect to report the dividends in their personal income tax return. If (and only if) the dividends are reported, they will normally be eligible for the newly introduced tax exemption with respect to ordinary dividends in an amount of up to €640 (amount applicable in income year 2018) per year and per taxpayer (Article 21, first subsection, 14°, ITC). For the avoidance of doubt, all reported dividends (not only dividends distributed on our ordinary shares) are taken into account to assess whether the said maximum amount is reached. The said maximum amount increases to €800 as of income year 2019.

        Where the beneficiary opts to report them, dividends will normally be taxable at the lower of the generally applicable 30% Belgian withholding tax rate on dividends, or in case globalization is more advantageous, at the progressive personal income tax rates applicable to the taxpayer's overall declared income. In addition, if the dividends are reported, the Belgian dividend withholding tax levied at source may be credited against the personal income tax due and is reimbursable to the extent that it exceeds the personal income tax due, provided that the dividend distribution does not result in a reduction in value of or a capital loss on the ADSs. The latter condition is not applicable if the individual can demonstrate that it has held the ADSs in full legal ownership for an uninterrupted period of 12 months prior to the payment or attribution of the dividends.

        For Belgian resident individual investors who acquire and hold the ADSs for professional purposes, the Belgian withholding tax does not fully discharge their Belgian income tax liability. Dividends received must be reported by the investor and will, in such a case, be taxable at the investor's personal income tax rate increased with municipal surcharges. Belgian withholding tax levied may be credited against the personal income tax due and is reimbursable to the extent that it exceeds the income tax due, subject to two conditions: (i) the taxpayer must own the ADSs in full legal ownership at the time the dividends are paid or attributed, and (ii) the dividend distribution may not result in a reduction in value of or a capital loss on the ADSs. The latter condition is not applicable if the investor can demonstrate that it has held the full legal ownership of the ADSs for an uninterrupted period of 12 months prior to the payment or attribution of the dividends.

Belgian Resident Companies

Corporate Income Tax

        For Belgian resident companies, the dividend withholding tax does not fully discharge corporate income tax liability. The gross dividend income (including any Belgian withholding tax) must be declared in the corporate income tax return and will be subject to a corporate income tax rate of 33.99% (including at 3% crisis surcharge), unless the reduced corporate income tax rates applicable to qualifying companies with limited profits apply. The standard corporate income tax rate is 29.58% (including a 2% surcharge) as of assessment year 2019 linked to a tax year starting on or after 1 January 2018, and 25% as of assessment year 2021 linked to a tax year starting on or after 1 January 2020. Moreover, the reduced (progressive) tax rates applicable to certain qualifying companies with limited profits are replaced by a reduced rate (of 20.4% (including the 2% crisis surcharge) as of assessment year 2019 linked to a tax year starting on or after 1 January 2018, and of 20% as of assessment year 2021 linked to a tax year starting on or after 1 January 2020) on the first €100,000 of taxable profits for certain qualifying companies.

        Belgian resident companies can generally (although subject to certain limitations) deduct up to 95% of the gross dividend received from their taxable income, or the Dividend Received Deduction, provided that at the time of a dividend payment or attribution: (i) the Belgian resident company holds shares representing at least 10% of our share capital or a participation in our shares with an acquisition value of at least €2,500,000 (it being understood that only one out of the two tests must be satisfied); (ii) the shares representing our share capital have been or will be held in full ownership for an uninterrupted period of at least one year immediately prior to the payment or attribution of the dividend; and (iii) the conditions described in Article 203 ITC (relating to the taxation of the underlying distributed income and the absence of abuse), or the Article 203 ITC Taxation Condition, are met, or together, the Conditions for the application of the dividend received deduction regime). Under certain circumstances the conditions referred to under (i) and (ii) do not need to be fulfilled in order for the Dividend Received Deduction to apply. As of assessment year 2019 linked to a tax year starting on or after 1 January 2018, the deduction relating to the Dividend Received Deduction regime increases from 95% to 100% of the gross dividend received.

        The Conditions for the application of the Dividend Received Deduction regime depend on a factual analysis and for this reason the availability of this regime should thus be verified upon each dividend distribution.

        Any Belgian dividend withholding tax levied at source can be credited against the ordinary Belgian corporate income tax and is reimbursable to the extent it exceeds such corporate income tax, subject to two conditions: (i) the taxpayer must own the ADSs in full legal ownership at the time the dividends are paid or attributed and (ii) the dividend distribution does not result in a reduction in value of or a capital loss on the ADSs. The latter condition is not applicable if: (i) the taxpayer can demonstrate that it has held the ADSs in full legal ownership for an uninterrupted period of 12 months immediately prior to the payment or attribution of the dividends or (ii) during that period, the ADSs never belonged to a taxpayer other than a Belgian resident company or a non-resident company that has, in an uninterrupted manner, invested the ADSs in a permanent establishment, or PE, in Belgium.

Withholding Tax

        Dividends distributed to a Belgian resident company will be exempt from Belgian withholding tax provided that the Belgian resident company holds, upon payment or attribution of the dividends, at least 10% of our share capital and such minimum participation is or will be held for an uninterrupted period of at least one year.

        In order to benefit from this exemption, the investor must provide us or our paying agent with a certificate confirming its qualifying status and the fact that it satisfies the two conditions set out above. If the investor holds a qualifying participation for less than one uninterrupted year, at the time the dividends are paid or attributed, we will levy the withholding tax but not transfer it to the Belgian Treasury provided the investor certifies its qualifying status, the date from which it has held such minimum participation, and its commitment to hold the qualifying participation for an uninterrupted period of at least one year. The investor must also inform us or our paying agent when the one-year period expires or if its shareholding will drop below 10% of our share capital before the end of the one-year holding period. Upon satisfying the one-year shareholding requirement, the levied dividend withholding tax will be refunded to the investor.

        The above withholding tax exemption will not be applicable to dividends which are connected to an arrangement or a series of arrangements ("rechtshandeling of geheel van rechtshandelingen"/ "acte juridique ou un ensemble d'actes juridiques") for which the Belgian tax administration, taking into account all relevant facts and circumstances, has proven, unless evidence to the contrary, that this arrangement or this series of arrangements is not genuine ("kunstmatig"/"non authentique") and has been put in place for the main purpose or one of the main purposes of obtaining the dividend received deduction, the above dividend withholding tax exemption or one of the advantages of the EU Parent-Subsidiary Directive of November 30, 2011 (2011/96/EU), or the Parent-Subsidiary Directive, in another Member State of the

European Union. An arrangement or a series of arrangements is regarded as not genuine to the extent that they are not put into place for valid commercial reasons which reflect economic reality.

Belgian Resident Organizations for Financing Pensions

        For OFPs, the dividend income is generally tax-exempt. Although there is no specific exemption from dividend withholding tax at source for dividends paid or attributed to OFPs, subject to certain limitations, the Belgian dividend withholding tax can be credited against an OFP's corporate income tax and is reimbursable to the extent it exceeds the corporate income tax due.

Other Belgian Resident Taxable Legal Entities

        For taxpayers subject to the Belgian income tax on legal entities, the Belgian dividend withholding tax in principle fully discharges their income tax liability.

Belgian Non-Resident Individuals and Companies

Non-resident Income Tax

        For non-resident individuals and companies, dividend withholding tax will be the only tax on dividends in Belgium, unless the non-resident holds ADSs in connection with a business conducted in Belgium through a fixed base in Belgium or a Belgian PE.

        If the ADSs are acquired by a non-resident investor in connection with a business in Belgium, the investor must report any dividends received, which are taxable at the applicable non-resident individual or corporate income tax rate, as appropriate. Any Belgian withholding tax levied at source can be credited against the non-resident individual or corporate income tax and is reimbursable to the extent it exceeds the income tax due, subject to two conditions: (i) the taxpayer must own the ADSs in full legal ownership at the time the dividends are paid or attributed and (ii) the dividend distribution does not result in a reduction in value of or a capital loss on the ADSs. The latter condition is not applicable if (i) the non-resident individual or the non-resident company can demonstrate that the ADSs were held in full legal ownership for an uninterrupted period of 12 months immediately prior to the payment or attribution of the dividends or (ii) with regard to non-resident companies only, if, during the said period, the ADSs have not belonged to a taxpayer other than a resident company or a non-resident company which has, in an uninterrupted manner, invested the ADSs in a Belgian PE.

        Non-resident companies that have invested the ADSs in a Belgian PE can deduct up to 95% (which increases to 100% as of assessment year 2019 linked to a tax year starting on or after 1 January 2018, as discussed above) of the gross dividends included in their taxable profits if, at the date dividends are paid or attributed, the Conditions for the application of the Dividend Received Deduction regime are satisfied. See "Belgian Resident Companies." Application of the Dividend Received Deduction regime depends, however, on a factual analysis to be made upon each distribution and its availability should be verified upon each distribution.

Belgian Dividend Withholding Tax Relief for Non-residents

        Dividends distributed to non-resident individuals who do not use the Shares in the exercise of a professional activity, may be eligible for the newly introduced tax exemption with respect to ordinary dividends in an amount of up to €640 (amount applicable in income year 2018) per year and per taxpayer (Article 21, first subsection, 14°, of the ITC). For the avoidance of doubt, all dividends (not only dividends distributed on our ordinary shares) are taken into account to assess whether the said maximum amount is reached. Consequently, if Belgian withholding tax has been withheld on dividends eligible for the exemption and up to the maximum amount, such non-resident individual may claim reimbursement of such withholding tax from the competent tax service or, if the non-resident is required to file a tax return, may request in such tax return that such withholding tax be credited and, as the case may be, reimbursed. The said maximum amount increases to €800 as of income year 2019.

        Under Belgian tax law, Belgian withholding tax is not due on dividends paid to a foreign pension fund which satisfies the following conditions: (i) it is a non-resident saver in the meaning of Article 227, 3° ITC which implies that it has separate legal personality and fiscal residence outside of Belgium; (ii) whose corporate purpose consists solely in managing and investing funds collected in order to pay legal or complementary pensions; (iii) whose activity is limited to the investment of funds collected in the exercise of its corporate purpose, without any profit making aim; (iv) which is exempt from income tax in its country of residence; and (v) except in specific circumstances provided that it is not contractually obligated to redistribute the dividends to any ultimate beneficiary of such dividends for whom it would manage the ADS, nor obligated to pay a manufactured dividend with respect to the shares under a securities borrowing transaction. The exemption will only apply if the foreign pension fund provides a certificate confirming that it is the full legal owner or usufruct holder of the ADS and that the above conditions are satisfied. The foreign pension fund must then provide us or our paying agent with that certificate.

        Dividends distributed to non-resident qualifying parent companies established in a Member State of the European Union or in a country with which Belgium has concluded a double tax treaty that includes a qualifying exchange of information clause, will, under certain conditions, be exempt from Belgian withholding tax provided that the ADS held by the non-resident company, upon payment or attribution of the dividends, amount to at least 10% of our share capital and such minimum participation is held or will be held during an uninterrupted period of at least one year. A company qualifies as a parent company provided that (i) for companies established in a Member State of the European Union, it has a legal form as listed in the annex to the Parent-Subsidiary Directive, or, for companies established in a country with which Belgium has concluded a qualifying double tax treaty, it has a legal form similar to the ones listed in such annex; (ii) it is considered to be a tax resident of the country where it is established according to the tax laws of such country and the double tax treaties concluded between such country and third countries; and (iii) it is in such country subject to corporate income tax or a similar tax without benefiting from a tax regime that derogates from the ordinary tax regime.

        In order to benefit from this exemption, the non-resident company must provide us or our paying agent with a certificate confirming its qualifying status and the fact that it meets the required conditions.

        If the non-resident company holds a minimum participation for less than one year at the time the dividends are paid or attributed to the ADS, we will levy the Belgian withholding tax but not transfer it to the Belgian Treasury provided that the non-resident company provides us or our paying agent at the latest upon the attribution of the dividends with a certificate confirming, in addition to its qualifying status, the date as of which it has held the minimum participation, and its commitment to hold the minimum participation for an uninterrupted period of at least one year. The non-resident company must also inform us or our paying agent if the one-year period has expired or if its shareholding drops below 10% of our share capital before the end of the one-year holding period. Upon satisfying the one-year holding requirement, the dividend withholding tax which was temporarily withheld, will be refunded to the non-resident company.

        The above withholding tax exemptions will not be applicable to dividends which are connected to an arrangement or a series of arrangements ("rechtshandeling of geheel van rechtshandelingen"/ "acte juridique ou un ensemble d'actes juridiques") for which the Belgian tax administration, taking into account all relevant facts and circumstances, has proven, unless evidence to the contrary, that this arrangement or this series of arrangements is not genuine ("kunstmatig"/"non authentique") and has been put in place for the main purpose or one of the main purposes of obtaining the dividend received deduction, the above dividend withholding tax exemptions or one of the advantages of the Parent-Subsidiary Directive in another Member State of the European Union. An arrangement or a series of arrangements is regarded as not genuine to the extent that they are not put into place for valid commercial reasons which reflect economic reality.

        Dividends distributed to non-resident companies are exempt from Belgian withholding tax in case (i) the non-resident company is established in the European Economic Area or in a country with which Belgium has concluded a tax treaty that includes a qualifying exchange of information clause, (ii) the non-resident company and the dividend distributing company are subject to corporate income tax or a similar tax without benefiting from a tax regime that derogates from the ordinary tax regime, (iii) the non-resident company has a participation in our share capital with an acquisition value of at least €2,500,000 but representing less than 10% of our share capital on the date the dividend is paid on or attributed, (iv) the dividends relate to shares which are or will be held in full ownership for at least one year without interruption and (v) the non-resident company has a legal form as listed in the annex to the Parent-Subsidiary Directive, as amended by Directive 2014/86/EU of July 8, 2014, or, has a legal form similar to the ones listed in such annex that is governed by the laws of another Member State of the EEA, or, has a legal form similar to the ones listed in such annex in a country with which Belgium has concluded a qualifying double tax treaty. This exemption only applies to the extent that the ordinary Belgian withholding tax is, in principle, neither creditable nor reimbursable in the hands of the non-resident company.

        In order to benefit from this exemption, the investor must provide us or our paying agent with a certificate confirming (i) it is established in another EEA Member State or in a State with which Belgium has concluded a tax treaty, provided that the tax treaty or any other treaty provides for the exchange or information which is necessary to give effect to the provisions of the domestic laws of the Contracting States, (ii) it has a legal form as listed in the Annex I, part A of the Parent-Subsidiary Directive, as amended by Directive 2014/86/EU of July 8, 2014, or a legal form similar to the ones listed in said Annex and governed by the laws of the EEA Member State, or a legal form similar to the ones listed in said Annex in a country with which Belgium has concluded a tax treaty, (iii) it is subject to corporate income tax or a similar tax without benefiting from a tax regime that deviates from the ordinary domestic tax regime, (iv) it holds a participation of less than 10% in our share capital but with an acquisition value of at least €2,500,000 on the date the dividend is paid on or attributed, (v) the dividends relate to shares which it has held or will hold in full legal ownership for an uninterrupted period of at least one year, (vi) it cannot in principle credit the Belgian withholding tax paid on the dividends or obtain a refund thereof according to the legal provisions in force on December 31 of the year preceding the year of the payment or attribution of the dividends. We or our paying agent may also request confirmation from the investor that the investor commits to keep the shares until the completion of the minimum holding period of one year and that the investor immediately notifies us or our paying agent of the completion of said one year holding period. The investor must furthermore provide on the certificate its full name, legal form, address and tax identification number, if applicable.

        Belgium has concluded tax treaties with more than 90 countries, reducing the Belgian dividend withholding tax rate to 20%, 15%, 10%, 5% or 0% for residents of those countries, depending on conditions, among others, related to the size of the shareholding and certain identification formalities. Such reduction may be obtained either directly at source or through a refund of taxes withheld in excess of the applicable tax treaty rate.

        Prospective holders should consult their own tax advisers to determine whether they qualify for a reduction of Belgian withholding tax and, if so, to understand the procedural requirements for obtaining a reduced rate of Belgian withholding tax upon the payment of dividends or for making claims for reimbursement.

Capital Gains and Losses on ADSs

Belgian Resident Individuals

        In principle, Belgian resident individuals acquiring the ADSs as a private investment should not be subject to Belgian capital gains tax on the disposal of the ADSs; capital losses are not tax deductible.

        Capital gains realized in a private (i.e., non-professional) context on the transfer for consideration of shares by a private individual, are taxable at 33% (plus local surcharges) if the capital gain is deemed to be realized outside the scope of the normal management of the individual's private estate. Capital losses are, however, not tax deductible in such event.

        Capital gains realized by Belgian resident individuals on the disposal of the shares to a non-resident company (or body constituted in a similar legal form), to a foreign state (or one of its political subdivisions or local authorities) or to a non-resident legal entity, each time established outside the European Economic Area, are taxable at a rate of 16.5% (plus local surcharges) if, at any time during the five years preceding the sale, the Belgian resident individual has owned, directly or indirectly, alone or with his/her spouse or with certain relatives, a substantial shareholding in us (i.e., a shareholding of more than 25% in our shares). Capital losses are, however, not tax deductible in such event.

        Gains realized by Belgian resident individuals upon the redemption of ADSs or upon our liquidation are generally taxable as a dividend. See "Belgian Tax Consequences Upon Completion of Our Redomiciliation—Dividends—Belgian Resident Individuals."

        Belgian resident individuals who hold the ADSs for professional purposes are taxable at the ordinary progressive personal income tax rates (plus local surcharges) on any capital gains realized upon the disposal of the ADSs, except for ADSs held for more than five years, which are taxable at a flat rate of 16.5% (plus local surcharges). Capital losses on the ADSs incurred by Belgian resident individuals who hold the ADSs for professional purposes are in principle tax deductible.

Belgian Resident Companies

        Belgian resident companies (other than SMEs) are subject to Belgian capital gains taxation at a flat rate of 0.412% on gains realized upon the disposal of the ADSs provided that: (i) the Article 203 ITC Taxation Condition is satisfied and (ii) the ADSs have been held in full legal ownership for an uninterrupted period of at least one year. The 0.412% flat capital gains tax rate cannot be off-set by any tax assets (such as tax losses) or tax credits. However, as of assessment year 2019 linked to a tax year starting on or after 1 January 2018, such separate capital gain tax of 0.412% is abolished.

        Belgian resident companies qualifying as SMEs are normally not subject to Belgian capital gains taxation on gains realized upon the disposal of the ADSs provided that (i) the Article 203 ITC Taxation Condition is satisfied and (ii) the ADSs have been held in full legal ownership for an uninterrupted period of at least one year immediately preceding the disposal.

        If the one-year minimum holding condition would not be satisfied (but the other conditions are) the capital gains realized upon the disposal of the ADSs by a Belgian resident company (non-SME or SME) are taxable at a flat corporate income tax rate of 25.75% (including the 3% crisis surcharge). As of assessment year 2019 linked to a tax year starting on or after 1 January 2018, the tax rate in this case will be 25.5% (including the 2% crisis surcharge) and will be equal to the standard tax rate of 25% as of assessment year 2021 linked to a tax year starting on or after 1 January 2020.

        As of assessment year 2019 linked to a tax year starting on or after 1 January 2018, the requirement relating to the holding of a participation representing at least 10% of the company's share capital or a participation in the company with an acquisition value of at least €2,500,000 (as applicable under the Belgian dividend received deduction) would also applies to the capital gains tax exemption on shares (irrespective of whether the shareholder is an SME).

        If the Article 203 ITC Taxation Condition is not satisfied or the participation condition is not met, the capital gains are taxable at the standard corporate tax rate (being 29.58% as of assessment year 2019 linked to a tax year starting on or after 1 January 2018, and 25% as of assessment year 2021 linked to a tax year starting on or after 1 January 2020), unless the reduced corporate income tax rate applies.

        Capital losses on the ADSs incurred by resident companies (both non-SMEs and SMEs) are as a general rule not tax deductible.

        The ADSs held in the trading portfolios (portefeuille commercial / handelsportefeuille) of qualifying credit institutions, investment enterprises and management companies of collective investment undertakings which are subject to the Royal Decree of September 23, 1992 on the annual accounts of credit institutions, investment firms and management companies of collective investment undertakings (comptes annuels des e´tablissements de cre´dit, des entreprises d'investissement et des socie´te´s de gestion d'organismes de placement / jaarrekening van de kredietinstellingen, de beleggingsondernemingen en de beheervennootschappen van instellingen voor collectieve belegging) are subject to a different regime. The capital gains on such shares are taxable at the ordinary corporate income tax rate of 33.99% (including the 3% crisis surcharge), which is reduced to 29.58% (including the 2% crisis surcharge) as of assessment year 2019 linked to a tax year starting on or after 1 January 2018 and to 25% as of assessment year 2021 linked to a tax year starting on or after 1 January 2020. Capital losses on such shares are tax deductible. Internal transfers to and from the trading portfolio are assimilated to a realization.

        Capital gains realized by Belgian resident companies (both non-SMEs and SMEs and both ordinary Belgian resident companies and qualifying credit institutions, investment enterprises and management companies of collective investment undertakings) upon the redemption of our ordinary shares or upon our liquidation are, in principle, subject to the same taxation regime as dividends. See "Dividends" above.

Belgian Resident Organizations for Financing Pensions

        OFPs within the meaning of article 8 of the Belgian Act of 27 October 2006 are, in principle, not subject to Belgian capital gains taxation realized upon the disposal of the ADSs, and capital losses are not tax deductible.

        However, in general, capital gains realized by Belgian resident OFPs upon redemption of the ADS or upon our liquidation will, in principle, be subject to the same taxation regime as dividends. See "Dividends" above.

Other Belgian Resident Taxable Legal Entities

        Belgian resident legal entities subject to the legal entities income tax are, in principle, not subject to Belgian capital gains taxation on the disposal of ADSs.

        Capital gains realized by Belgian resident legal entities upon the redemption of the ADSs or upon our liquidation will in principle be taxed as dividends. See "Dividends" above.

        Capital losses on ADSs incurred by Belgian resident legal entities are not tax deductible.

Belgian Non-Resident Individuals And Companies

        Non-resident individuals or companies are, in principle, not subject to Belgian income tax on capital gains realized upon disposal of the ADSs, unless such ADSs are held as part of a business conducted in Belgium through a Belgian PE. In such a case, the same principles apply as described with regard to Belgian individuals (holding the shares for professional purposes) or Belgian companies.

        Non-resident individuals who do not use the shares for professional purposes and who have their fiscal residence in a country with which Belgium has not concluded a tax treaty or with which Belgium has concluded a tax treaty that confers the authority to tax capital gains on the ADSs to Belgium, might be subject to tax in Belgium if the capital gains arise from transactions which are to be considered speculative or beyond the normal management of one's private estate or if the transfer concerns a substantial shareholding. See "Belgian Tax Consequences Upon Completion of Our Redomiciliation—Capital Gains and Losses on ADSs—Belgian Resident Individuals." Such non-resident individuals might therefore be obliged to file a tax return and should consult their own tax advisor. Capital losses in such cases are however not tax-deductible.

        Capital gains realized by non-resident individuals or non-resident companies upon repurchase of our shares or upon our liquidation will, in principle, be subject to the same taxation regime as dividends.

Tax on Stock Exchange Transactions

        Upon the issue of the ADSs (primary market), no Tax on Stock Exchange Transactions ("taks op de beursverrichtingen" / "taxe sur les ope´rations de bourse") is due.

        The purchase and the sale and any other acquisition or transfer for consideration of ADS (secondary market transactions) is subject to the Tax on Stock Exchange Transactions if (i) it is executed in Belgium through a professional intermediary, or (ii) deemed to be executed in Belgium, which is the case if the order is directly or indirectly made to a professional intermediary established outside of Belgium, either by private individuals with habitual residence in Belgium, or legal entities for the account of their seat or establishment in Belgium (both, a Belgian Investor).

        The Tax on Stock Exchange Transactions is levied at a rate of 0.35% of the purchase price, capped at €1,600 per transaction and per party.

        A separate tax is due by each party to the transaction, and both taxes are collected by the professional intermediary. However, if the intermediary is established outside of Belgium, the tax will in principle be due by the Belgian Investor, unless that Belgian Investor can demonstrate that the tax has already been paid. Professional intermediaries established outside of Belgium can, subject to certain conditions and formalities, appoint a Belgian Stock Exchange Tax Representative, which will be liable for the Tax on Stock Exchange Transactions in respect of the transactions executed through the professional intermediary. If the Stock Exchange Tax Representative would have paid the Tax on Stock Exchange Transactions due, the Belgian Investor will, as per the above, no longer be the debtor of the Tax on Stock Exchange Transactions.

        No Tax on Stock Exchange Transactions is due on transactions entered into by the following parties, provided they are acting for their own account: (i) professional intermediaries described in article 2,9° and 10° of the Belgian Law of August 2, 2002; (ii) insurance companies described in article 2, §1 of the Belgian Law of July 9, 1975; (iii) professional retirement institutions referred to in article 2,1° of the Belgian Law of October 27, 2006 concerning the supervision on institutions for occupational pension; (iv) collective investment institutions; (v) regulated real estate companies; and (vi) Belgian non-residents provided they deliver a certificate to their financial intermediary in Belgium confirming their non-resident status.

        The EU Commission adopted on February 14, 2013 the Draft Directive on a Financial Transaction Tax, or FTT. The Draft Directive currently stipulates that once the FTT enters into force, the Participating Member States shall not maintain or introduce taxes on financial transactions other than the FTT (or VAT as provided in the Council Directive 2006/112/EC of November 28, 2006 on the common system of value added tax). For Belgium, the tax on stock exchange transactions should thus be abolished once the FTT enters into force. The Draft Directive regarding the FTT is still subject to negotiation between the Participating Member States and therefore may be changed at any time.

Tax on Securities Accounts

        On March 10, 2018, the law on the introduction of a tax on securities accounts entered into force. Pursuant to this law, Belgian resident and non-resident individuals are taxed at a rate of 0.15%. on their share in the average value of qualifying financial instruments (such as our ordinary shares and other shares, bonds, certain other type of debt instruments, units of undertakings for collective investment, warrants) held on one or more securities accounts during a reference period of 12 consecutive months starting on October 1 and ending on September 30 of the subsequent year. However, the first reference period starts on March 10, 2018 and ends on September 30, 2018 ("Tax on Securities Accounts").

        No Tax on Securities Accounts is due provided the holder's share in the average value of the qualifying financial instruments on those accounts amounts to less than €500,000. If, however, the holder's share in the average value of the qualifying financial instruments on those accounts amounts to €500,000 or more, the Tax on Securities Accounts is due on the entire share of the holder in the average value of the qualifying financial instruments on those accounts (and hence, not only on the part which exceeds the €500,000 threshold).

        Qualifying financial instruments held by non-resident individuals only fall within the scope of the Tax on Securities Accounts provided they are held on securities accounts with a financial intermediary established or located in Belgium. Note that pursuant to certain double tax treaties, Belgium has no right to tax capital. Hence, to the extent the Tax on Securities Accounts is viewed as a tax on capital within the meaning of these double tax treaties, incompatibility of the Tax on Securities Accounts with a treaty may, subject to certain conditions, be claimed.

        The Tax on Securities Accounts is in principle due by the financial intermediary established or located in Belgium if (i) the holder's share in the average value of the qualifying financial instruments held on one or more securities accounts with said intermediary amounts to €500,000 or more; or (ii) the holder instructed the financial intermediary to levy the Tax on Securities Accounts due (e.g. in case such holder holds qualifying financial instruments on several securities accounts held with multiple intermediaries of which the average value does not amount to €500,000 or more but of which the holder's share in the total average value of these accounts exceeds €500,000). Otherwise, the Tax on Securities Accounts must be declared and is due by the holder itself, unless the holder provides evidence that the Tax on Securities Accounts has already been withheld, declared and paid by an intermediary which is not established or located in Belgium. In that respect, intermediaries located or established outside of Belgium could appoint a Tax on the Securities Accounts representative in Belgium, subject to certain conditions and formalities. Such a Tax on the Securities Accounts Representative is then liable towards the Belgian Treasury for the Tax on the Securities Accounts due and for complying with certain reporting obligations in that respect.

        Prospective investors are advised to seek their own professional advice in relation to the Tax on Securities Accounts.

UNDERWRITERS

        Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Morgan Stanley & Co. LLC, Cowen and Company, LLC and Evercore Group, L.L.C. are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of ADSs indicated below:

Name	Number of ADSs
Morgan Stanley & Co. LLC
Cowen and Company, LLC
Evercore Group, L.L.C.
Kempen & Co U.S.A., Inc.
Nomura Securities International, Inc.
Total:

        The underwriters and the representatives are referred to as the "underwriters" and the "representatives," respectively. The underwriters are offering the shares of ADSs subject to their acceptance of the ADSs from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ADSs offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the ADSs offered by this prospectus supplement if any such ADSs are taken. However, the underwriters are not required to take or pay for the ADSs covered by the underwriters' option to purchase additional ADSs described below.

        The underwriters initially propose to offer part of the ADSs directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the ADSs, the offering price and other selling terms may from time to time be varied by the representatives.

        We intend to grant to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to            additional ADSs at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ADSs as the number listed next to the underwriter's name in the preceding table bears to the total number of ADSs listed next to the names of all underwriters in the preceding table.

        The following table shows the per ADS and total public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional            shares of ADSs.

Total
	Per ADS	No Exercise	Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

        The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $0.9 million. We have agreed to reimburse the underwriters for expense relating to clearance of this offering with the Financial Industry Regulatory Authority up to $35,000. The underwriters have also agreed to reimburse us for certain of our expenses in connection with this offering.

        Sales of ADSs made outside of the United States may be made by affiliates of the underwriters.

        The ADSs are listed on the Nasdaq Global Select Market under the trading symbol "ARGX."

        We, our directors and officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and Cowen and Company, LLC, we will not, during the period ending 90 days after the date of this prospectus supplement, with respect to our directors and officers, and 60 days after the date of this prospectus supplement, with respect to us (the "restricted period"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares, ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares, ADSs or such other securities, in cash or otherwise; or (3) file any registration statement with the SEC (or the equivalent thereof in non-U.S. jurisdictions) relating to the offering of any ordinary shares, ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs.

        The foregoing restrictions shall not apply to:

  •
  sales of securities acquired in the open market after the completion of this offering;

  •
  transfers of securities to an immediate family member of the party subject to the lock-up agreement, as a bona fide gift to a charity or educational institution or by will or intestate succession upon the death of the party subject to the lock-up agreement;

  •
  distributions of securities in transactions not involving a disposition of value;

  •
  transfers to us pursuant to agreements in effect as of the date of this prospectus supplement under which we have the option to repurchase securities upon the termination of the party subject to the lock-up agreement;

  •
  transfers of securities solely in connection with the exercise of equity awards outstanding as of the date of this prospectus supplement, or the surrender or forfeiture to us of securities in partial or full settlement of any withholding tax obligation of the party subject to the lock-up agreement accruing upon the exercise or vesting of equity awards outstanding as of the date of this prospectus supplement;

  •
  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ordinary shares, provided that (i) such plan does not provide for the transfer of ordinary shares during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ordinary shares may be made under such plan during the restricted period; or

  •
  transfers of securities pursuant to a change in control of us.

        Morgan Stanley & Co. LLC and Cowen and Company, LLC, in their sole discretion, may release the ordinary shares, ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time.

        In order to facilitate the offering of the ADSs, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ADSs for 30 days from the date of this prospectus supplement. Such transactions may not be effected above the public offering price. Morgan Stanley & Co. LLC will act as stabilization agent on behalf of the underwriters. Specifically, the underwriters may sell more ADSs than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ADSs available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing ADSs in the open market. In determining the source of ADSs to close out a covered short sale, the underwriters will consider, among other things, the open market price of ADSs compared to the price available under the option. The underwriters may also sell ADSs in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, ADSs in the open market to stabilize the price of the ADSs. These activities may raise or maintain the market price of the ADSs above independent market levels or prevent or retard a decline in the market price of the ADSs. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of ADSs. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

        A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of ADSs to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make internet distributions on the same basis as other allocations.

Other Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

        Piper Jaffray & Co. is acting as issuer's advisor in connection with this offering. Piper Jaffray & Co. is not acting as an underwriter and will not sell or offer to sell any securities and will not identify, solicit or engage directly with potential investors. In addition, Piper Jaffray & Co. will not underwrite or purchase any of the offered securities or otherwise participate in any such undertaking.

Selling Restrictions

Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (the "ASIC"), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the securities may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

        The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

        This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

United Kingdom

        This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

European Economic Area

        In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") was implemented in that Relevant Member State (the "Relevant Implementation Date"), an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus may be made to the public in that Relevant Member State at any time:

  •
  to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive), subject to obtaining the prior consent of the representative for such offer; or

  •
  in any other circumstances falling within Article 3(2) of the EU Prospectus Directive;

provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the representative and us that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

        In the case of any securities being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representative has been obtained to each such proposed offer or resale.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Hong Kong

        The securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the securities are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "Financial Instruments and Exchange Law") and the underwriters have agreed that it they not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

        The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the "SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the issuer, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre

        This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the "DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Canada

        The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus and the information incorporated by reference (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 LEGAL MATTERS

        Goodwin Procter LLP, Boston, Massachusetts, is representing us in connection with this offering. Freshfields Bruckhaus Deringer LLP, will pass upon the validity of the ordinary shares underlying the ADSs offered hereby and other legal matters concerning this offering relating to Dutch and Belgian law. Legal counsel to the underwriters in connection with this offering are Cooley LLP, New York, New York, with respect to U.S. federal law, and NautaDutilh N.V., with respect to Dutch and Belgian Law.

EXPERTS

        The consolidated financial statements incorporated in this prospectus supplement by reference from our Annual Report on Form 20-F for the year ended December 31, 2017 have been audited by Deloitte Accountants B.V., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Accountants B.V. are located at Wilhelminakade 1, 3072 AP Rotterdam, the Netherlands.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement, of which this prospectus supplement is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus supplement does not include all of the information contained in the registration statement. You are referred to the registration statement and the included exhibits for further information. This prospectus supplement is qualified in its entirety by such other information.

        We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, although we intend to report our results of operations voluntarily on a quarterly basis.

        You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Additionally, we make these filings available, free of charge, on our website at www.argenx.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

 INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with it, which means that:

  •
  incorporated documents are considered part of this prospectus supplement;

  •
  we can disclose important information to you by referring to those documents; and

  •
  information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus supplement and information previously incorporated by reference herein.

        The information that we incorporate by reference is an important part of this prospectus supplement. The SEC file number for the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is 001-38097.

        Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus supplement to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        We incorporate herein by reference:

  •
  our Annual Report on Form 20-F for the year ended December 31, 2017;

  •
  our reports on Form 6-K with the SEC on March 1, 2018; March 16, 2018; March 22, 2018; March 26, 2018; April 9, 2018; April 12, 2018; April 24, 2018; May 9, 2018; June 7, 2018; June 14, 2018; June 20, 2018; June 28, 2018; July 17, 2018; July 24, 2018; August 2, 2018; August 22, 2018; August 29, 2018; and September 6, 2018 (other than portions of each of the foregoing expressly excluded from incorporation by reference);

  •
  the description of American Depositary Shares and ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 16, 2017, including any subsequent amendments or reports filed for the purpose of updating such description; and

  •
  any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus supplement and until this offering is completed. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus supplement (or portions thereof) is incorporated by reference in this prospectus supplement only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus supplement and that it is not subsequently superseded.

        You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, Willemstraat 5, 4811 AH, Breda, the Netherlands, Tel. No.: +32 9 310 34 00.

        Our Annual Report on Form 20-F for the year ended December 31, 2017 and any other information incorporated by reference is considered to be a part of this prospectus supplement. The information in this prospectus supplement and the accompanying prospectus, to the extent applicable, automatically updates and supersedes the information in our Annual Report on Form 20-F for the year ended December 31, 2017.

        You should rely only on the information that we incorporate by reference or provide in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

Ordinary Shares

Ordinary Shares Represented by American Depositary Shares

Warrants

Units

Debt Securities

        By this prospectus, we and/or our selling securityholders may offer and sell from time to time, in one or more offerings, together or separately, ordinary shares; ordinary shares represented by American Depositary Shares, or ADSs; warrants; units; debt securities or any combination thereof as described in this prospectus. Any ADS will represent a specified number of ordinary shares. The warrants may be convertible into or exercisable or exchangeable for ordinary shares or debt securities, and the debt securities may be convertible into or exchangeable for ordinary shares or other debt securities. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

        Our ordinary shares represented by ADSs are traded on the NASDAQ Global Select Market under the symbol "ARGX." Our ordinary shares are traded on Euronext Brussels under the symbol "ARGX."

        We and/or our selling securityholders may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we and/or our selling securityholders will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of securities by selling securityholders.

        INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING "RISK FACTORS" ON PAGE 3 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

        Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 1, 2018

        We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospectus may have changed since those dates.

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ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act.

        Under this shelf registration, we and/or our selling securityholders may offer our ordinary shares, ordinary shares represented by ADSs, various series of warrants to purchase ordinary shares or debt securities, units, debt securities or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we and/or our selling securityholders may offer. Each time we and/or our selling securityholders offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. If any such securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings "Where You Can Find More Information" and "Incorporation by Reference" before you invest in our securities.

        Neither we nor any selling securityholders have authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we and/or our selling securityholders may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words "argenx," "ARGX," "we," "us," "our," "the company," "our company" or similar references refer to argenx SE and its consolidated subsidiaries; and the term "securities" refers collectively to our ordinary shares, ordinary shares represented by ADSs, warrants to purchase ordinary shares or debt securities, units, debt securities, or any combination of the foregoing securities.

        Unless otherwise indicated, all references to "U.S. dollars," "USD," "dollars," "US$" and "$" in this prospectus mean U.S. dollars and references in this prospectus to "Euro," "EUR," and "€" mean euros. Our audited consolidated financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Our consolidated financial statements are presented in euros. We have a fiscal year end of December 31.

 ABOUT THE COMPANY

        We are a clinical-stage biotechnology company developing a deep pipeline of differentiated antibody-based therapies for the treatment of severe autoimmune diseases and cancer. Utilizing our suite of technologies, we are focused on developing product candidates with the potential to be either first-in-class against novel targets or best-in-class against known, but complex, targets in order to treat diseases with a significant unmet medical need. Our SIMPLE Antibody Platform, based on the powerful llama immune system, allows us to exploit novel and complex targets, and our three antibody Fc engineering technologies are designed to enable us to expand the therapeutic index of our product candidates. Together with our antibody discovery and development expertise, this suite of technologies has enabled our pipeline of seven product candidates. Two of our product candidates are in clinical proof-of-concept trials for three indications, one of which has achieved clinical proof-of-concept and is being prepared for Phase 3 clinical development.

Corporate Profile

        Our legal and commercial name is argenx SE. We were incorporated under the laws of the Netherlands on April 25, 2008 as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid). On May 28, 2014, we converted to a Dutch public company with limited liability (naamloze vennootschap). On April 26, 2017, we converted to a Dutch European public company with limited liability (Societas Europaea or SE). Our official seat is in Rotterdam, the Netherlands, and our registered office is at Willemstraat 5, 4811 AH, Breda, the Netherlands. We are registered with the trade register of the Dutch Chamber of Commerce under number 24435214. Our telephone number is +32 9 310 34 00. Our website address is http://www.argenx.com. The information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address as an inactive textual reference only. The registered agent for service of process in the United States is C T Corporation System, with an address at 111 8th Avenue, New York, NY 10011.

        Our ordinary shares represented by ADSs have been listed on the NASDAQ Global Select Market under the symbol "ARGX" since May 18, 2017. Our ordinary shares have been trading on Euronext Brussels under the symbol "ARGX" since July 2014.

 RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) the Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on March 26, 2018 (File No. 001-38097), which is incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including any supplement to this prospectus and the documents incorporated herein by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management's beliefs and assumptions and on information currently available to our management. All statements other than present and historical facts and conditions contained in this prospectus, including any supplement to this prospectus and the documents that are incorporated by reference in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, including any supplement to this prospectus and the documents that are incorporated by reference in this prospectus, the words "anticipate," "believe," "can," "could," "estimate," "expect," "intend," "is designed to," "may," "might," "will," "plan," "potential," "predict," "objective," "should," or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

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  the initiation, timing, progress and results of clinical trials of our product candidates, including statements regarding when results of the trials will be made public;

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  the potential attributes and benefits of our product candidates and their competitive position with respect to other alternative treatments;

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  our ability to advance product candidates into, and successfully complete, clinical trials;

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  our plans related to the commercialization of our product candidates, if approved;

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  the anticipated pricing and reimbursement of our product candidates, if approved;

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  the timing or likelihood of regulatory filings and approvals for any product candidates;

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  our ability to establish sales, marketing and distribution capabilities for any of our product candidates that achieve regulatory approval;

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  our ability to establish and maintain manufacturing arrangements for our product candidates;

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  the scope and duration of protection we are able to establish and maintain for intellectual property rights covering our product candidates, platform and technology;

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  our plans regarding, and consequences of, our restructuring and redomiciliation;

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  our estimates regarding expenses, future revenues, capital requirements and our needs for additional financing;

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  the rate and degree of market acceptance of our product candidates, if approved;

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  our plans to enter into collaborations for some of our product candidates; and

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  the impact of government laws and regulations on our business.

        You should refer to the section titled "Risk Factors" for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

        You should read this prospectus, including any supplements to this prospectus and the documents that we reference in this prospectus and have filed as exhibits to this prospectus, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

        Information regarding market and industry statistics contained in this prospectus, including any supplement to this prospectus and the documents that are incorporated by reference in this prospectus, is included based on information available to us that we believe is accurate. Forecasts and other forward looking information obtained from this available information is subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods shown.

	Year Ended December 31,
	2013	2014	2015	2016	2017
Ratio of earnings to fixed charges(1)	—	—	—	—	—

(1)
As our continuing operations reported losses before income taxes for the periods presented, the ratio would indicate less than a one-to-one coverage. Therefore, the Euro amount of the deficiency is disclosed for these periods. Earnings were inadequate to cover fixed charges by €6,131 thousand, €10,314 thousand, €15,312 thousand, €21,374 thousand and €27,479 thousand for the years ended December 31, 2013, 2014, 2015, 2016, and 2017, respectively.

 CAPITALIZATION

        We intend to include information about our capitalization and indebtedness in prospectus supplements.

PLAN OF DISTRIBUTION

        We and/or our selling securityholders may sell our securities from time to time in one or more transactions. We and/or our selling securityholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf or with our selling securityholders or on their behalf may also purchase our securities and reoffer them to the public. We and/or our selling securityholders may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

        Agents whom we and/or our selling securityholders designate may solicit offers to purchase our securities.

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  We and/or our selling securityholders will name any agent involved in offering or selling our securities, and disclose any commissions that we and/or our selling securityholders will pay to the agent, in the applicable prospectus supplement.

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  Unless we and/or our selling securityholders indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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  Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

        We and/or our selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.

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  If we and/or our selling securityholders use an underwriter or underwriters, we and/or our selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time that we and/or our selling securityholders reach an agreement for the sale of our securities.

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  We and/or our selling securityholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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  The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

        We and/or our selling securityholders may use a dealer to sell our securities.

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  If we and/or our selling securityholders use a dealer, we and/or our selling securityholders will sell our securities to the dealer, as principal.

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  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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  We and/or our selling securityholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        We and/or our selling securityholders may solicit directly offers to purchase our securities, and we and/or our selling securityholders may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

        We and/or our selling securityholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

        We and/or our selling securityholders may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We and/or our selling securityholders may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

        Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and/or our selling securityholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

        We and/or our selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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  If we and/or our selling securityholders use delayed delivery contracts, we and/or our selling securityholders will disclose that we and/or our selling securityholders are using them in the prospectus supplement and will tell you when we and/or our selling securityholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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  We and/or our selling securityholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

        Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.

        In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we and/or our selling securityholders sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

        We and/or our selling securityholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker's transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

        The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.

        The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.

        We and/or our selling securityholders will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.

 DESCRIPTION OF SHARE CAPITAL

        The following description is a summary of certain information relating to our share capital, certain provisions of our articles of association and Dutch law. Because this description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in the documents incorporated herein by reference, including our most recent Annual Report on 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, a copy of which has been filed as an exhibit hereto. Please see the section of this prospectus entitled "Where You Can Find More Information."

        The following description includes comparisons of certain provisions of our articles of association and Dutch law applicable to us and the Delaware General Corporation Law, or the DGCL, the law under which many publicly listed companies in the United States are incorporated. Because such statements are summaries, they do not address all aspects of Dutch law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Dutch law, and they are not intended to be a complete discussion of the respective rights.

General

        We were incorporated on April 25, 2008, as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law. On May 28, 2014, we converted into a public company with limited liability (naamloze vennootschap) under Dutch law pursuant to a notarial deed of conversion and amendment. On April 26, 2017, we converted into a Dutch European public company with limited liability (Societas Europaea or SE) pursuant to a notarial deed of conversion and amendment, which notarial deed was executed on the same date.

        We are registered with the trade register of the Dutch Chamber of Commerce under number 24435214. Our corporate seat is in Rotterdam, the Netherlands, and our registered office is at Willemstraat 5, 4811 AH, Breda, the Netherlands.

        Our ordinary shares are listed on Euronext Brussels under ISIN Code NL0010832176 under the symbol "ARGX." The ADSs are listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol "ARGX."

        Under Dutch law, a company's authorized share capital sets out the maximum amount and number of shares that it may issue without amending its articles of association.

        Our Articles of Association provide for an authorized share capital in the amount of €4.5 million divided into 45 million shares, each with a nominal value of €0.10. All issued and outstanding shares have been fully paid up and the shares are held in dematerialized form. Our share capital consists of ordinary shares, each with a nominal value of €0.10. Our shares are not separated into classes. As of December 31, 2017, our issued and paid-up share capital amounted to €3,218,064.10 represented by 32,180,641 ordinary shares with a nominal value of €0.10, each representing an identical fraction of our share capital. All of our ordinary shares are in dematerialized form. As of December 31, 2017, neither we nor any of our subsidiaries held any of our own shares.

        In addition to the shares already outstanding, we have granted options, which upon exercise will lead to an increase in the number of our outstanding shares. A total of 2,862,216 options (where each option entitles the holder to subscribe for one new ordinary share) were outstanding and granted as of December 31, 2017. Apart from the options and employee stock option plan, we do not currently have other stock options, options to purchase securities, convertible securities or other rights to subscribe for or purchase securities outstanding. For further information, see the section titled "Item 6.B.—Compensation" in our Annual Report on Form 20-F incorporated by reference herein, as updated by this prospectus supplement, accompanying prospectus and other documents incorporated by reference herein.

History of Share Capital

        Prior to our initial public offering on Euronext Brussels in July 2014, all shares have been converted into ordinary shares.

Number of shares outstanding on January 1, 2015	15,705,112
Exercise of options on September 1, 2015	97,655
Number of shares outstanding on December 31, 2015	15,802,767
Subscription funds advised by subsidiaries of Federated Investors, Inc. on January 20, 2016	1,480,420
Exercise of options on February 15, 2016	2,200
Exercise of options on March 16, 2016	10,000
Exercise of options on April 21, 2016	10,000
Exercise of options on May 27, 2016	33,092
Subscription by certain institutional investors on June 1, 2016	2,703,000
Exercise of options on September 26, 2016	70,000
Exercise of options on October 17, 2016	15,000
Number of shares outstanding on December 31, 2016	20,126,479
Initial U.S. public offering (Nasdaq) on May 17, 2017	5,865,000
Over-allotment option exercised by underwriters on May 19, 2017	879,750
Exercise of options on August 24, 2017	5,000
Exercise of options on September 1, 2017	15,000
Exercise of options on October 2, 2017	1,400
Exercise of options on November 7, 2017	950
Exercise of options on November 14, 2017	4,260
Exercise of options on November 15, 2017	40,750
Exercise of options on November 21, 2017	53,092
Exercise of options on November 23, 2017	7,730
Exercise of options on December 4, 2017	65,380
Follow-on U.S. public offering (Nasdaq) on December 13, 2017	4,440,000
Over-allotment option exercised by underwriters on December 14, 2017	666,000
Exercise of options on December 18, 2017	9,850
Number of shares outstanding on December 31, 2017	32,180,641

New Shares Created During 2015

        As a result of the exercise of options under the argenx Employee Stock Option Plan, 97,655 new shares were created in September 2015.

New Shares Created During 2016

        In January 2016, funds advised by subsidiaries of Federated Investors, Inc. (U.S.) subscribed to 1,480,420 new shares. In June 2016, certain institutional investors subscribed to 2,703,000 new shares.

        As a result of the exercise of options under the argenx Employee Stock Option Plan, 2,200 new shares were created in February 2016, 10,000 in March 2016, 10,000 in April 2016, 33,092 in May 2016, 70,000 in September 2016 and 15,000 in October 2016.

New Shares Created During 2017

        Through December 31, 2017, a total of 6,744,750 ordinary shares (including the over-allotted shares pursuant to which the underwriters' over-allotment option was exercised) were offered in our initial U.S. public offering and a total of 5,106,000 ordinary shares (including the over-allotted shares pursuant to which the underwriters' over-allotment option was exercised) were offered in our follow-on U.S. public offering.

        As a result of the exercise of options under the argenx Employee Stock Option Plan, 5,000 new shares were created in August 2017, 15,000 in September 2017, 1,400 in October 2017, 106,782 in November 2017 and 75,230 in December 2017.

New Shares Created During 2018

        As a result of the exercise of options under the argenx Employee Stock Option Plan, 111,727 new shares were created in January 2018, 113,075 in March 2018 and 34,039 in April 2018.

Issue of Shares

        The Articles of Association provide that shares may be issued or rights to subscribe for our shares may be granted pursuant to a resolution of the shareholders at the General Meeting, or alternatively, by our board of directors if so designated by the shareholders at the General Meeting. A resolution of the shareholders at the General Meeting to issue shares, to grant rights to subscribe for shares or to designate our board of directors as the corporate body of the company authorized to do so can only take place at the proposal of our board of directors with the consent of the majority of the non-executive directors. Shares may be issued or rights to subscribe for shares may be granted by resolution of our board of directors, if and insofar as our board of directors is designated to do so by the shareholders at the General Meeting. Designation by resolution of the shareholders at the General Meeting cannot be withdrawn unless determined otherwise at the time of designation. The scope and duration of our board of directors' authority to issue shares or grant rights to subscribe for shares (such as granting stock options or issuing convertible bonds) is determined by a resolution of the shareholders at the General Meeting and relates, at the most, to all unissued shares in the company's authorized capital at the relevant time. The duration of this authority may not exceed a period of five years. Designation of our board of directors as the body authorized to issue shares or grant rights to subscribe for shares may be extended by a resolution of the shareholders at the General Meeting for a period not exceeding five years in each case. The number of shares that may be issued is determined at the time of designation.

        No shareholders' resolution or board of directors resolution is required to issue shares pursuant to the exercise of a previously granted right to subscribe for shares. A resolution of our board of directors to issue shares and to grant rights to subscribe for shares can only be taken with the consent of the majority of the non-executive directors.

        On May 8, 2018, the shareholders at the General Meeting renewed the designation of our board of directors as the corporate body competent to grant option rights to subscribe for shares under the Option Plan and to limit or exclude preemption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months.

        On May 8, 2018, the shareholders at the General Meeting renewed the authorization to our board of directors to issue shares and grant rights to subscribe for shares and to limit or exclude preemption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months. In its resolution, the shareholders at the General Meeting restricted the competency of our board of directors under this second authorization as regards the issue of shares and the grant of rights to subscribe for shares to a maximum of 20% of our total issued and outstanding share capital as at the day of that meeting. The primary purpose of this authorization is to allow the board of directors the general flexibility to issue additional shares as and when the need may arise or an opportunity would present itself, including to issue shares and grant rights to subscribe for shares and to limit or exclude preemption rights of shareholders for such shares for the purpose of the admission to listing and trading of new ordinary shares on NASDAQ. While there is no current intention to benefit any specific person with this second authorization to restrict the preemption rights of the existing shareholders, when using this authorization the board will be able to restrict the preemption rights in whole or in part, including for the benefit of specific persons.

        The annual general meeting of the Company of May 8, 2018 has authorized the board of directors to issue up to a maximum of 20% of the then outstanding share capital for a period of 18 months, or up to a capital increase of €648,789.60 represented by 6,487,896 shares. As of the date hereof, none of the authorized capital was used, so that the full amount still remained available under the authorized capital.

Preemptive Rights

        Dutch law and the Articles of Association give shareholders preemptive rights to subscribe on a pro rata basis for any issue of new shares or, upon a grant of rights, to subscribe for shares. Holders of shares have no preemptive rights upon (1) the issue of shares against a payment in kind (being a contribution other than in cash); (2) the issue of shares to our employees or the employees of a member of our group; and (3) the issue of shares to persons exercising a previously granted right to subscribe for shares.

        A shareholder may exercise preemptive rights during a period of at least two weeks from the date of the announcement of the issue of shares. Pursuant to the Articles of Association, the shareholders at the General Meeting may restrict or exclude the preemptive rights of shareholders. A resolution of the shareholders at the General Meeting to restrict or exclude the preemptive rights or to designate our board of directors as our body authorized to do so, may only be adopted on the proposal of our board of directors with the consent of the majority of the non-executive directors. A resolution of the shareholders at the General Meeting to exclude or restrict preemptive rights, or to authorize our board of directors to exclude or restrict preemptive rights, requires a majority of at least two-thirds of the votes cast, if less than 50% of our issued and outstanding share capital is present or represented at the General Meeting.

        With respect to an issuance of shares pursuant to a resolution of our board of directors, the preemptive rights of shareholders may be restricted or excluded by resolution of our board of directors if and insofar as our board of directors is designated to do so by the shareholders at the General Meeting. A resolution of our board of directors to restrict or exclude preemptive rights can only be taken with the consent of the majority of the non-executive directors.

        The designation of our board of directors as the body competent to restrict or exclude the preemptive rights may be extended by a resolution of the shareholders at the General Meeting for a period not exceeding five years in each case. Designation by resolution of the shareholders at the General Meeting cannot be withdrawn unless determined otherwise at the time of designation. On May 8, 2018, the shareholders at the General Meeting renewed the designation of our board of directors as the corporate body competent to grant option rights to subscribe for shares under the Option Plan and to limit or exclude preemption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months. On May 8, 2018, the shareholders at the General Meeting renewed the designation of our board of directors as the corporate body competent to issue additional shares and grant rights to subscribe for shares and to limit or exclude preemption rights of shareholders for such shares with the prior consent of the majority of the non-executive directors for a period of 18 months. In its resolution, the shareholders at the General Meeting restricted the competency of our board of directors under this second authorization as regards the issue of shares and the grant of rights to subscribe for shares to a maximum of 20% of our total issued and outstanding share capital as at the day of that meeting. The purpose of this authorization is to allow the board of directors the general flexibility to issue additional shares as and when the need may arise or an opportunity would present itself, including to issue shares and grant rights to subscribe for shares and to limit or exclude preemption rights of shareholders for such shares for the purpose of the admission to listing and trading of new ordinary shares on NASDAQ. While there is no current intention to benefit any specific person with this authorization to restrict the preemption rights of the existing shareholders, when using this authorization the board will be able to restrict the preemption rights in whole or in part, including for the benefit of specific persons. The board's ability to restrict the preemption rights in whole or in part could be used as a potential anti-takeover measure.

        Under the DGCL, stockholders of a Delaware corporation have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the corporation's certificate of incorporation.

Acquisition of Shares by the Company

        We may not subscribe for our own shares on issue. We may acquire fully paid-up shares at any time for no consideration or, if:

  •
  our shareholders' equity less the payment required to make the acquisition, does not fall below the sum of called-up and paid-in share capital and any statutory reserves;

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  we and our subsidiaries would thereafter not hold shares or hold a pledge over shares with an aggregate nominal value exceeding 50% of our issued share capital; and

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  our board of directors has been authorized thereto by the shareholders at the General Meeting.

        As part of the authorization, the shareholders at the General Meeting must specify the number of shares that may be repurchased, the manner in which the shares may be acquired and the price range within which the shares may be acquired. A resolution of our board of directors to repurchase shares can only be taken with the consent of the majority of the non-executive directors.

        Shares held by us in our own share capital do not carry a right to any distribution. Furthermore, no voting rights may be exercised for any of the shares held by us or our subsidiaries unless such shares a are subject to the right of usufruct or to a pledge in favor of a person other than us or its subsidiaries and the voting rights were vested in the pledgee or usufructuary before us or its subsidiaries acquired such shares. Neither we nor our subsidiaries may exercise voting rights in respect of shares for which we or our subsidiaries have a right of usufruct or a pledge.

Reduction of Share Capital

        The shareholders at the General Meeting may, upon a proposal of our board of directors with the consent of the majority of the non-executive directors, resolve to reduce the issued share capital by cancelling shares or by amending the Articles of Association to reduce the nominal value of the shares. Only shares held by us or shares for which we hold the depositary receipts may be cancelled. A resolution of the shareholders at the General Meeting to reduce the number of shares must designate the shares to which the resolution applies and must lay down rules for the implementation of the resolution. A resolution to reduce the issued share capital requires a majority of at least two-thirds of the votes cast, if less than 50% of our issued and outstanding share capital is present or represented at the General Meeting.

Articles of Association and Dutch Law

        When we refer to our Articles of Association in this prospectus, we refer to our Articles of Association as they are in force at the date hereof.

        Set forth below is a summary of relevant information concerning our share capital and material provisions of our Articles of Association and applicable Dutch law. This summary does not constitute legal advice regarding those matters and should not be regarded as such.

Amendment of Articles of Association

        The shareholders at the General Meeting may resolve to amend the Articles of Association, at the proposal of our board of directors, with the consent of the majority of the non-executive directors. A resolution by the shareholders at the General Meeting to amend the Articles of Association requires a simple majority of the votes cast in a meeting in which at least half of our issued and outstanding capital is present or represented, or at least two-thirds of the votes cast, if less than half of our issued and outstanding capital is present or represented at that meeting.

        Changing the rights of any of the shareholders will require the Articles of Association to be amended.

Company's Shareholders' Register

        Subject to Dutch law, we must keep our shareholders' register accurate and up-to-date. Our board of directors keeps our shareholders' register and records names and addresses of all holders of shares, showing the date on which the shares were acquired, the date of the acknowledgement by or notification of us as well as the amount paid on each share. The register also includes the names and addresses of those with a right of usufruct (vruchtgebruik) in shares belonging to another or a pledge in respect of such shares.

Corporate Objectives

        Our corporate objectives are: (a) to exploit, including all activities relating to research, development, production, marketing and commercial exploitation; biological, chemical or other products, processes and technologies in the life sciences sector in general, and more specifically in the diagnostic, pharmaceutical, medical, cosmetic, chemical and agricultural sector; (b) to design and develop instruments which may be used in medical diagnosis and affiliated areas; (c) the worldwide distribution of, sale of and rendering services relating to our products and subsidiaries directly to customers as well as through third parties; (d) to incorporate, to participate in any way whatsoever, to manage, to supervise, to operate and to promote enterprises, businesses and companies; (e) to render advice and services to businesses and companies with which we form a group and to third parties; (f) to finance businesses and companies; (g) to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into agreements in connection with the aforementioned; (h) to render guarantees, to bind us and to pledge our assets for obligations of the companies and enterprises with which we form a group and on behalf of third parties; (i) to obtain, alienate, manage and exploit registered property and items of property in general; (j) to trade in currencies, securities and items of property in general; (k) to develop and trade in patents, trademarks, licenses, know-how and other industrial property rights; and (l) to perform any and all activities of industrial, financial or commercial nature, as well as everything pertaining the foregoing, relating thereto or conductive thereto, all in the widest sense of the word.

Limitation on Liability and Indemnification Matters

        Under Dutch law, our board of directors and certain other officers may be held liable for damages in the event of improper or negligent performance of their duties. They may be held jointly and severally liable for damages to our company and to third parties for infringement of the Articles of Association or of certain provisions of the Dutch Civil Code. In certain circumstances, they may also incur additional specific civil and criminal liabilities. Directors and certain other officers are insured under an insurance policy taken out by us against damages resulting from their conduct when acting in the capacities as such directors or officers. In addition, our Articles of Association provide for indemnification of our directors, including reimbursement for reasonable legal fees and damages or fines based on acts or failures to act in their duties. No indemnification shall be given to a member of our board of directors if a Dutch court has established, without possibility for appeal, that the acts or omissions of such indemnified person that led to the financial losses, damages, suit, claim, action or legal proceedings resulted from either an improper performance of his or her duties as a director or an officer of our company or an unlawful or illegal act, and only to the extent that his or her financial losses, damages and expenses are covered by an insurance and the insurer has settled these financial losses, damages and expenses (or has indicated that it would do so). Furthermore, such indemnification will generally not be available in instances of willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct unless Dutch law provides otherwise.

Shareholders' Meetings and Consents

General Meeting

        General meetings of shareholders are held at the place where the company has its official seat or at Schiphol, municipality Haarlemmermeer, the Netherlands. The annual General Meeting shall be held on the second Tuesday of the month of May on the hour and at the place mentioned in the convening notice. If such a date is not a business day, the annual General Meeting shall be held the first following business day. Additional extraordinary General Meetings may also be held whenever considered appropriate by our board of directors. Pursuant to Dutch law, one or more shareholders and others entitled to attend a General Meeting, who jointly represent at least one-tenth of the issued capital, may request our board of directors to convene a General Meeting. If our board of directors has not taken the steps necessary to ensure that a General Meeting will be held within the relevant statutory period after the request, the requesting persons may, at his/her/their request, be authorized by court in preliminary relief proceedings to convene a General Meeting. The court shall disallow the application if it does not appear that the applicants have previously requested our board of directors to convene a General Meeting and our board of directors has not taken the necessary steps so that the General Meeting could be held within six weeks after the request.

        General meetings of shareholders can be convened by a notice, which shall include an agenda stating the items to be discussed, including for the annual General Meeting, among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of our board of directors, including the filling of any vacancies in our board of directors. In addition, the agenda shall include such items as have been included therein by our board. The agenda shall also include such items requested by one or more shareholders, and others entitled to attend General Meetings, representing at least 3% of the issued share capital. Requests must be made in writing and received by our board of directors at least 60 days before the day of the convocation of the meeting. No resolutions shall be adopted on items other than those which have been included in the agenda. In accordance with the Dutch Corporate Governance Code, or DCGC, a shareholder may include an item on the agenda only after consulting our board of directors in that respect. If one or more shareholders intends to request that an item be put on the agenda that may result in a change in the company's strategy, our board of directors may invoke a response time of a maximum of 180 days until the day of the General Meeting. On October 10, 2017, the then prospective Dutch government reached an agreement on the main policy issues for the next government term, pursuant to which the aforementioned response time of a maximum of 180 days until the day of the General Meeting will be prolonged to a maximum of 250 days until the day of the General Meeting, provided such response time does not affect the movement of capital. It is expected that the prolonged term will be enshrined in Dutch law by the Dutch legislator.

        The General Meeting is presided over by the chairperson or, if he is absent, by the vice chairperson of the board of directors. If the chairperson and the vice chairperson are absent, the non-executive directors present at the meeting shall appoint one of them to be chairperson. Board members may attend a General Meeting. In these meetings, they have an advisory vote. The chairperson of the meeting may decide at its discretion to admit other persons to the meeting.

        The external auditor of the company shall attend the General Meeting in which the annual accounts are discussed.

        In connection with our General Meetings, ADS holders will not be treated as our shareholders and will not have shareholder rights. See "Description of Securities—ADSs."

Admission and Registration

        All shareholders, and each usufructuary and pledgee to whom the right to vote on our shares accrues, are entitled, in person or represented by a proxy authorized in writing, to attend and address the General Meeting and exercise voting rights pro rata to their shareholding. Shareholders may exercise their rights if they are the holders of our shares on the record date as required by Dutch law, which is currently the 28th day before the day of the General Meeting, and they or their proxy have notified us of their intention to attend the General Meeting in writing or by any other electronic means that can be reproduced on paper ultimately at a date set for that purpose by our board of directors which date may not be earlier than the seventh day prior to the General Meeting, specifying such person's name and the number of shares for which such person may exercise the voting rights and/or meeting rights at such General Meeting. The convocation notice shall state the record date and the manner in which the persons entitled to attend the General Meeting may register and exercise their rights.

Quorum and Voting Requirements

        Each ordinary share confers the right on the holder to cast one vote at the General Meeting. Shareholders may vote by proxy. The voting rights attached to any shares held by us are suspended as long as they are held in treasury. Nonetheless, the holders of a right of usufruct (vruchtgebruik) in shares belonging to another and the holders of a right of pledge in respect of ordinary shares held by us are not excluded from any right they may have to vote on such ordinary shares, if the right of usufruct (vruchtgebruik) or the right of pledge was granted prior to the time such ordinary share was acquired by us. We may not cast votes in respect of a share in respect of which there is a right of usufruct (vruchtgebruik) or a right of pledge. Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a General Meeting.

        In accordance with Dutch law and generally accepted business practices, our Articles of Association do not provide quorum requirements generally applicable to the General Meeting. To this extent, our practice varies from the requirement of Nasdaq Listing Rule 5620(c), which requires an issuer to provide in its bylaws for a generally applicable quorum, and that such quorum may not be less than one-third of the outstanding voting stock. Decisions of the General Meeting are taken by an absolute majority of votes cast, except where Dutch law or the Articles of Association provide for a qualified majority or unanimity.

Board Members

Election of Board Members

        Under our Articles of Association, our directors are appointed by the shareholders at the General Meeting upon proposal by our board of directors.

Duties and Liabilities of Directors

        Under Dutch law, our board of directors is collectively responsible for our general affairs. Pursuant to our Articles of Association, our board of directors shall divide its duties among its members, with our day-to-day management entrusted to the executive directors. The non-executive directors supervise the management of the executive directors and the general affairs of our company and the business connected with it and provide the executive directors with advice. In addition, both the executive directors and the non-executive directors must perform such duties as are assigned to them pursuant to the Articles of Association. The division of tasks within our board of directors is determined (and amended, if necessary) by our board of directors. Each director has a duty to properly perform the duties assigned to him or her and to act in our corporate interest. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees and other stakeholders.

Dividends and Other Distributions

Amount Available for Distribution

        Pursuant to Dutch law and the Articles of Association, the distribution of profits will take place following the adoption of our annual accounts, from which we will determine whether such distribution is permitted. We may only make distributions to the shareholders, whether from profits or from its freely distributable reserves, only insofar as its shareholders' equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

        The shareholders at the General Meeting may determine which part of our profits will be added to the reserves in consideration of our reserves and dividends policy. The remaining part of the profits after the addition to the reserves will be at the disposal of the shareholders at the General Meeting. Distributions of dividends will be made pro rata to the nominal value of each share.

        Subject to Dutch law and the Articles of Association, our board of directors, with the consent of the majority of the non-executive directors, may resolve to distribute an interim dividend if it determines such interim dividend to be justified by our profits. For this purpose, our board of directors must prepare an interim statement of assets and liabilities. Such interim statement shall show our financial position not earlier than on the first day of the third month before the month in which the resolution to make the interim distribution is announced. An interim dividend can only be paid if (a) an interim statement of assets and liabilities is drawn up showing that the funds available for distribution are sufficient, and (b) our shareholders' equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

        Our board of directors, with the consent of the majority of the non-executive directors, may resolve that we make distributions to shareholders from one or more of our freely distributable reserves, other than by way of profit distribution, subject to the due observance of our policy on reserves and dividends. Any such distributions will be made pro rata to the nominal value of each share.

        Dividends and other distributions shall be made payable not later than the date determined by our board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

        We do not anticipate paying any cash dividends for the foreseeable future.

Exchange Controls

        Pursuant to Dutch law, there are no exchange controls applicable to the transfer to persons outside of the Netherlands of dividends or other distributions with respect to, or of the proceeds from the sale of, shares of a Dutch company.

        Pursuant to Dutch law, there are no exchange controls applicable to our import or export of capital, including the availability of cash and cash equivalents to us as a Dutch company.

Annual Accounts and Semi-Annual Accounts

        Our financial year is the calendar year. Within four months after the end of our financial year, our board of directors must prepare the annual accounts. It must make them available for inspection by the shareholders at our office. The annual accounts must be accompanied by an auditors' statement, an annual report, a report by our board of directors and certain other information required under Dutch law (Section 2 Title 9 of the DCC). The annual accounts, the annual report, the other information required under Dutch law (Section 2 Title 9 of the DCC) and the auditors' statement must be made available to shareholders for review from the day of the notice convening the annual General Meeting. All members of our board of directors must sign the annual accounts and if a member does not sign, the reasons for this must be stated. The annual accounts must be adopted by the General Meeting. Within two months after the end of the first six months of the financial year, our board of directors must prepare semi-annual accounts and make them publicly available. If the semi-annual accounts are audited or reviewed, the independent auditor's report must be made publicly available together with the semi-annual accounts.

Dissolution and Liquidation

        argenx SE may only be dissolved by a resolution of the shareholders at a General Meeting upon a proposal made by our board of directors with the consent of the majority of the non-executive directors. If a resolution to dissolve argenx SE is to be put to the shareholders at a General Meeting, this must in all cases be stated in the notice convening the General Meeting. If the shareholders at a General Meeting resolve to dissolve argenx SE, the members of our board of directors will be charged with the liquidation of the business of argenx SE. During liquidation, the provisions of the Articles of Association will remain in force as far as possible.

        A resolution by the shareholders at a General Meeting to dissolve argenx SE requires a two-thirds majority of the votes cast if less than half the issued and outstanding share capital is represented at the meeting.

        Any surplus remaining after settlement of all debts and liquidation costs will be distributed to the shareholders in proportion to the nominal value of their shareholdings.

Public Offer

        In accordance with Directive 2004/25/EC, each European Union member state should ensure the protection of minority shareholders by obliging any person that acquires control of a company to make an offer to all the holders of that company's voting securities for all their holdings at an equitable price.

        The Directive 2004/25/EC applies to all companies governed by the laws of a European Union member state of which all or some voting securities are admitted to trading on a regulated market in one or more European Union member states. The laws of the European Union member state in which a company has its registered office will determine the percentage of voting rights that is regarded as conferring control over that company.

        In accordance with Section 5:70 of the Dutch Financial Supervision Act (Wet op het financieel toezicht), or the DFSA, any person—whether acting alone or in concert with others—who, directly or indirectly, acquires a controlling interest in a company will be obliged to launch a mandatory public offer for all our outstanding shares. A controlling interest is deemed to exist if a (legal) person is able to exercise, alone or acting in concert, at least 30% of the voting rights in the General Meeting. An exception is made for, amongst others, shareholders who—whether alone or acting in concert with others—(i) had an interest of at least 30% of our voting rights before our shares were first admitted to trading on Euronext Brussels and who still have such an interest after such first admittance to trading, and (ii) reduce their holding to below 30% of the voting rights within 30 days of the acquisition of the controlling interest provided that (a) the reduction of their holding was not effected by a transfer of shares to an exempted party and (b) during such period such shareholders or group of shareholders did not exercise their voting rights.

        The rules under the DFSA regarding mandatory public offers apply to us because the company has its statutory seat in the Netherlands. However, as the shares are not admitted to trading on a regulated market in the Netherlands but are admitted to trading on Euronext Brussels and the ADSs will be admitted to trading on Nasdaq, the Dutch Decree on public offers (Besluit openbare biedingen Wft) will only apply in relation to matters relating to information to be provided to trade unions and employees and company law matters, including the convocation of a General Meeting in the event of a public offer and a position statement by our board of directors. In case of a mandatory public offer, the provisions regarding the offered consideration and the bid procedure will be governed by Belgian law pursuant to article 4§1, 3° of the Belgian law dated April 1, 2007 on public takeover bids. Pursuant to article 53 of the implementing Royal Decree, a mandatory public offer on our shares must be launched at a price equal to the higher of (i) the highest price paid by the offeror or persons acting in concert with it for the acquisition of shares during the last 12 months and (ii) the weighted average trading prices during the last 30 days before the obligation to launch a mandatory public offer was triggered. The price can be in cash or in securities. However, if the securities that are offered as consideration are not liquid securities that are traded on a regulated market or if the offeror or persons acting in concert with it have acquired shares for cash in the last 12 months, a cash alternative has to be offered.

        No takeover bid has been instigated by third parties in respect of our equity during the previous financial year and the current financial year.

Squeeze Out Procedures

        Pursuant to Section 92a, Book 2, Dutch Civil Code, a shareholder who for his own account holds at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Dutch Enterprise Chamber of the Amsterdam Court of Appeal (Ondernemingskamer van het Gerechtshof te Amsterdam), or the Enterprise Chamber, and can be instituted by means of a writ of summons served upon each of the minority shareholders in accordance with the provisions of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

        In addition, pursuant to Section 359c, Book 2 of the Dutch Civil Code, following a public offer, a holder of at least 95% of our issued share capital and voting rights has the right to require the minority shareholders to sell their shares to it. Any such request must be filed with the Enterprise Chamber within three months after the end of the acceptance period of the public offer. Conversely, pursuant to article 2:359d of the Dutch Civil Code each minority shareholder has the right to require the holder of at least 95% of our issued share capital and voting rights to purchase its shares in such case. The minority shareholder must file such claim with the Enterprise Chamber within three months after the end of the acceptance period of the public offer.

Market Abuse Rules

        As of July 3, 2016, setting aside previously applicable national legislation in the European Union member states, the Market Abuse Regulation (Regulation (EU) No 596/2014), or MAR, provides for specific rules intended to prevent market abuse, such as prohibitions on insider trading, divulging inside information and tipping and market manipulation. The company, the members of our board of directors and other insiders and persons performing or conducting transactions in the company's financial instruments, as applicable, will be subject to the insider trading prohibition, the prohibition on divulging inside information and tipping and the prohibition on market manipulation. In certain circumstances, the company's investors may also be subject to market abuse rules.

        Inside information is any information of a precise nature relating (directly or indirectly) to us, or to our shares or other financial instruments, which information has not been made public and which, if it were made public, would be likely to have a significant effect on the price of the shares or the other financial instruments or on the price of related derivative financial instruments.

        Pursuant to the MAR, a person is prohibited to possess inside information and use that information by acquiring or disposing of, for its own account or for the account of a third party, directly or indirectly, our shares and other financial instruments to which that information relates (which is considered to be insider dealing). The use of inside information by cancelling or amending an order concerning our shares or other financial instruments to which the information relates where the order was placed before the person concerned possessed the inside information, is also prohibited. In addition, a person is also prohibited to recommend another person to engage in insider dealing, or induce another person to engage in insider dealing, which arises where the person possesses inside information and (a) recommends, on the basis of that information, that another person acquires or disposes of our shares or other financial instruments to which that information relates, or induces that person to make such an acquisition or disposal or (b) recommends, on the basis of that information, that another person cancels or amends an order concerning our shares or other financial instruments to which that information relates, or induces that person to make such a cancellation or amendment.

        The company will be under an obligation to make any inside information immediately public. However, the company may, on its own responsibility, delay the publication of inside information if it can ensure the confidentiality of the information. Such deferral is only possible if the publication thereof could damage the company's legitimate interests and if the deferral does not risk misleading the market. If the company wishes to use this deferral right it needs to inform the Belgian Financial Services and Markets Authority thereof after the information is disclosed to the public and provide a written explanation of how the conditions for deferral were met, immediately. The company will be subject to Belgian law and MAR regarding the publication of inside information.

        Directors, other persons discharging managerial responsibilities and persons closely associated with them are covered by the MAR notification obligations. Directors and other persons discharging managerial responsibilities as well as persons closely associated with them, must notify the AFM of every transaction conducted on their own account relating to the shares or debt instruments of the company, or to derivatives or other financial instruments linked to those shares or debt instruments. Notification must be made within three working days after the date of the transaction. Under MAR, no notification of a transaction needs to be made until transactions in a calendar year by that director, persons discharging managerial responsibilities or persons closely associated with them exceed a threshold of €5,000 (without netting). Once the threshold has been reached, all transactions will need to be notified, regardless of amount and wherever concluded.

        Non-compliance with these reporting obligations could lead to criminal penalties, administrative fines and cease-and-desist orders (and the publication thereof), imprisonment or other sanctions.

Transparency Directive

        We are a European public company with limited liability (Societas Europaea or SE) incorporated and existing under the laws of the Netherlands. The Netherlands is our home European Union member state (lidstaat van herkomst) for the purposes of Directive 2004/109/EC, or the Transparency Directive as amended by Directive 2010/73/EU, as a consequence of which we will be subject to the DFSA in respect of certain ongoing transparency and disclosure obligations. In addition, as long as our shares are listed on Euronext Brussels and the ADSs on Nasdaq, we are required to disclose any regulated information which has been disclosed pursuant to the DFSA as well in accordance with the Belgian Act of May 2, 2007, the Belgian Royal Decree of November 14, 2007 and Nasdaq listing rules.

        We must publish our annual accounts within four months after the end of each financial year and our half-yearly figures within two months after the end of the first six months of each financial year. Within five calendar days after adoption of our annual accounts, we must file our adopted annual accounts with the AFM.

        Pursuant to the DFSA, we will be required to make public without delay any change in the rights attaching to our shares or any rights to subscribe our shares.

Dutch Financial Reporting Supervision Act

        Pursuant to the Dutch Financial Reporting Supervision Act (Wet toezicht financiële verslaggeving), the DFRSA, the AFM supervises the application of financial reporting standards by companies whose official seat is in the Netherlands and whose securities are listed on a regulated Dutch or foreign stock exchange.

        Pursuant to the DFRSA, the AFM has an independent right to (i) request an explanation from us regarding its application of the applicable financial reporting standards if, based on publicly known facts or circumstances, it has reason to doubt the our financial reporting meets such standards and (ii) recommend to us that we make available further explanations and files these with the AFM. If we do not comply with such a request or recommendation, the AFM may request that the Enterprise Chamber order us to (a) provide an explanation of the way we have applied the applicable financial reporting standards to our financial reports or (b) prepare our financial reports in accordance with the Enterprise Chamber's instructions.

Our Obligations and Obligations of our Shareholders and Directors to Notify Holders of Shares and Voting Rights

        Pursuant to chapter 5.3 of the DFSA, any person who, directly or indirectly, acquires or disposes of an actual or potential capital interest or voting rights in the company must immediately give written notice to the AFM of such acquisition or disposal if, as a result of such acquisition or disposal, the percentage of capital interest and/or voting rights held by such person reaches, exceeds or falls below the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%.

        For the purpose of calculating the percentage of capital interest or voting rights, the following interests must be taken into account: (i) shares and/or voting rights directly held (or acquired or disposed of) by any person; (ii) shares or voting rights held (or acquired or disposed of) by such person's controlled entities or by a third party for such person's account; (iii) voting rights held (or acquired or disposed of) by a third party with whom such person has concluded an oral or written voting agreement; (iv) voting rights acquired pursuant to an agreement providing for a temporary transfer of voting rights in consideration for a payment; (v) shares which such person, or any controlled entity or third party referred to above, may acquire pursuant to any option or other right to acquire shares; (vi) shares which determine the value of certain cash settled financial instruments such as contracts for difference and total return swaps; (vii) shares that must be acquired upon exercise of a put option by a counterparty; and (viii) shares which are the subject of another contract creating an economic position similar to a direct or indirect holding in those shares.

        Controlled entities (gecontroleerde ondernemingen) within the meaning of the DFSA do not themselves have notification obligations under the DFSA as their direct and indirect interests are attributed to their (ultimate) parent. If a person who has a 3% or larger interest in the company's share capital or voting rights ceases to be a controlled entity it must immediately notify the AFM and all notification obligations under the DFSA will become applicable to such former controlled entity.

        Special rules apply to the attribution of shares and/or voting rights which are part of the property of a partnership or other form of joint ownership. A holder of a pledge or right of usufruct in respect of shares can also be subject to notification obligations, if such person has, or can acquire, the right to vote on the shares. The acquisition of (conditional) voting rights by a pledgee or beneficial owner may also trigger notification obligations as if the pledgee or beneficial owner were the legal holder of the shares and/or voting rights.

        Furthermore, when calculating the percentage of capital interest a person is also considered to be in possession of shares if (i) such person holds a financial instrument the value of which is (in part) determined by the value of the shares or any distributions associated therewith and which does not entitle such person to acquire any shares, (ii) such person may be obliged to purchase shares on the basis of an option, or (iii) such person has concluded another contract whereby such person acquires an economic interest comparable to that of holding a share.

        Under the DFSA, we are required to notify the AFM promptly of any change of 1% or more in our issued and outstanding share capital or voting rights since the previous notification. Other changes in our issued and outstanding share capital or voting rights must be notified to the AFM within eight days after the end of the quarter in which the change occurred. If a person's capital interest or voting rights reaches, exceeds or falls below the above-mentioned thresholds as a result of a change in our issued and outstanding share capital or voting rights, such person is required to make a notification not later than on the fourth trading day after the AFM has published our notification as described above.

        Every holder of 3% or more of our share capital or voting rights who, in relation to its previous notification, reaches, exceeds or falls below any of the above mentioned thresholds as a consequence of a different composition by means of an exchange or conversion into shares or the exercise of rights pursuant to an agreement to acquire voting rights, must notify the AFM at the latest within four trading days.

        Furthermore, each director must notify the AFM of each change in the number of shares he or she holds and of each change in the number of votes he or she is entitled to cast in respect of our issued and outstanding share capital, immediately after the relevant change.

        The AFM does not issue separate public announcements of the notifications. It does, however, keep a public register of and publishes all notifications made pursuant to the DFSA at its website (www.afm.nl). Third parties can request to be notified automatically by email of changes to the public register in relation to a particular company's shares or a particular notifying party.

        Non-compliance with these notification obligations is an economic offence and may lead to criminal prosecution. The AFM may impose administrative penalties for non-compliance, and the publication thereof. In addition, a civil court can impose measures against any person who fails to notify or incorrectly notifies the AFM of matters required to be notified. A claim requiring that such measures be imposed may be instituted by us, or by one or more of our shareholders who alone or together with others represent at least 3% of our issued and outstanding share capital of or voting rights. The measures that the civil court may impose include:

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  an order requiring the person with a duty to disclose to make the appropriate disclosure;

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  suspension of the right to exercise the voting rights by the person with a duty to disclose for a period of up to three years as determined by the court;

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  voiding a resolution adopted by the shareholders at the General Meeting, if the court determines that the resolution would not have been adopted but for the exercise of the voting rights of the person with a duty to disclose, or suspension of a resolution adopted by the shareholders at the General Meeting until the court makes a decision about such voiding; and

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  an order to the person with a duty to disclose to refrain, during a period of up to five years as determined by the court, from acquiring shares or voting rights in the company.

        Shareholders are advised to consult with their own legal advisors to determine whether the notification obligations apply to them.

        Pursuant to the DCGC and in accordance with the rules intended to prevent market abuse, on July 3, 2016, we adopted, and prior to the closing of this offering we intend to update, an insider trading policy in respect of the holding of and carrying out of transactions by board members and employees in our shares or in financial instruments the value of which is determined by the value of our shares. Furthermore, we have drawn up a list of those persons working for us who could have access to inside information on a regular or incidental basis and have informed such persons of the rules on insider trading and market manipulation, including the sanctions which can be imposed in the event of a violation of those rules.

Short Positions

Net Short Position

        Pursuant to European Union regulation No. 236/2012, each person holding a net short position attaining 0.2% of our issued share capital of must report it to the AFM. Each subsequent increase of this position by 0.1% above 0.2% will also have to be reported. Each net short position equal to 0.5% of our issued share capital and any subsequent increase of that position by 0.1% will be made public via the AFM short selling register. To calculate whether a natural person or legal person has a net short position, their short positions and long positions must be set off. A short transaction in a share can only be contracted if a reasonable case can be made that the shares sold can actually be delivered, which requires confirmation of a third party that the shares have been located. The notification shall be made no later than 15:30 CET on the following trading day.

Gross Short Position

        Furthermore, each person holding a gross short position in relation to our issued share capital that reaches, exceeds or falls below one of the following thresholds: 3%, 5%, 10%, 15%, 20%, 25%, 30%, 40%, 50%, 60%, 75% and 95%, must immediately give written notice to the AFM.

        If a person's gross short position reaches, exceeds or falls below one of the abovementioned thresholds as a result of a change in our issued share capital, such person is required to make a notification not later than on the fourth trading day after the AFM has published our notification in the public register of the AFM.

        The AFM keeps a public register of the short selling notifications. Shareholders are advised to consult with their own legal advisors to determine whether any of the above short selling notification obligations apply to them.

Group Structure

        argenx SE is the top entity in our group. argenx SE is the sole shareholder of argenx BVBA, a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of Belgium, having its registered seat in Zwijnaarde, Belgium. argenx BVBA is the sole shareholder of argenx US, Inc., a Delaware corporation.

        Until December 31, 2016, argenx SE was the sole shareholder in argenx 110 B.V., argenx 111 B.V., argenx 113 B.V. and argenx 115 B.V, each of which was a company with limited liability incorporated under the laws of the Netherlands. These entities were merged into argenx SE, effective as of December 31, 2016.

        argenx SE has no indirect subsidiaries.

        argenx SE holds a small minority stake of 1% in Bird Rock Bio, a company incorporated under the laws of Delaware with its registered seat in La Jolla, CA, United States.

        argenx SE holds a small minority stake of 15% of the fully-diluted equity securities in FairJourney, a company incorporated under the laws of Portugal with its registered seat in Água Longa, Portugal.

Comparison of Dutch Corporate Law, our Articles of Association and Board By-Laws and U.S. Corporate Law

        The following comparison between Dutch corporation law, which applies to us, and Delaware corporation law, the law under which many publicly listed corporations in the United States are incorporated, discusses additional matters not otherwise described in this prospectus. Because these statements are summaries, they do not address all aspects of Dutch law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Dutch law, and they are not intended to be a complete discussion of the respective rights.

Corporate Governance

Duties of Board Members

        The Netherlands.    We have a one-tier board structure consisting of our executive directors and non-executive directors.

        Under Dutch law, our board of directors is collectively responsible for our general affairs. Pursuant to our Articles of Association, our board of directors shall divide its duties among its members, with our day-to-day management entrusted to the executive directors. The non-executive directors supervise the management of the executive directors and the general affairs in the company and the business connected with it and provide the executive directors with advice. In addition, both the executive directors and the non-executive directors must perform such duties as are assigned to them pursuant to the Articles of Association. The division of tasks within our board of directors is determined (and amended, if necessary) by our board of directors. Each director has a duty to properly perform the duties assigned to him or her and to act in our corporate interest.

        Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees and other stakeholders.

        An executive director may not be allocated the tasks of: (i) serving as chairperson of our board of directors; (ii) determining the remuneration of the executive directors; or (iii) nominating directors for appointment. An executive director may not participate in the adoption of resolutions (including any deliberations in respect of such resolutions) relating to the remuneration of executive directors. Certain resolutions of our board can only be adopted with the consent of a majority of the non-executive directors.

Board of Directors Resolutions Requiring a Special Majority

        Under the Board By-Laws, the following actions require the consent of the majority of the non-executive directors:

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  Any proposal of our board of directors to the General Meeting with respect to the matters entailing a significant change in the identity or character of the company or its business as referred to in Section 2:107A of the Dutch Civil Code;

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  Any proposal of our board of directors to the General Meeting with respect to the dissolution, liquidation or winding up of the company;

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  Any proposal of our board of directors to the General Meeting with respect to an amendment of the Articles of Association;

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  Any proposal of our board of directors to the General Meeting with respect to an issue of shares in our capital or to grant rights to subscribe for shares in our capital or to designate our board of directors as the corporate body authorized to do so as well as a resolution of our board of directors to issue shares or to grant rights to subscribe for our shares;

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  Any proposal of our board of directors to the General Meeting with respect to the exclusion or restrictions of preemptive rights to subscribe for shares in our capital or to rights to subscribe for shares in our capital or to designate our board of directors as the corporate body authorized to do so as well as a resolution of our board of directors to restrict or exclude preemptive rights;

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  Acquisition of our own shares;

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  Any proposal of our board of directors to the General Meeting with respect to a reduction of share capital;

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  Any change to our accounting policies;

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  Adoption of as well as any changes to our reserves and dividends policy, as well as any proposal of our board of directors to the General Meeting for the payment of any dividends, an interim distribution as referred to in the first sentence of article 20, paragraph 6 of the Articles of Association, or any distribution out of our reserves;

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  Adoption of our annual budget and the group to which we form a part, which shall include an investment plan and a financing plan, as well as any update or other change to the adopted annual budget;

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  Otherwise than in accordance with the adopted annual budget, subscribing or otherwise acquiring, or disposing of securities in the capital of other companies, or establishing any new branch or subsidiary as well as dissolving, liquidating, winding-up any such branch or subsidiary;

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  Otherwise than in accordance with the adopted annual budget, incurring any debt, issuing any guarantees, making any loan or advances or giving any credit;

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  Otherwise than in accordance with the adopted annual budget, the assignment or other sale of patents or other intellectual property other than the grant of non-exclusive licenses in the ordinary course of business;

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  Expenses, investments and divestments other than in accordance with the adopted annual budget;

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  Disposing of or acquiring any asset (including intellectual property rights) other than in accordance with the approved annual budget;

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  Adoption and amendment of an employee stock option plan as well as the increase of the number of shares in the capital, or to whom stock options can be granted and the conditions of the stock options under any existing employee stock incentive plan;

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  Establishing pension plans and granting pension rights in excess of those arising from existing arrangements;

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  Hiring and determining terms of employment, or changing any existing terms of employment, of key personnel, senior company officers or any other personnel with a gross salary (including bonus but excluding options) in excess of €150,000 per year;

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  Conducting any litigation on behalf of the company other than in relation to the collection of debts, and taking measures which cannot be delayed, and making settlements;

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  Directly or indirectly entering into any agreements, contracts or arrangements which are not of an at arm's length nature and the entering into an arrangement or agreement with (including, without limitation, an individual related to) a shareholder of the company, executive director or non-executive director; and

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  Changing the business location of the company.

        Our board of directors may designate further resolutions which also require the consenting vote of a majority of the non-executive directors. These further resolutions must be clearly specified and in writing.

        Resolutions of the board of directors entailing a significant change in the identity or character of the company or its business require the approval of the shareholders at the General Meeting. This includes in any case: (i) the transfer to a third party of the business of the company or practically the entire business of the company; (ii) the entry into or breaking off of any long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner of a general partnership or limited partnership, where such entry or breaking off is of far-reaching importance to the company; or (iii) the acquisition or disposal by the company or a subsidiary of an interest in the capital of a company with a value of at least one-third of the company's assets according to the consolidated balance sheet with explanatory notes included in the last adopted annual accounts of the company. Failure to obtain the approval of the shareholders at the General Meeting for these resolutions of the board of directors does not affect the power of representation of the board of directors.

        The board of directors as a whole is authorized to represent the company. In addition, two executive directors acting jointly are also authorized to represent the company. Our board of directors may appoint individuals (procuratiehouders) with general or limited power to represent the company. Each of these individuals shall be able to represent the company with due observance of any restrictions imposed on him. Our board of directors shall determine their titles.

        Tasks that have not been specifically allocated fall within the power of our board of directors as a whole. All directors remain collectively responsible for proper management regardless of the allocation of tasks.

        The executive directors and the non-executive directors may adopt legally valid resolutions with regard to matters that fall within the scope of their respective duties. Our board of directors may only adopt resolutions when the majority of the relevant directors in office shall be present or represented, with a simple voting majority of the votes cast, which is 50% plus one.

        Delaware.    The board of directors bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its stockholders. Delaware courts have decided that the directors of a Delaware corporation are required to exercise informed business judgment in the performance of their duties. Informed business judgment means that the directors have informed themselves of all material information reasonably available to them. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation. In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders.

Board Member Terms

        The Netherlands.    Pursuant to the Articles of Association, a member of our board of directors shall retire not later than on the day on which the first General Meeting is held following lapse of four years since his appointment. A retiring member of our board of directors may be re-appointed.

        Under Dutch law, the shareholders at the General Meeting have the authority to suspend or remove members of our board of directors at any time, with or without cause, by means of a resolution passed by a simple majority of the votes cast. Executive directors may also be suspended by our board of directors. A suspension by our board of directors may be discontinued by the shareholders at the General Meeting at any time.

        Delaware.    The Delaware General Corporation Law generally provides for a one-year term for directors, but permits directorships to be divided into up to three classes with up to three-year terms, with the years for each class expiring in different years, if permitted by the certificate of incorporation, an initial bylaw or a bylaw adopted by the stockholders. A director elected to serve a term on a "classified" board may not be removed by stockholders without cause. There is no limit in the number of terms a director may serve, unless stated otherwise in the certificate of incorporation or bylaws.

Board Member Vacancies

        The Netherlands.    Under Dutch law, the shareholders at the General Meeting appoint the members of our board of directors. For each seat on our board of directors to be filled, our board of directors shall make one or more proposals. A resolution to appoint a member of our board of directors nominated by our board of directors may be adopted by a simple majority of the votes cast. A nomination for appointment of an executive director must state the candidate's age and the positions he or she holds, or has held, insofar as these are relevant for the performance of the duties of a member of our board of directors. The nomination must state the reasons for the nomination of the relevant person. A nomination for appointment of a non-executive director must state the candidate's age, his or her profession, the number of shares he or she holds and the positions he or she holds, or has held, insofar as these are relevant for the performance of the duties of a member of our board of directors. Furthermore, the names of the legal entities of which he or she is already a supervisory board member or a non-executive member of the board shall be indicated; if those include legal entities which belong to the same group, a reference to that group will be sufficient. The nomination must state the reasons for the nomination of the relevant person.

        Delaware.    The Delaware General Corporation Law provides that vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless (i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Conflict-of-Interest Transactions

        The Netherlands.    Directors will immediately report any (potential) direct or indirect personal interest in a matter which is conflicting with the interests of the company and the business connected with it to the chairperson of our board of directors and to the other directors and will provide all relevant information, including information concerning their spouse, registered partner or other partner, foster child and relatives by blood or marriage up to the second degree as defined under Dutch law. The non-executive directors shall decide, without the director concerned being present, whether there is a conflict of interest. A conflict of interest in relation to a director in any event exists if we intend to enter into a transaction with a legal entity (i) in which such director personally has a material financial interest, (ii) which has an executive director or a member of the management board who is related under family law to such director or (iii) in which such director has an executive or non-executive position. An executive director shall not participate in any discussions and decision making if he has a conflict of interest in the matter being discussed. If for this reason no resolution can be taken by the executive directors, the non-executive directors will resolve on the matter. A non-executive director shall not participate in any discussions and decision making if he has a conflict of interest in the matter being discussed. If for this reason no resolution can be taken by the non-executive directors or our board of directors as a whole, the shareholders at a General Meeting will resolve on the matter. A director shall not participate in any discussions and decision making if he has a conflict of interest in the matter being discussed. If for this reason no resolution can be taken by our board of directors a whole, the shareholders at a General Meeting will resolve on the matter. All transactions in which there are conflicts of interest with directors shall be agreed on terms that are customary in the sector concerned. Decisions to enter into transactions in which there are conflicts of interest with directors that are of material significance to us or to the relevant director require the approval of the non-executive directors. All transactions between us and legal or natural persons who hold at least one tenth of our shares shall be agreed on terms that are customary in the sector in which we and our combined businesses are active. The non-executive directors are required to approve such transactions that are of a material significance to us or to such persons.

        Delaware.    The Delaware General Corporation Law generally permits transactions involving a Delaware corporation and an interested director of that corporation if:

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  the material facts as to the director's relationship or interest are disclosed and a majority of disinterested directors consent;

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  the material facts are disclosed as to the director's relationship or interest and a majority of shares entitled to vote thereon consent; or

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  the transaction is fair to the corporation at the time it is authorized by the board of directors, a committee of the board of directors or the stockholders.

Proxy Voting by Board Members

        The Netherlands.    A non-executive director may issue a proxy for a specific board meeting but only to other non-executive directors in writing. An executive director may issue a proxy for a specific board meeting but only to other executive directors in writing.

        Delaware.    A director of a Delaware corporation may not issue a proxy representing the director's voting rights as a director.

Shareholder Rights

        Our ADS holders are not treated as our shareholders and will not have shareholder rights. ADS holder rights are limited to those under the deposit agreement. See "Description of Securities—ADSs."

Voting Rights

        The Netherlands.    In accordance with Dutch law and our Articles of Association, each issued ordinary share confers the right to cast one vote at the General Meeting. Each holder of ordinary shares may cast as many votes as it holds shares. Shares that are held by us or our direct or indirect subsidiaries do not confer the right to vote.

        Shareholders may exercise their rights at a General Meeting if they are the holders of our shares on the record date as required by Dutch law, which is currently the 28th day before the day of the General Meeting, and they or their proxy have notified us of their intention to attend the General Meeting in writing or by any other electronic means that can be reproduced on paper ultimately at a date set for that purpose by our board of directors (which date was for the previous General Meetings set on the seventh day prior to the relevant General Meeting), specifying such person's name and the number of shares for which such person may exercise the voting rights and/or meeting rights at such General Meeting. The record date and the manner in which shareholders can register and exercise their rights will be set out in the notice of the meeting.

        Delaware.    Under the Delaware General Corporation Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation may provide for cumulative voting at all elections of directors of the corporation, or at elections held under specified circumstances. Either the certificate of incorporation or the bylaws may specify the number of shares or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one third of the shares entitled to vote at a meeting.

        Stockholders as of the record date for the meeting are entitled to vote at the meeting, and the board of directors may fix a record date that is no more than 60 nor less than 10 days before the date of the meeting, and if no record date is set then the record date is the close of business on the day next preceding the day on which notice is given, or if notice is waived then the record date is the close of business on the day next preceding the day on which the meeting is held. The determination of the stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

Shareholder Proposals

        The Netherlands.    Pursuant to our Articles of Association, extraordinary General Meetings will be held whenever our board of directors deems such to be necessary. Pursuant to Dutch law, one or more shareholders, who jointly represent at least one-tenth of the issued capital may request our board of directors to convene a General Meeting. If our board of directors has not taken the steps necessary to ensure that a General Meeting could be held within the relevant statutory period after the request, the requesting persons may, at his/her/their request, be authorized by Court in preliminary relief proceedings to convene a General Meeting. The court shall disallow the application if it does not appear that the applicants have previously requested our board of directors to convene a General Meeting and our board of directors has not taken the necessary steps so that the General Meeting could be held within six weeks after the request.

        Also, the agenda for a General Meeting shall include such items requested by one or more shareholders, and others entitled to attend General Meetings, representing at least 3% of the issued share capital, except where the articles of association state a lower percentage. Our Articles of Association do not state such lower percentage. Requests must be made in writing and received by our board of directors at least 60 days before the day of the convocation of the meeting. In accordance with the DCGC, a shareholder shall exercise the right of putting an item on the agenda only after consulting our board of directors in that respect. If one or more shareholders intends to request that an item be put on the agenda that may result in a change in the company's strategy, our board of directors may invoke a response time of a maximum of 180 days until the day of the General Meeting.

        Delaware.    Delaware law does not specifically grant stockholders the right to bring business before an annual or special meeting. However, if a Delaware corporation is subject to the SEC's proxy rules, a stockholder who owns at least $2,000 in market value, or 1% of the corporation's securities entitled to vote, may propose a matter for a vote at an annual or special meeting in accordance with those rules.

Action by Written Consent

        The Netherlands.    Our Articles of Association do not provide for the possibility that shareholders' resolutions can also be adopted in writing without holding a meeting of shareholders. Although permitted by Dutch law, for a listed company, this method of adopting resolutions is not feasible.

        Delaware.    Although permitted by Delaware law, publicly listed companies do not typically permit stockholders of a corporation to take action by written consent.

Appraisal Rights

        The Netherlands.    The concept of appraisal rights is not known as such under Dutch law.

        However, pursuant to Dutch law a shareholder who for his own account contributes at least 95% of our issued share capital may initiate proceedings against our minority shareholders jointly for the transfer of their shares to the claimant. The proceedings are held before the Enterprise Chamber. The Enterprise Chamber may grant the claim for squeeze out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Chamber on the value to be paid for the shares of the minority shareholders. Once the order to transfer becomes final before the Enterprise Chamber, the person acquiring the shares shall give written notice of the date and place of payment and the price to the holders of the shares to be acquired whose addresses are known to him. Unless the addresses of all of them are known to the acquiring person, such person is required to publish the same in a daily newspaper with a national circulation.

        Furthermore, in accordance with the Directive (EU) 2017/1132 of the European Parliament and the Council of June 14, 2017 on cross-border mergers of limited liability companies, Dutch law provides that, to the extent that the acquiring company in a cross-border merger is organized under the laws of another European Union member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for compensation. Such compensation to be determined by one or more independent experts. The shares of such shareholder that are subject to such claim will cease to exist as of the moment of entry into effect of the cross-border merger.

        Payment by the acquiring company is only possible if the resolution to approve the cross-border merger by the corporate body of the other company or companies involved in the cross-border merger includes the acceptance of the rights of the shareholders of the Dutch company to oppose the cross-border merger.

        Delaware.    The Delaware General Corporation Law provides for stockholder appraisal rights, or the right to demand payment in cash of the judicially determined fair value of the stockholder's shares, in connection with certain mergers and consolidations.

Shareholder Suits

        The Netherlands.    In the event a third party is liable to a Dutch company, only the company itself can bring a civil action against that party. The individual shareholders do not have the right to bring an action on behalf of the company. Only in case cause for the liability of a third party to the company also constitutes a tortious act directly against a shareholder such shareholder has an individual right of action against such third party in its own name. The Dutch Civil Code provides for the possibility to initiate such actions collectively. A foundation or an association whose objective is to protect the rights of a group of persons having similar interests can institute a collective action. The collective action itself cannot result in an order for payment of monetary damages but may only result in a declaratory judgment (verklaring voor recht). In order to obtain compensation for damages, the foundation or association and the defendant may reach—often on the basis of such declaratory judgment—a settlement. A Dutch court may declare the settlement agreement binding upon all the injured parties with an opt-out choice for an individual injured party. An individual injured party may also itself institute a civil claim for damages.

        Delaware.    Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may institute and maintain such a suit only if that person was a stockholder at the time of the transaction which is the subject of the suit. In addition, under Delaware case law, the plaintiff normally must be a stockholder at the time of the transaction that is the subject of the suit and throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff in court, unless such a demand would be futile.

Repurchase of Shares

        The Netherlands.    Under Dutch law, a company such as ours may not subscribe for newly issued shares in its own capital. Such company may, however, subject to certain restrictions of Dutch law and its Articles of Association, acquire shares in its own capital. We may acquire fully paid shares in our own capital at any time for no valuable consideration. Furthermore, we may repurchase fully paid shares in our own capital if (i) such repurchase would not cause our shareholders' equity to fall below an amount equal to the sum of the paid-up and called-up part of the issued share capital and the reserves we are required to maintain pursuant to applicable law, (ii) we (including our subsidiaries) would thereafter not hold shares or hold a pledge over shares with an aggregate nominal value exceeding 50% of our issued share capital and (iii) our board of directors has been authorized thereto by the shareholders at the General Meeting.

        An authorization by the shareholders at the General Meeting to our board of directors for the repurchase of shares can be granted for a maximum period of 18 months. Such authorization must specify the number and class of shares that may be acquired, the manner in which these shares may be acquired and the price range within which the shares may be acquired.

        No authorization of the shareholders at the General Meeting is required if ordinary shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan.

        Delaware.    Under the Delaware General Corporation Law, a corporation may purchase or redeem its own shares unless the capital of the corporation is impaired or the purchase or redemption would cause an impairment of the capital of the corporation. A Delaware corporation may, however, purchase or redeem out of capital any of its preferred shares or, if no preferred shares are outstanding, any of its own shares if such shares will be retired upon acquisition and the capital of the corporation will be reduced in accordance with specified limitations.

Anti-takeover Provisions

        The Netherlands.    Under Dutch law, various protective measures are possible and permissible within the boundaries set by Dutch law and Dutch case law. We have adopted several provisions that may have the effect of making a takeover of our company more difficult or less attractive, including requirements that certain matters, including an amendment of our Articles of Association, may only be brought to our shareholders for a vote upon a proposal by our board of directors.

        Delaware.    In addition to other aspects of Delaware law governing fiduciary duties of directors during a potential takeover, the Delaware General Corporation Law also contains a business combination statute that protects Delaware companies from hostile takeovers and from actions following the takeover by prohibiting some transactions once an acquirer has gained a significant holding in the corporation.

        Section 203 of the Delaware General Corporation Law prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder that beneficially owns 15% or more of a corporation's voting stock, within three years after the person becomes an interested stockholder, unless:

  •
  the transaction that will cause the person to become an interested stockholder is approved by the board of directors of the target prior to the transactions;

  •
  after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares owned by persons who are directors and officers of interested stockholders and shares owned by specified employee benefit plans; or

  •
  after the person becomes an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66.67% of the outstanding voting stock, excluding shares held by the interested stockholder.

        A Delaware corporation may elect not to be governed by Section 203 by a provision contained in the original certificate of incorporation of the corporation or an amendment to the original certificate of incorporation or to the bylaws of the company, which amendment must be approved by a majority of the shares entitled to vote and may not be further amended by the board of directors of the corporation. Such an amendment is not effective until twelve months following its adoption.

Inspection of Books and Records

        The Netherlands.    The board of directors provides the shareholders at the General Meeting in good time with all information that the shareholders require for the exercise of their powers, unless this would be contrary to an overriding interest of us. If the board of directors invokes an overriding interest, it must give reasons.

        Delaware.    Under the Delaware General Corporation Law, any stockholder may inspect for any proper purpose certain of the corporation's books and records during the corporation's usual hours of business.

Removal of Board Member

        The Netherlands.    The shareholders at a General Meeting have the authority to suspend or remove members of our board of directors at any time, with or without cause, by means of a resolution passed by a simple majority of the votes cast. Executive directors may also be suspended by our board of directors. A suspension by our board of directors may be discontinued by the shareholders at a General Meeting at any time.

        Delaware.    Under the Delaware General Corporation Law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board is classified, stockholders may effect such removal only for cause or (ii) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he is a part.

Preemptive Rights

        The Netherlands.    Under Dutch law, in the event of an issuance of ordinary shares or upon a grant of rights to subscribe for ordinary shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the ordinary shares held by such holder (with the exception of ordinary shares to be issued to employees or ordinary shares issued against a contribution other than in cash or the issue of shares to persons exercising a previously granted right to subscribe for shares). A shareholder may exercise preemptive rights during a period of at least two weeks from the date of the announcement of the issue of shares. Under our Articles of Association, the preemptive rights in respect of newly issued ordinary shares may be restricted or excluded by a resolution of the shareholders at the General Meeting upon proposal of our board of directors with the consent of the majority of the non-executive directors.

        Our board of directors, with the consent of the majority of the non-executive directors, may restrict or exclude the preemptive rights in respect of newly issued ordinary shares if it has been designated as the authorized body to do so by the shareholders at the General Meeting. Such designation can be granted for a period not exceeding five years. A resolution of the shareholders at the General Meeting to restrict or exclude the preemptive rights or to designate our board of directions as the authorized body to do so requires a two-thirds majority of the votes cast, if less than one half of our issued share capital is represented at the meeting.

        Delaware.    Under the Delaware General Corporation Law, stockholders have no preemptive rights to subscribe for additional issues of stock or to any security convertible into such stock unless, and to the extent that, such rights are expressly provided for in the certificate of incorporation.

Dividends

        The Netherlands.    Pursuant to Dutch law and the Articles of Association, the distribution of profits will take place following the adoption of our annual accounts, from which we will determine whether such distribution is permitted. We may only make distributions to the shareholders, whether from profits or from its freely distributable reserves, only insofar as its shareholders' equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

        The shareholders at the General Meeting may determine which part of our profits will be added to the reserves in consideration of our reserves and dividends policy. The remaining part of the profits after the addition to the reserves will be at the disposal of the shareholders at the General Meeting. Distributions of dividends will be made pro rata to the nominal value of each share.

        Subject to Dutch law and the Articles of Association, our board of directors, with the consent of the majority of the non-executive directors, may resolve to distribute an interim dividend if it determines such interim dividend to be justified by our profits. For this purpose, our board of directors must prepare an interim statement of assets and liabilities. Such interim statement shall show our financial position not earlier than on the first day of the third month before the month in which the resolution to make the interim distribution is announced. An interim dividend can only be paid if (a) an interim statement of assets and liabilities is drawn up showing that the funds available for distribution are sufficient, and (b) our shareholders' equity exceeds the sum of the paid-up and called-up share capital plus the reserves required to be maintained by Dutch law.

        Our board of directors, with the consent of the majority of the non-executive directors, may resolve that we make distributions to shareholders from one or more of its freely distributable reserves, other than by way of profit distribution, subject to the due observance of our policy on reserves and dividends. Any such distributions will be made pro rata to the nominal value of each share.

        Dividends and other distributions shall be made payable not later than the date determined by our board of directors. Claims to dividends and other distribution not made within five years from the date that such dividends or distributions became payable, will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

        Delaware.    Under the Delaware General Corporation Law, a Delaware corporation may pay dividends out of its surplus (the excess of net assets over capital), or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of the capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, must be valued at their fair market value as determined by the board of directors, without regard to their historical book value. Dividends may be paid in the form of ordinary shares, property or cash.

Shareholder Vote on Certain Reorganizations

        The Netherlands.    Under Dutch law, the shareholders at the General Meeting must approve resolutions of our board of directors relating to a significant change in the identity or the character of the company or the business of the company, which includes:

  •
  a transfer of the business or virtually the entire business to a third party;

  •
  the entry into or termination of a long-term cooperation of the company or a subsidiary with another legal entity or company or as a fully liable partner in a limited partnership or general partnership, if such cooperation or termination is of a far-reaching significance for the company; and

  •
  the acquisition or divestment by the company or a subsidiary of a participating interest in the capital of a company having a value of at least one third of the amount of its assets according to its statement of financial position and explanatory notes or, if the company prepares a consolidated statement of financial position, according to its consolidated statement of financial position and explanatory notes in the last adopted annual accounts of the company.

        Under Dutch law, a shareholder who, for its own account, owns shares representing at least 95% of the nominal value of a company's issued share capital may institute proceedings against the company's other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Chamber, which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of experts who will offer an opinion to the Enterprise Chamber on the value of the shares.

        Delaware.    Under the Delaware General Corporation Law, the vote of a majority of the outstanding shares of capital stock entitled to vote thereon generally is necessary to approve a merger or consolidation or the sale of all or substantially all of the assets of a corporation. The Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision requiring for any corporate action the vote of a larger portion of the stock or of any class or series of stock than would otherwise be required.

        Under the Delaware General Corporation Law, no vote of the stockholders of a surviving corporation to a merger is needed, however, unless required by the certificate of incorporation, if (i) the agreement of merger does not amend in any respect the certificate of incorporation of the surviving corporation, (ii) the shares of stock of the surviving corporation are not changed in the merger and (iii) the number of shares of common stock of the surviving corporation into which any other shares, securities or obligations to be issued in the merger may be converted does not exceed 20% of the surviving corporation's common stock outstanding immediately prior to the effective date of the merger. In addition, stockholders may not be entitled to vote in certain mergers with other corporations that own 90% or more of the outstanding shares of each class of stock of such corporation, but the stockholders will be entitled to appraisal rights.

Remuneration of Board Members

        The Netherlands.    Under Dutch law and our Articles of Association, we must adopt a remuneration policy for our board members. Such remuneration policy shall be adopted by the shareholders at the General Meeting upon the proposal of the non-executive directors. The remuneration of the individual members of the board of directors shall be determined by the non-executive directors, at the recommendation of the remunerations and nominations committee, within the limits of the remuneration policy adopted by the shareholders at the General Meeting. With respect to remuneration schemes in the form of shares or rights to shares is submitted by the board to the shareholders at the General Meeting for their approval. This proposal must set out at least the maximum number of shares or rights to shares to be granted to our board of directors and the criteria for granting or amendment.

        Delaware.    Under the Delaware General Corporation Law, the stockholders do not generally have the right to approve the compensation policy for directors or the senior management of the corporation, although certain aspects of executive compensation may be subject to stockholder vote due to the provisions of U.S. federal securities and tax law, as well as exchange requirements.

Dutch Corporate Governance Code

        As a Dutch company we are subject to the DCGC. On December 8, 2016, the monitoring committee for the DCGC has published the revised DCGC, which is in force as of the financial year starting on or after January 1, 2017 and replaces the DCGC dated December 10, 2008 which was in force as of January 1, 2009 until December 31, 2016. On September 7, 2017, the revised DCGC was formally enshrined in Dutch law by the Dutch legislator as of January 1, 2018.

        The DCGC contains both principles and best practice provisions for management boards, supervisory boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards. A copy of the DCGC can be found on www.mccg.nl. As a Dutch company, we are subject to the DCGC and are required to disclose in our annual report, filed in the Netherlands, whether we comply with the provisions of the DCGC. If we do not comply with the provisions of the DCGC (for example, because of a conflicting Nasdaq requirement or otherwise), we must list the reasons for any deviation from the DCGC in our annual report.

        We acknowledge the importance of good corporate governance. However, at this stage, we do not comply with all the provisions of the DCGC, to a large extent because such provisions conflict with or are inconsistent with the corporate governance rules of Nasdaq and U.S. securities laws that apply to us, or because such provisions do not reflect best practices of global companies listed on Nasdaq.

        The discussions below summarize the most important differences between our expected governance structure following this offering and the principles and best practices of the DCGC that has come into force as of the financial year starting on or after January 1, 2017:

  •
  We do not comply with best practice provision 2.1.5 of the DCGC, which requires that the non-executive directors shall draw up a diversity policy for the composition of the board. We aim for a diverse composition with respect to nationality, experience, background, age and gender, which objective has also been included in our profile of the size and composition of the non-executive directors.

  •
  We do not comply with best practice provision 2.3.2 of the DCGC, which requires that the non-executive directors will appoint among its members an audit committee, a remuneration committee and a selection and appointment committee, if the board of directors consists of more than four non-executive directors. For practical purposes, the remuneration committee and the selection and appointment committee are combined into the remuneration and nomination committee, which performs the tasks attributed by the DCGC to the remuneration committee, as well as the selection and appointment committee.

  •
  We do not comply with best practice provision 2.4.5 of the DCGC, which requires that the non-executive directors will follow an introductory program. The non-executive directors all have extensive relevant experience in the field the company operates in, and/or have substantial experience with the company. Therefore, an introductory program has until the date of this annual report not been deemed necessary. However, when in the future new non-executive directors will join the board of directors, the company will re-evaluate the need for such introductory program.

  •
  We do not comply with best practice provision 3.1.2 under vii of the DCGC, which states that options are not to be exercised within the first three years after the date of granting. Pursuant to our option plan, options are exercisable once vested, which means that one-third of the options granted are exercisable after one year, and each month after one-twenty-fourth of the remaining options is exercisable. The company deviates from this best practice provision 3.1.2 under vii to allow for a more liquid and hence more competitive option plan. In order to contribute to the long term value creation of the company, options have a three year vesting period and hence any option package granted cannot be fully exercised within a three-year term. Until the date of this prospectus, none of the directors have exercised any options within the first three years after the date of grant of those options.

Limitations on the Right to Own Securities

        Neither Dutch law nor our Articles of Association impose any general limitation on the right of non-residents or foreign persons to hold our securities or exercise voting rights on our securities other than those limitations that would generally apply to all shareholders.

DESCRIPTION OF SECURITIES

        We or our selling securityholders may offer ordinary shares, ordinary shares represented by ADSs, warrants, units, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

ADSs

        A description of our ordinary share ADSs, each of which represents one of our ordinary shares, can be found in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

Ordinary Shares

        See "Description of Share Capital" for a description of certain information relating to the rights and benefits attached to our ordinary shares, certain provisions of our Articles of Association and the Dutch Corporate Governance Code. Because such description is a summary, it may not contain all of the information important to you. Accordingly, this description is qualified entirely by reference to the description of our share capital and the material terms of our articles of association contained in our most recent Annual Report on Form 20-F as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, together with our articles of association, a copy of which has been filed as an exhibit hereto. Please see the section of this prospectus entitled "Where You Can Find More Information."

Warrants

        We may issue warrants for the purchase of our ordinary shares and/or ordinary shares represented by ADSs and/or debt securities in one or more series. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and/or forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

        We may evidence series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

        The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title of the warrants;

  •
  the aggregate number of warrants offered;

  •
  the designation, number and terms of the debt securities, ordinary shares or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

  •
  the exercise price of the warrants;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time;

  •
  any terms relating to the modification of the warrants;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

  •
  any other specific terms of the warrants.

        The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Units

        We may issue, in one or more series, units consisting of ordinary shares, ordinary shares represented by ADSs, debt securities and/or warrants for the purchase of ordinary shares and/or debt securities in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

        We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.

Debt Securities

        We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction), unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). However, since we are a company incorporated and existing under Dutch law, certain aspects of the debt securities may be governed by compulsory provisions of Dutch law, which, if applicable, will be specified in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

        The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as "subsequent filings." The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations and Dutch tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

        We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.

        You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

  •
  the designation, aggregate principal amount and authorized denominations;

  •
  the issue price, expressed as a percentage of the aggregate principal amount;

  •
  the maturity date;

  •
  the interest rate per annum, if any;

  •
  the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

  •
  any optional or mandatory sinking fund provisions or exchangeability provisions;

  •
  the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

  •
  whether the debt securities will be our senior or subordinated securities;

  •
  whether the obligations under the debt securities will be our secured or unsecured obligations;

  •
  the applicability and terms of any guarantees;

  •
  the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

  •
  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

  •
  if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

  •
  any events of default not set forth in this prospectus;

  •
  the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

  •
  if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

  •
  whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;

  •
  if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

  •
  if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

  •
  any restrictive covenants or other material terms relating to the debt securities;

  •
  whether the debt securities will be issued in the form of global securities or certificates in registered, dematerialized, or bearer form;

  •
  any listing on any securities exchange or quotation system;

  •
  additional provisions, if any, related to defeasance and discharge of the debt securities; and

  •
  any other special features of the debt securities.

        Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

        Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the debt securities.

        Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. U.S. federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

Senior Debt

        We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.

Subordinated Debt

        We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.

Covenants

        Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

  •
  our ability to incur either secured or unsecured debt, or both;

  •
  our ability to make certain payments, dividends, redemptions or repurchases;

  •
  our ability to create dividend and other payment restrictions affecting our subsidiaries;

  •
  our ability to make investments;

  •
  mergers and consolidations by us or our subsidiaries;

  •
  sales of assets by us;

  •
  our ability to enter into transactions with affiliates;

  •
  our ability to incur liens; and

  •
  sale and leaseback transactions.

Modification and Waiver

Modification of the Indentures

        We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

  (1)
  changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

  (3)
  reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

  (4)
  waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

  (5)
  makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

  (6)
  makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

  (7)
  waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent. Other terms of our debt securities may be modified without the consent of the holders.

Events of Default

        We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

  •
  default in any payment of interest when due which continues for 30 days;

  •
  default in any payment of principal or premium at maturity;

  •
  default in the deposit of any sinking fund payment when due;

  •
  default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

  •
  default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

  •
  events of bankruptcy, insolvency or reorganization.

        An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

        There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.

        We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

        We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

        Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

        The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

        We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

        We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

 USE OF PROCEEDS

        Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for our general corporate purposes. From time to time, we may engage in additional public or private financings of a character and amount which we may deem appropriate. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

 TAXATION

U.S. Federal Income Tax Considerations

        Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our ordinary shares (including those represented by ADSs). The applicable prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

Non-U.S. Tax Considerations

        Our most recent Annual Report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, provides a discussion of the material Dutch tax consequences that may be relevant to prospective investors in our ordinary shares (including those represented by ADSs). The applicable prospectus supplement may also contain information about any non-U.S. tax considerations relating to the securities covered by such prospectus supplement.

 ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        We are a European public company with limited liability (Societas Europaea or SE) incorporated under the laws of the Netherlands. Substantially all of our assets are located outside the United States. The majority of our directors reside outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against them or us in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States.

        The United States and the Netherlands currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in the Netherlands. In order to obtain a judgment which is enforceable in the Netherlands, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in the Netherlands. Such party may submit to the Dutch court the final judgment rendered by the U.S. court. This court will have discretion to attach such weight to the judgment rendered by the relevant U.S. court as it deems appropriate. The Dutch courts can be expected to give conclusive effect to a final and enforceable judgment of such court in respect of the contractual obligations thereunder without re-examination or re-litigation of the substantive matters adjudicated upon, provided that: (i) the U.S. court involved accepted jurisdiction on the basis of internationally recognized grounds to accept jurisdiction, (ii) the proceedings before such court being in compliance with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy of the Netherlands and (iv) such judgment not being incompatible with a judgment given between the same parties by a Netherlands court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment fulfills the conditions necessary for it to be given binding effect in the Netherlands. Dutch courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages. Enforcement and recognition of judgments of U.S. courts in the Netherlands are solely governed by the provisions of the Dutch Civil Procedure Code.

        Dutch civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Dutch law.

        Subject to the foregoing and service of process in accordance with applicable treaties, investors may be able to enforce in the Netherlands judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that those judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. federal securities laws.

 LEGAL MATTERS

        Unless otherwise indicated in any accompanying prospectus supplement, certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for the issuer by Goodwin Procter LLP, Boston, Massachusetts. Unless otherwise indicated in any accompanying prospectus supplement, certain legal matters with respect to Dutch law with respect to the validity of certain of the offered securities will be passed upon for the issuer by Freshfields Bruckhaus Deringer LLP. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

 EXPERTS

        The financial statements incorporated in this prospectus by reference from our Annual Report on Form 20-F have been audited by Deloitte Accountants B.V., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Accountants B.V. are located at Wilhelminakade 1, 3072 AP Rotterdam, the Netherlands.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in the registration statement. You are referred to the registration statement and the included exhibits for further information. This prospectus is qualified in its entirety by such other information.

        We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, although we intend to report our results of operations voluntarily on a quarterly basis.

        You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. Additionally, we make these filings available, free of charge, on our website at www.argenx.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

 INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference the information we file with it, which means that:

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  incorporated documents are considered part of this prospectus;

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  we can disclose important information to you by referring to those documents; and

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  information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

        The information that we incorporate by reference is an important part of this prospectus.

        Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We incorporate herein by reference:

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  our Annual Report on Form 20-F for the year ended December 31, 2017;

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  our reports on Form 6-K furnished to the SEC on March 1, 2018; March 16, 2018; March 22, 2018; March 26, 2018; April 9, 2018; April 12, 2018; April 24, 2018; and May 9, 2018;

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  the description of ordinary shares contained in our Registration Statement on Form 8-A, filed with the SEC on May 16, 2017 (File No. 001-38097), including any subsequent amendments or reports filed for the purpose of updating such description; and

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  any document filed in the future with the SEC under Sections 13(a) and 13(c) or 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.

        You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, Willemstraat 5, 4811 AH, Breda, the Netherlands, Tel. No.: +32 9 310 34 00.

        Our Annual Report on Form 20-F for the year ended December 31, 2017 and any other information incorporated by reference is considered to be a part of this prospectus. The information in this prospectus and any supplement to this prospectus, to the extent applicable, automatically updates and supersedes the information in our Annual Report on Form 20-F for the year ended December 31, 2017.

        You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.